UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
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ALTERRA CAPITAL HOLDINGS LIMITED

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Alterra House
2 Front Street
Hamilton HM 11
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 8, 2012

Notice is hereby given that the Annual General Meeting of Shareholders, which we refer to as the Meeting, of Alterra Capital Holdings Limited, which we refer to as Alterra Capital, will be held at Alterra House, 2 Front Street, Hamilton, Bermuda on May 8, 2012 at 1:00 p.m. Atlantic Time, for the following purposes:

1.	To elect twelve directors of Alterra Capital to serve until the 2013 Annual Meeting and thereafter until their respective successors are elected and qualified.

2.

To ratify the appointment of KPMG, Hamilton, Bermuda, or KPMG, as the independent auditors of Alterra Capital for 2012 and authorize the board of directors to set the remuneration of the independent auditors.

3.	To cast a non-binding advisory vote on a resolution approving Alterra Capital’s executive compensation.

4.

To approve an amendment to the Alterra Capital 2008 Employee Stock Purchase Plans, which we refer to as the ESPPs, to increase the number of common shares available for issuance by 500,000 shares, from 300,000 to 800,000.

5.	To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

Only shareholders of record, as shown by the transfer books of Alterra Capital, at 5:00 p.m. Atlantic Time on February 29, 2012, will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

IF YOU WERE A SHAREHOLDER OF RECORD ON FEBRUARY 29, 2012, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING: (1) BY FOLLOWING THE INSTRUCTIONS CONTAINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS; (2) BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE; OR (3) BY COMPLETING YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE PROXY STATEMENT. YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THE PROXY CARD. IF NO INSTRUCTION IS GIVEN ON A PROPERLY SUBMITTED PROXY, YOUR SHARES WILL BE VOTED “FOR” ITEMS 1, 2, 3 AND 4 IN THE PROXY. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY.

By order of the Board of Directors,
Carol S. Rivers Secretary

March 26, 2012
Hamilton, Bermuda

ALTERRA CAPITAL HOLDINGS LIMITED
Alterra House
2 Front Street
Hamilton HM 11
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS

Unless otherwise indicated or unless the context otherwise requires, all references in this Proxy Statement to “Alterra Capital,” “we,” “us,” “our” and similar expressions are references to Alterra Capital Holdings Limited. Unless otherwise indicated or unless the context otherwise requires, all references in this Proxy Statement to the names of our direct and indirect subsidiaries are as set forth in the Glossary of Names as set forth in Appendix A to this Proxy Statement.

This Proxy Statement is furnished in connection with the solicitation by the board of directors of Alterra Capital of proxies for use at the Annual General Meeting of Shareholders, which we refer to as the Meeting, of Alterra Capital to be held at Alterra House, 2 Front Street, Hamilton HM 11, Bermuda on May 8, 2012 at 1:00 p.m. Atlantic Time, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders.

On or about March 29, 2011, Alterra Capital first sent a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to shareholders who hold common shares in “street name” through a bank, broker or other holder of record. On or about March 29, 2012, Alterra Capital first sent this Proxy Statement and the accompanying Notice of Annual General Meeting of Shareholders to registered shareholders and beneficial holders who had previously opted out of Notice delivery. On February 24, 2012, Alterra Capital filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which we refer to as the Annual Report, with the Securities and Exchange Commission, which we refer to as the SEC. All shareholders have the ability to access this Proxy Statement and the Annual Report by (1) accessing the website referred to in the Notice, (2) accessing the website specified in the accompanying proxy card or (3) requesting a printed set of these materials from us at no charge. Instructions on how to access these materials over the internet may be found in the Notice and the proxy card. To request a printed copy of these materials, please write to us at our principal executive offices located at the address above.

VOTING SECURITIES AND VOTE REQUIRED

As of February 29, 2012, the record date for the determination of persons entitled to receive notice of and to vote at the Meeting, there were 100,879,535 common shares issued and outstanding, US$1.00 par value per common share, of Alterra Capital. The common shares are our only class of capital stock outstanding and entitled to vote at the Meeting or any and all adjournments or postponements thereof.

Each common share held by a shareholder entitles such shareholder to one vote on each matter that is voted upon by poll at the Meeting or any adjournments or postponements thereof, subject to certain provisions of our bye-laws that reduce the total voting power of any U.S. shareholder owning, directly, indirectly or constructively 9.5% or more of the common shares to less than 9.5% of the total voting power of our capital stock. In addition, our board of directors may limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences.

The reduction of such voting power may have the effect of increasing another shareholder’s voting power to more than 9.5%, thereby requiring a corresponding reduction in such other shareholder’s voting power. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, we request that any holder of common shares with reason to believe that it is a shareholder whose common shares constitute 9.5% or more of the voting power of

Alterra Capital, each of which we refer to as a 9.5% Shareholder, contact us promptly so that we may determine whether the voting power of such holder’s common shares should be reduced. The board of directors of Alterra Capital may require any shareholder to provide information for the purpose of determining whether that shareholder’s voting rights should be adjusted. Our board of directors may disregard the votes attached to common shares of any holder who fails to respond to such a request or who, in its judgment, submits incomplete or inaccurate information. Our board of directors retains discretion to make such final adjustments that it considers fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the common shares held by any shareholder to ensure that no person shall be a U.S. 9.5% Shareholder at any time.

The presence, in person or by proxy, of the holders of more than 50% of the issued and outstanding voting common shares as of February 29, 2012, the record date of the Meeting, is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the votes cast at the Meeting will be required to approve proposals 1, 2, 3 and 4. Alterra Capital is not aware of any matter to be brought before the Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matter.

With regard to proposals 1, 2, 3 and 4, votes may be cast in favor of or against such proposals or shareholders may abstain from voting on such proposals. Abstentions and “broker non-votes” will be excluded entirely from the votes and will have no effect, except that abstentions and “broker non- votes” will be counted toward determining the presence of a quorum for the transaction of business at the Meeting.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ATTACHED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF ALTERRA CAPITAL. THE PERSONS NAMED IN THE ATTACHED PROXY CARD HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS OF ALTERRA CAPITAL. Such persons designated as proxies are officers of Alterra Capital. Any shareholder desiring to appoint another person to represent such shareholder at the Meeting may do so by inserting such person’s name in the blank space provided on the accompanying proxy card and delivering an executed proxy card to the Secretary of Alterra Capital at the address indicated above before the time of the Meeting. It is the responsibility of the shareholder appointing such other person to inform such person of this appointment.

All common shares represented by properly submitted proxies that are not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly submitted proxy, it will be voted FOR each of proposals 1, 2, 3 and 4 described herein and in accordance with the proxy holder’s best judgment as to any other business as may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the accompanying proxy card to represent such shareholder, such person should vote the common shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

Proxy cards should be received by us prior to May 7, 2012 at 1:00 p.m. Atlantic Time. A shareholder may revoke a proxy at any time up to one hour prior to the commencement of the Meeting by filing a written revocation with the Secretary of Alterra Capital at our address set forth above, by delivering a properly submitted proxy card bearing a later date or by appearing in person and voting by ballot at the Meeting. A shareholder may vote such shareholder’s common shares in person even if such shareholder has submitted a proxy card.

PROPOSAL ONE

ELECTION OF DIRECTORS OF ALTERRA CAPITAL

Set forth below is biographical information concerning each nominee for election as a director of Alterra Capital and each executive officer of Alterra Capital who is not a director, including each such individual’s age as of February 29, 2012, and each such individual’s principal occupation and the period during which such person has served as a director or officer of Alterra Capital. There is no family relationship between any of the nominees and executive officers. Information about share ownership of each of the nominees and executive officers can be found in the section titled Security Ownership of Certain Beneficial Owners, Officers and Directors below. Our board of directors has no reason to believe that any nominee will not continue to be a candidate or will not be able to serve as a director of Alterra Capital if elected. In the event that any nominee is unable to serve as a director, unless a proxy holder specifically withdraws its proxy, the proxy holders named in the accompanying proxy card have advised that they will vote for the election of such substitute or additional nominee(s) as our board of directors may propose.

W. Marston Becker, 59, has been President and Chief Executive Officer of Alterra Capital since October 2006 and a director of Alterra Capital since April 2004. Mr. Becker also holds various other positions with several of our subsidiaries. From 2002 until 2008, Mr. Becker was Chairman and Chief Executive Officer of the run-off for LaSalle Re Holdings Limited, a Bermuda reinsurance company. From 2002 to 2005, Mr. Becker led the restructuring and wind-down of Trenwick Group, Ltd., a Bermuda insurance company, as its Chairman and Chief Executive Officer. From 1996 to 1999, Mr. Becker was Chairman and Chief Executive Officer of Orion Capital Corporation until its sale in 1999 to Royal & SunAlliance, where he then served as Vice Chairman and a director of Royal & SunAlliance USA until 2000. Mr. Becker was President and Chief Executive Officer of an Orion Capital subsidiary from 1994 to 1996. From 2001 to 2004, Mr. Becker was non-executive Chairman of Hales & Company, a boutique insurance industry investment bank and private equity investor. Mr. Becker also served as a director of Selective Insurance Group, Inc. from April 2006 until April 2011. Mr. Becker is Chairman and General Partner of West Virginia Media Holdings, which he co-founded in 2001. He has been a director of Brickstreet Mutual Insurance Company since 2008. Mr. Becker is a certified public accountant and an admitted attorney in West Virginia. Mr. Becker holds both a BS and JD from the West Virginia University.

Since becoming Alterra Capital’s Chief Executive Officer in 2006, following a two-year term as an independent director, Mr. Becker has directed Alterra Capital’s acquisition, integration and development of several platforms. We believe that Mr. Becker’s many years of experience in the industry combined with his intimate knowledge of all aspects of Alterra Capital’s business and history makes him well suited to serve on our board of directors.

James D. Carey, 45, has been a director of Alterra Capital since May 2010 and served as a director of Harbor Point Limited, which we refer to as Harbor Point, from March 2010 until its amalgamation with Alterra Holdings in May 2010, which we refer to as the Amalgamation. Since 2005, he has served as a senior principal of Stone Point Capital LLC, a private equity firm that invests in the financial services industry. Prior to the formation of Stone Point in 2005, he was a principal of MMC Capital, Inc., the predecessor entity to Stone Point. Mr. Carey has an undergraduate degree and JD from Boston College and an MBA from Duke University’s Fuqua School of Business.

Having worked in the private equity business for the last 13 years, including serving on the boards of directors of Asset Allocation & Management Company, Cunningham Lindsey Group Limited, Lane McVicker, LLC, Lockton International Holdings Limited and Privilege Underwriters, Inc., we believe Mr. Carey brings an extensive background and expertise in the insurance and financial services industry making him an asset to our board of directors.

K. Bruce Connell, 59, has served as a director of Alterra Capital since February 2007 and serves as a director of certain other subsidiaries of Alterra Capital. Mr. Connell retired in 2002 after spending 12 years with XL Group plc, an insurance and reinsurance company with executive offices in Bermuda. During his tenure with XL, Mr. Connell served as Executive Vice President and Group Underwriting Officer of XL Capital Ltd., Chief Executive Officer of XL Financial Products and

Services Ltd., Executive Vice President and Chief Underwriting Officer of XL Re Ltd. (Bermuda) and Chief Underwriting Officer of XL Europe Ltd. From 1974 to 1990, Mr. Connell served in various underwriting positions at Royal Assurance Zurich, General Re Corporation and Trenwick Group, Ltd. Mr. Connell holds a BA from the University of South Florida and an MBA (Finance) from Georgia State University.

Mr. Connell is an experienced insurance and reinsurance executive with over 30 years of experience in the industry. During this time, he has held positions ranging from underwriter to chief executive officer. We believe that the depth and breadth of his exposure to complex and innovative industry issues makes him a skilled advisor and a valued contributor to our board of directors.

W. Thomas Forrester, 63, has been a director of Alterra Capital since May 2010. He served as a director of Harbor Point from January 2007 until the Amalgamation. From 1999 until March 2007, Mr. Forrester was the Chief Financial Officer of The Progressive Corporation, or Progressive, one of the largest automotive insurers in the United States. From 1984 until 1999, he served in various other positions with Progressive, including Treasurer, Policy Team Member, Central Division President, Commercial Lines President and CAIP Division President. He is a director of Cunningham Lindsay International Limited, the Federal National Mortgage Association (Fannie Mae) and The Navigators Group, Inc., and is a former director of Axis Capital Holdings Limited. Mr. Forrester holds a BA from Duke University and an MBA from the Tuck School of Business at Dartmouth College.

With his insurance and financial reporting expertise and his experience as a member of various public and private boards of directors, we believe Mr. Forrester is a valuable contributor to our board of directors.

Meryl D. Hartzband, 57, has been a director of Alterra Capital since May 2010 and served as a director of Harbor Point from its inception in December 2005 until the Amalgamation. Since 2005, Ms. Hartzband has been the Chief Investment Officer of Stone Point Capital LLC, a private equity firm that invests in the financial services industry, and a member of the investment committees of the general partners of The Trident Funds. Prior to the formation of Stone Point in 2005, she was the Investment Director of MMC Capital, Inc., the predecessor entity to Stone Point. Before joining MMC Capital in 1999, Ms. Hartzband was a Managing Director at J.P. Morgan & Co., where she specialized in managing private equity investments in the insurance and financial services industries. Ms. Hartzband is a director of Wilton Re Holdings Limited and Sharebridge Holdings, Inc. Ms. Hartzband holds a BA from Cornell University and an MBA from the Columbia University Graduate School of Business.

With her extensive background and expertise in the insurance and financial services industry and her experience serving on other boards of directors, we believe Ms. Hartzband is a valuable contributor to our board of directors.

Willis T. King, Jr., 67, has served as a director of Alterra Capital since September 1999 and was a director of Alterra Bermuda from September 1999 until May 2007. In August 2008, Mr. King was appointed Chairman of the Board of ACA Financial Guaranty Corporation, a monoline bond insurance company. Mr. King has been Chairman of First Protective Insurance Company since March 1998, Chairman of Fidelity Fire and Casualty Insurance Company since 2005 and a director of BCS Financial Corporation since 1998. From June 1999 to November 2001, Mr. King was Chairman of the Board and Chief Executive Officer of Highlands Insurance Group. From 1997 to June 1999, Mr. King was a Vice Chairman of Guy Carpenter & Co. and a director of SCPIE Holdings Inc. from 1997 until 2008, when it merged with The Doctors Company. From 1984 to 1997, Mr. King held various positions at Willcox, Inc., including Chairman and Chief Executive Officer. From 1987 to 1997, Mr. King was a director of Johnson & Higgins, which was subsequently merged into Marsh & McLennan. Mr. King holds both a BS and MA from Cornell University.

Having served as the Chairman of several insurance entities, we believe that Mr. King brings significant experience and familiarity with the insurance industry to our board of directors. We believe managerial experience gained in these roles makes him well suited to his role as Chairman of the Compensation Committee. Mr. King brings pragmatic insight to the development of effective compensation models, succession planning and long-term company leadership.

James H. MacNaughton, 61, has served as a director of Alterra Capital since May 2008 and serves as a director of certain other subsidiaries of Alterra Capital. Mr. MacNaughton retired from Rothschild Inc., a merchant bank, in March 2008 where he was a Senior Advisor. He was a Managing Director and Global Partner of Rothschild from 2001 to 2007. From 1979 through 2000, he was at Salomon Brothers Inc. where he held a variety of positions including, for most of that time, Managing Director in Investment Banking. Mr. MacNaughton began his business career in 1973 at Republic National Bank of Dallas as Vice President and Commercial Lending Officer. He has served as Vice Chairman of BMO Capital Markets since August 2011 and a director of Primus Guaranty, Ltd. since July 2008. Mr. MacNaughton is a certified public accountant and is a member of the International Insurance Society, a member of the board of Public Television Channel WLIW 21 serving New York City and Long Island, New York. Mr. MacNaughton holds both a BA and MBA from Southern Methodist University.

With over three decades of experience at many of the leading financial services firms in the United States, we believe that Mr. MacNaughton’s contribution to our board of directors has been valuable. We believe he brings a wealth of knowledge from, and provides critical insights into, the financial markets, positioning him well to serve as a member of our board of directors.

Stephan F. Newhouse, 64, has been a director of Alterra Capital since May 2010 and served as a director of Harbor Point from its inception in December 2005 until the Amalgamation. From December 2003 until April 2005, Mr. Newhouse was the President of Morgan Stanley & Co. Incorporated, and from December 2003 until April 2005, he was the Chairman of Morgan Stanley International Inc., the holding company for all of Morgan Stanley’s non-North American subsidiaries. He joined Morgan Stanley in 1979, became a Managing Director in 1988 and Vice Chairman in 1997. From 2000 until December 2003, he was also Co-President and Chief Operating Officer of Morgan Stanley’s Institutional Securities and Investment Banking Group, which includes the global institutional equities, institutional fixed income and investment banking operations of Morgan Stanley. He was appointed to the management committee of Morgan Stanley in 1998. From 1975 to 1979, he worked in the investment banking division of the First Boston Corporation. Mr. Newhouse is on the Advisory Board of CM Capital Corporation, a private investment management company, and is a trustee of the Civil War Trust and The Pingry School. Mr. Newhouse holds a BA from Yale University and an MBA from the Harvard University Graduate School of Business Administration.

With over thirty years of investment banking and capital experience, we believe Mr. Newhouse brings extensive management experience and knowledge of the insurance industry to our board of directors. We believe this experience and industry knowledge makes him a valuable member of our board of directors.

Michael O’Reilly, 68, has been the Chairman of the board of directors of Alterra Capital since May 2010. He served as the Chairman of the board of directors of Harbor Point from March 2010 until the Amalgamation, and was the Deputy Chairman of the board of directors of Harbor Point from its inception in December 2005 to March 2010. From December 2002 to December 2008, he was Vice Chairman of The Chubb Corporation and from October 2002 to November 2008, he was Chief Financial Officer of Chubb. Mr. O’Reilly joined Chubb in 1969 as a securities analyst in the investment department, where he held various positions until he assumed the position of Chief Investment Officer in 1986. Mr. O’Reilly holds a BS from New York University and an MBA from Pace University.

With his experience, including serving as Vice Chairman and Chief Financial Officer of Chubb, one of the largest property and casualty insurance companies in the world, we believe Mr. O’Reilly’s financial background and extensive knowledge of the insurance business makes him a significant contributor to our board of directors.

Andrew H. Rush, 54, has been a director of Alterra Capital since May 2010 and served as a director of Harbor Point from its inception in December 2005 until the Amalgamation. Since November 2004, he has been a Senior Managing Director of Diamond Castle Holdings, LLC, a private equity firm. He joined DLJ Merchant Banking Partners in 1989 and became a Managing Director of the firm in 1997. Prior to joining DLJ, he was a corporate attorney. He is a director of

Community Choice Financial, Inc. and Suture Express Holdings, Inc. and has served as a director of Accelent Holding Corp., AXIS Capital Holdings Limited, Doane Pet Care Enterprises, Inc., Nextel Partners, Inc., Groupe Neuf Telecom, Triax Communications, Inc., 360networks Corporation and other companies. Mr. Rush holds a BA, magna cum laude, from Wesleyan University, a JD, cum laude, from the University of Pennsylvania and an MBA, Dean’s List with Distinction, from The Wharton School of the University of Pennsylvania.

Having been a private equity investor for more than 20 years, including over 10 years of investing in the reinsurance sector, and having served on several public company boards of directors, we believe that Mr. Rush’s knowledge and experience in the insurance industry provides a clear benefit to our board of directors.

Mario P. Torsiello, 56, has served as a director of Alterra Capital since March 2000 and was a director of Alterra Bermuda from March 2000 to May 2007. Since November 2001, Mr. Torsiello has been President and Chief Executive Officer of Torsiello Capital Advisors Inc. and Torsiello Securities, Inc. (and their predecessor companies), advisory and investment banking firms specializing in insurance, asset management and other financial services. From September 2000 to November 2001, Mr. Torsiello served as Managing Director and Head of North American Insurance Practice of Dresdner Kleinwort Wasserstein, Inc. (formerly known as Wasserstein Perella & Co. Inc.). From December 1999 to September 2000, Mr. Torsiello served as President and a director of INDC Group Inc., a California-based insurance company formed to offer a broad line of consumer oriented insurance products through the Internet. From 1987 to 1999, Mr. Torsiello was an investment banker at Salomon Smith Barney Inc., having served as Managing Director from 1995 and Co-Head of the Insurance Group from 1997 to 1999. Mr. Torsiello also served as a member of the firm’s Capital Commitments Committee from 1995 to 1999. Prior to joining Salomon Smith Barney Inc., Mr. Torsiello was a Senior Manager in KPMG’s New York insurance accounting and audit services unit. Mr. Torsiello is a member of the Board of Advisors of the Fordham College of Business Administration, a member of the Executive Committee of the President’s Council of Fordham University and a member and Chairman of the Audit Committee of the Board of Trustees of the New York School for the Deaf. Mr. Torsiello is a registered securities principal with the Financial Industry Regulatory Authority and the SEC, and is a certified public accountant. Mr. Torsiello holds a BS from Fordham University.

As a seasoned financial leader with extensive investment banking experience in the insurance industry and an accounting background, we believe Mr. Torsiello adds significant value to the operations of our board of directors.

James L. Zech, 54, has served as a director of Alterra Capital since December 1999 and was a director of Alterra Bermuda from December 1999 to May 2007. He has been the President of High Ridge Capital, L.L.C., a private investment firm, since its formation in 1995. From 2005 through 2009, Mr. Zech was a partner in Northaven Management, Inc., a private investment firm focused on the financial services industry, and from 1992 to 1995, he was an investment banker at S.G. Warburg & Co., Inc., where he was responsible for forming the U.S. Insurance Group as part of S.G. Warburg & Co, Inc.’s worldwide financial institutions practice. From 1988 to 1992, Mr. Zech was a member of the Insurance Investment Banking Group of Donaldson, Lufkin & Jenrette Securities Corporation. He holds a BS from the University of Pennsylvania and a JD from the New York University School of Law.

We believe Mr. Zech brings a wealth of management and financial experience to our board of directors. As one of the longest serving board members of Alterra Capital, we believe his knowledge of our history and his professional standing in the investment community position him well to serve on our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES ABOVE.

Executive Officers Who Are Not Directors

Set forth below is biographical information concerning each executive officer who is not a director.

D. Andrew Cook, 49, has been with Alterra Capital since May 2010 and has served as Executive Vice President - Business Development since the Amalgamation. Mr. Cook also holds various other positions with several of our subsidiaries. From September 2006 until the Amalgamation, Mr. Cook served as Chief Financial Officer of Harbor Point. From November 2001 to April 2006, he was the Chief Financial Officer of AXIS Capital Holdings Limited, a Bermuda insurance and reinsurance company. From January 2001 until November 2001, he served as Senior Vice President and Chief Financial Officer of Mutual Risk Management Limited. From 1999 to 2000, he worked as an independent consultant assisting clients in raising private equity capital. From 1993 to 1999, he served as Senior Vice President and Chief Financial Officer of LaSalle Re Holdings Limited.

Peter A. Minton, 53, has been with Alterra Capital since April 2000 and has served as Executive Vice President and Chief Operating Officer since October 2006. Mr. Minton served as a director of Alterra Capital from July 2004 until May 2010. Mr. Minton also holds various other positions with several of our subsidiaries. Mr. Minton has been a director of Grand Central Re Limited since 2006. From 1999 to 2000, Mr. Minton was Managing Director and Head of Fixed Income Research for Scudder Kemper Investments. From 1996 to 1999, Mr. Minton was a Senior Vice President of Investments at General Reinsurance Company. From 1991 to 1996, Mr. Minton held the position of Principal and Head of Fixed Income Strategy at Morgan Stanley & Co. Incorporated. From 1984 to 1991, Mr. Minton was Vice President and Portfolio Manager at CMB Investment Counselors. Prior to joining CMB Investment Counselors, Mr. Minton was a tax planner in the Tax Department of Ernst & Whinney between 1981 and 1984.

Adam C. Mullan, 46, has been with Alterra Capital since May 2000 and has served as Chief Executive Officer of Alterra at Lloyd’s since October 2009. Mr. Mullan also holds various other positions with several of our subsidiaries. From 2006 until October 2009, Mr. Mullan was Chief Underwriting Officer, Reinsurance, of Alterra Bermuda. From 1997 to 2000, Mr. Mullan was Director/Underwriting Manager of ACE European Markets Insurance Limited and ACE European Reinsurance Limited. From 1992 to 1997, he served as Vice President of Marsh & McLennan Inc., and from 1987 to 1992, he was an Associate Director at Carpenter Bowring (London).

Carol S. Rivers, 48, has been with Alterra Capital since May 2010 and has served as General Counsel and Secretary since then. Ms. Rivers also holds various other positions with several of our subsidiaries. She served as the General Counsel of Harbor Point from May 2006 and was appointed Secretary in June 2006, serving in each capacity until the Amalgamation. From August 2003 until March 2006, she was the General Counsel and Secretary of AXIS Capital Holdings Limited, a Bermuda insurance and reinsurance company. From 1993 to 2003, she was an attorney at Mayer Brown LLP, an international law firm based in Chicago, where she specialized in corporate securities matters and mergers and acquisitions. From 1987 to 1993, Ms. Rivers was an attorney at Kirkland & Ellis LLP, an international law firm based in Chicago, where she specialized in corporate securities matters and private equity transactions.

Joseph W. Roberts, 41, has been with Alterra Capital since May 2002 and has served as Executive Vice President and Chief Financial Officer since April 2007. Mr. Roberts also holds various other positions with several of our subsidiaries. From 2001 until 2002, Mr. Roberts was a Vice President for Overseas Partners Re Ltd. From 1994 to 2001, Mr. Roberts worked with KPMG, most recently as a Senior Manager, where he specialized in providing assurance-based services to the financial services sector. From 1987 to 1994, Mr. Roberts worked in public accounting in London, primarily with Moore Stephens plc. He holds a Fellowship at the Institute of Chartered Accountants in England and Wales.

David F. Shead, 39, has been with Alterra Capital since June 2007 and has served as Chief Accounting Officer since December 2010. From June 2007 until December 2010, Mr. Shead was the Technical Accounting Officer of Alterra Capital. From 1998 until 2007, Mr. Shead worked with KPMG, most recently as a Senior Manager, specializing in the provision of assurance based services to the financial services sector.

Susan Spivak Bernstein, 45, has been with Alterra Capital since January 2009 and has served as Senior Vice President for Investor Relations since then. Ms. Spivak Bernstein previously held the position of Senior Equity Research Analyst at Wachovia Securities, a company she joined in 2002. Before joining Wachovia, Ms. Spivak Bernstein was Senior Non-life Insurance Equities Research Analyst with ABN AMRO. She previously served as Vice President, Equities Research Analyst with Donaldson, Lufkin & Jenrette and as Equities Research Associate with First Boston Corporation. Ms. Spivak Bernstein is an officer and past President of the Association of Insurance and Financial Analysts.

Thomas C. Wafer, 56, has been with Alterra Capital since May 2010 and has served as Chief Executive Officer of Reinsurance since August 2011. Mr. Wafer has served as the President of Alterra Re USA since May 2010. He served as the President of the U.S. based operations of Harbor Point from November 2009 until the Amalgamation. From December 2005 until November 2009, Mr. Wafer was Managing Director of International Underwriting for Harbor Point Re Limited in Bermuda. Before joining Harbor Point, Mr. Wafer served in various underwriting and management capacities at Chubb Re, Inc., Willcox, Inc. and Guy Carpenter.

Kevin C. Werle, 48, has been with Alterra Capital since August 2008 and has served as Chief Risk Officer since then. Mr. Werle also holds various other positions with several of our subsidiaries. From 1998 until August 2008, Mr. Werle was Vice President responsible for risk management, information technology and quantitative research for New England Asset Management, Inc., a unit of Berkshire Hathaway’s General Reinsurance Company. Before joining the Berkshire Hathaway organization in 1998, Mr. Werle was Managing Director and Chief Operating Officer of Hartford Investment Management Company and its affiliate, Hartford Investor Services, Inc. He previously served as Vice President and Director, Investment Systems, at Hartford Financial Services Group and, prior to that, as a Senior Manager, Financial Services, at Andersen Consulting. Mr. Werle is a Chartered Financial Analyst.

Douglas M. Worman, 44, has been with Alterra Capital since June 2010 as an Executive Vice President and, since September 2011, Chief Executive Officer of U.S. Insurance. Mr. Worman also holds various other positions with several of our subsidiaries. From December 2008 until June 2010, Mr. Worman served as President and Chief Executive Officer of Sharebridge Underwriting Group, an insurance intermediary serving private equity companies. Before joining Sharebridge, Mr. Worman was an executive at American International Group, including President and Chief Executive Officer of AIG Excess Casualty Group in 2008, and Senior Vice President and Zonal Executive for AIG’s Domestic Brokerage Group from 2006 until 2008.

Composition, Meetings and Committees of the Board of Directors

Our board of directors currently has 12 members. Upon recommendation by our Nominating and Corporate Governance Committee, our board of directors has affirmatively determined, by resolution of the board of directors as a whole, that 11 of our directors are not officers or employees of Alterra Capital or its subsidiaries or individuals having a relationship that, in our board of directors’ opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and are therefore considered “independent” in accordance with Nasdaq Global Select Market listing standards. The directors that our board of directors has determined to be independent in accordance with the foregoing standards are Ms. Hartzband and Messrs. Carey, Connell, Forrester, King, MacNaughton, Newhouse, O’Reilly, Rush, Torsiello and Zech. The position of Chairman is held by Mr. O’Reilly, an independent director. Mr. Becker, who is not independent, serves as our President and Chief Executive Officer.

At each regularly scheduled board meeting, the independent directors conduct an executive session without management directors or management present. Each of our Compensation Committee, Audit and Risk Management Committee, which we refer to as the ARMC, and Nominating and Corporate Governance Committee is composed solely of independent directors in accordance with Nasdaq rules.

Our board of directors has established six committees, consisting of: the ARMC; Compensation Committee; Executive Committee; Finance and Investment Committee; Nominating and Corporate

Governance Committee; and Underwriting Committee. Our board of directors has adopted a charter for each of its committees, a current copy of each of which is available on our website at www.alterracap.com. The current members of the committees are identified in the table below:

Director	Audit and Risk Management Committee	Compensation Committee	Executive Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee	Underwriting Committee
W. Marston Becker			X	X
James D. Carey		X	X			X
K. Bruce Connell	X					X (Chairman)
W. Thomas Forrester	X					X
Meryl D. Hartzband				X	X
Willis T. King, Jr.		X (Chairman)				X
James H. MacNaughton				X	X
Stephan F. Newhouse		X		X
Michael O’Reilly			X (Chairman)	X (Chairman)
Andrew H. Rush	X			X	X
Mario P. Torsiello	X (Chairman)	X	X
James L. Zech	X				X (Chairman)

Total meetings in 2011	4	5	0	4	3	4

Meetings

Our board of directors met four times in 2011. The number of meetings held by each of our committees in 2011 is set forth in the table above. Each of our directors then in office attended in person, or by telephone from outside of the United States, at least 75% of the total number of meetings of the board of directors and any committee on which he or she served. It is our policy that directors are expected to attend the annual general meeting of shareholders in the absence of a scheduling conflict or other valid reason. All but two of our directors, then in office, attended in person the 2011 annual general meeting of shareholders held on May 2, 2011.

Audit and Risk Management Committee

The primary purpose of the ARMC is to assist the board of directors in overseeing (1) the integrity of our financial statements, (2) our system of disclosure controls and procedures, internal controls over financial reporting and compliance with ethical standards adopted by us, (3) the independent auditor’s qualifications, independence and performance, (4) the performance of our internal audit function and independent auditors and (5) our compliance with legal and regulatory requirements. The ARMC also discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Each of the directors comprising the ARMC has been determined by our board of directors to be independent in accordance with Nasdaq Global Select Market listing standards and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Each of Messrs. Forrester and Torsiello has been designated as an “audit committee financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002.

Compensation Committee

The primary purpose of our Compensation Committee is to (1) discharge our board of directors’ responsibilities relevant to compensation of our Chief Executive Officer, (2) review, approve and determine non-Chief Executive Officer remuneration, including cash compensation, incentive-compensation and equity-based compensation, (3) produce a committee report on executive compensation and review the disclosures in the Compensation Discussion and Analysis as required by the SEC to be included in this Proxy Statement and (4) administer our equity based compensation plans.

Executive Committee

The Executive Committee may exercise the powers of our board of directors to act upon any matters that, in the opinion of the Chairman of our board of directors, should not be postponed until the next scheduled meeting of the board of directors. The Executive Committee is precluded from acting on matters that are (1) deemed impermissible for the Executive Committee to act upon by our memorandum of association or bye-laws, applicable law, regulation or stock exchange rules or (2) properly reserved to the board of directors or to another committee of the board of directors. Actions or meetings by our Executive Committee have been limited due to the frequency of our board of directors’ meetings and the delegation of certain board responsibilities to other committees of our board of directors.

Finance and Investment Committee

The primary purpose of our Finance and Investment Committee is to (1) oversee our board of directors’ responsibilities relating to our financial affairs and (2) make recommendations to our board of directors in connection with our investment guidelines, investment asset allocations and financing activities. As part of this function, the Finance and Investment Committee also reviews and makes recommendations regarding our financing facilities, capital management, dividend policy and operating budgets.

Nominating and Corporate Governance Committee

The primary purpose of our Nominating and Corporate Governance Committee is to (1) identify individuals qualified to become members of our board of directors, (2) recommend to our board of directors individuals to serve as directors and on committees of our board of directors, (3) advise our board of directors with respect to board composition, procedures and committees, (4) evaluate and make recommendations to our board of directors with respect to the compensation of directors; (5) develop and recommend to our board of directors a set of corporate governance principles for us, (6) oversee the evaluation of our board of directors and (7) develop succession planning for our executive officers.

The Nominating and Corporate Governance Committee reviews a variety of factors in considering candidates for our board of directors. We believe that our board of directors should encompass a broad range of experience, skills, expertise and industry knowledge. In addition, directors should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of Alterra Capital and our shareholders. In evaluating the suitability of candidates, our Corporate Governance Guidelines require that our Nominating and Corporate Governance Committee review the appropriate skills and characteristics required of directors in the context of the then current make-up of our board of directors, including such factors as business experience, skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to the effectiveness of our board of directors and its collective knowledge of the industry in which we operate.

Our Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. There is no difference between the manner in which a director nominee is evaluated based on whether such nominee is recommended by our Nominating and Corporate Governance Committee or by a shareholder. Any shareholder wishing to nominate a candidate for director at the next annual shareholders’ meeting must submit a proposal as described under Additional Information—Shareholder Proposals for Annual General Meeting of Shareholders in 2013 and otherwise comply with the advance notice provisions and information requirements contained in our bye-laws. The shareholder submission should be addressed to the Secretary of Alterra Capital at Alterra House, 2 Front Street Hamilton HM 11, Bermuda. There have been no modifications to the procedure by which security holders may recommend nominees since we last provided this disclosure.

Underwriting Committee

The primary purpose of the Underwriting Committee is to (1) review, approve and monitor our underwriting strategies, policies and procedures, (2) review and monitor our underwriting performance, (3) review our outward bound reinsurance and retrocession programs and practices and (4) oversee our entry into new lines of business and underwriting initiatives.

Shareholder Communications

We have adopted a formal process by which shareholders may communicate directly with our directors. Any communication sent to a director or directors in care of the Secretary of Alterra Capital at Alterra House, 2 Front Street Hamilton HM 11, Bermuda is forwarded to the specified director or directors. There is no screening process, other than to confirm that the sender is a shareholder, and all shareholder communications that are received by the Secretary of Alterra Capital for the attention of a director or directors are forwarded to the director or directors, with a copy to the Chairman of the ARMC.

Board Leadership Structure and Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman in recognition of the important differences between the two roles. Our Chief Executive Officer, Mr. Becker, is responsible for setting our strategic direction, day to day leadership and performance, while the Chairman of the Board of Directors, Mr. O’Reilly, provides guidance to the Chief Executive Officer and sets the agenda for and presides over our board of directors meetings. Our Chief Executive Officer serves on our board of directors, which we believe helps to serve as a bridge between management and our board of directors, ensuring that both groups act with a common purpose. We believe that Mr. Becker’s presence on our board of directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions by our board of directors.

Although our board of directors has ultimate responsibility with respect to risk management oversight, primary responsibility for oversight of certain areas has been delegated to the ARMC. The ARMC is charged with, among other matters, overseeing risks attendant to (1) our system of disclosure controls and procedures, (2) internal controls over financial reporting, (3) compliance with legal and regulatory requirements and (4) performance of our internal audit functions and independent auditors. The ARMC considers the steps management has taken to monitor and control such risks, including our risk assessment and risk management policies. In addition, each of our board committees considers the risks within its area of responsibilities. For example, our Compensation Committee considers risks that may be implicated by our executive compensation programs, our Finance and Investment Committee monitors our investment portfolios and our Underwriting Committee monitors our ceded reinsurance and retrocession programs.

Security Ownership of Certain Beneficial Owners, Officers and Directors

The following table sets forth information as of February 29, 2012, with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of our common shares and the applicable voting rights attached to such share ownership in accordance with our bye-laws by (1) each person known by us to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of our outstanding common shares, (2) each director and nominee for director, (3) each named executive officer (as defined below under Compensation Discussion and Analysis) and (4) all executive officers, directors and director nominees as a group. As of February 29, 2012, there were 100,879,535 common shares issued and outstanding. For purposes of the following table and the footnotes thereto, the term “currently exercisable” means exercisable as of February 29, 2012 or within 60 days following such date but are not deemed to be outstanding for purposes of calculating the percentage of ownership of any other beneficial owner.

Name and Address of Beneficial Owner(1)	Number of Common Shares	Percent of Class(2)

The Trident Funds	13,433,351(3)	12.7%
c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich CT 06853

The Chubb Corporation (“Chubb”)	12,534,869(4)	11.9%
15 Mountain View Road
Warren, NJ 07059

JPMP Capital Corp. (“JPMP”) and related entities	8,498,020(5)	8.4%
270 Park Avenue
New York, NY 10017

Louis Moore Bacon and related entities	6,790,587(6)	6.7%
1251 Avenue of the Americas, 53rd Floor
New York, NY 10020

Lord, Abbett & Co. LLC	5,752,088(7)	5.7%
90 Hudson Street
Jersey City, NJ 07302

W. Marston Becker	603,096(8)	*

Joseph W. Roberts	48,823(9)	*

Peter A. Minton	388,691(10)	*

Thomas C. Wafer	223,309(11)	*

D. Andrew Cook	295,079(12)	*

James D. Carey	13,433,351(13)	12.7%

K. Bruce Connell	14,000(14)	*

W. Thomas Forrester	—(15)	*

Meryl D. Hartzband	13,433,351(16)	12.7%

Willis T. King, Jr.	72,000(17)	*

James H. MacNaughton	8,000(18)	*

Stephan F. Newhouse	125,608(19)	*

Michael O’ Reilly	10,000(20)	*

Andrew Rush	3,776,899(21)	3.7%

Mario P. Torsiello	6,000(22)	*

James L. Zech	369,102(23)	*

All directors, nominees, and executive officers, as a group (22 persons)	19,480,168(24)	18.7%

*	Less than 1%

(1)	Unless otherwise stated, the address for each beneficial owner is c/o Alterra Capital Holdings Limited, Alterra House, 2 Front Street, Hamilton HM 11, Bermuda.

(2)

Computed on the basis of (1) 100,879,535 common shares outstanding as of February 29, 2012, plus (2) options exercisable within 60 days thereafter plus (3) warrants exercisable within 60 days thereafter. Our bye-laws reduce the total voting power of any U.S. shareholder owning, directly or indirectly, beneficially or otherwise, as described in our bye-laws, 9.5% or more of the common shares to less than 9.5% of the total voting power of our capital stock unless otherwise waived at the discretion of the board of directors.

(3)

Consists of (1) 201,131 common shares held of record or beneficially by Trident III Professionals Fund, L.P. (“Trident III PF”), (2) warrants to acquire 117,636 common shares held by Trident III PF, (3) 8,264,544 common shares held of record or beneficially by Trident III, L.P. (“Trident III”) and (4) warrants to acquire 4,850,039 common shares held by Trident III. Stone Point GP Ltd. (“SPGP”) is the sole general partner of Trident III PF. Trident Capital III, L.P. (“Trident Cap III”) is the sole general partner of Trident III. Stone Point Capital LLC (“SP LLC”) is the manager of Trident III PF and Trident III.

(4)	Includes warrants to acquire 4,990,069 common shares.

(5)

Consists of (1) 4,259,704 common shares held of record or beneficially by J.P. Morgan Partners (BHCA), L.P., (2) 57,329 common shares held of record or beneficially by J.P. Morgan Partners Global Investors (Cayman) II, L.P., (3) 617,957 common shares held of record or beneficially by J.P. Morgan Partners Global Investors (Cayman) III, L.P., (4) 415,258 common shares held of record or beneficially by J.P. Morgan Partners Global Investors (Cayman) IV, L.P., (5) 512,646 common shares held of record or beneficially by J.P. Morgan Partners Global Investors (Cayman), L.P., (6) 201,675 common shares held of record or beneficially by J.P. Morgan Partners Global Investors (Cayman/Selldown) III, L.P., (7) 144,054 common shares held of record or beneficially by J.P. Morgan Partners Global Investors (Cayman/Selldown) IV, L.P., (8) 116,222 common shares held of record or beneficially by J.P. Morgan Partners Global Investors A, L.P., (9) 28,576 common shares held of record or beneficially by J.P. Morgan Partners Global Investors, L.P., (10) 1,200,374 common shares held of record or beneficially by J.P. Morgan Partners Global Investors (Selldown) II-A, L.P. and (11) 944,225 common shares held of record or beneficially by Bear Growth Capital Partners, L.P. (“Bear Growth”). JPMP, a wholly owned subsidiary of JPMorgan Chase & Co., is the indirect general partner of each of the foregoing entities other than Bear Growth. JPMP Master Fund Manger, L.P. is the direct general partner of J.P. Morgan Partners (BHCA), L.P. and JPMP Global Investors, L.P. is the direct general partner of all other such entities and exercises voting and dispositive power with respect to all such entities. BGCP GP, LLC, an indirect wholly owned subsidiary of JPMorgan Chase & Co., is the general partner of Bear Growth. Voting and disposition decisions at JPMP Capital Corp. and BGCP, LLC are made by three or more of its officers, and therefore, no individual officer at JPMP Capital Corp, or BGCP GP, LLC is the beneficial owner of the securities.

(6)

Consists of (1) 5,180,128 common shares held for the account of Kendall Family Investments, LLC (“Kendall”) and (2) 1,610,729 common shares held for the benefit of Moore Macro Fund, LP (“Moore Macro”). Louis Bacon (A) is the majority equity holder of Kendall and (B) indirectly controls the limited liability company that serves as the general partner of Moore Macro. As a result, Mr. Bacon may be deemed to be the beneficial owner of the aggregate shares held of record or beneficially by Kendall and Moore Macro.

(7)

Shares reported are held on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients.

(8)

Includes (1) 2,000 common shares owned by the Becker Family Limited Partnership, of which Mr. Becker is a controlling partner, (2) 335,000 common shares issuable upon the exercise of options issued under our incentive plans that are currently exercisable and (3) 1,137 common shares acquired under our Employee Stock Purchase Plans, which we refer to as the ESPPs, that remain subject to transfer restrictions. Does not include 369,669 shares of restricted stock issued under our incentive plans that remain subject to vesting provisions.

(9)

Includes (1) 8,845 common shares issuable upon the exercise of options that are currently exercisable and (2) 1,117 common shares acquired under our ESPPs that remain subject to transfer restrictions. Does not include 94,139 shares of restricted stock that remain subject to vesting.

(10)	Does not include 142,657 shares of restricted stock that remain subject to vesting.

(11)

Includes (1) 132,191 common shares issuable upon the exercise of options issued under our incentive plans that are currently exercisable and (2) 18,077 common shares issuable upon the exercise of warrants that are currently exercisable. Does not include 169,356 shares of restricted stock that remain subject to vesting.

(12)

Includes (1) 113,307 common shares issuable upon the exercise of options issued under our incentive plans that are currently exercisable and (2) 18,077 common shares issuable upon the exercise of warrants that are currently exercisable. Does not include 42,882 shares of restricted stock that remain subject to vesting.

(13)

Consists of (1) 201,131 common shares held of record or beneficially by Trident III PF, (2) warrants to acquire 117,636 common shares held by Trident III PF, (3) 8,264,544 common shares held of record or beneficially by Trident III and (4) warrants to acquire 4,850,039 common shares held by Trident III. SPGP is the sole general partner of Trident III PF. Trident Capital III is the sole general partner of Trident III. SP LLC is the manager of Trident III PF and Trident III. Mr. Carey is a member and a senior principal of SP LLC, a member and a director of SP GP, and a member of the investment committee and the owner of one of the five general partners of Trident Cap III. Mr. Carey disclaims beneficial ownership of the common shares held of record or beneficially by Trident III PF or Trident III, except to the extent of any pecuniary interest therein. Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting restrictions.

(14)	Includes 4,000 common shares owned by Mr. Connell’s wife. Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting restrictions.

(15)	Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting restrictions.

(16)

Consists of (1) 201,131 common shares held of record or beneficially by Trident III PF, (2) warrants to acquire 117,636 common shares held by Trident III PF, (3) 8,264,544 common shares held of record or beneficially by Trident III and (4) warrants to acquire 4,850,039 common shares held by Trident III. SP GP is the sole general partner of Trident III PF. Trident Capital III is the sole general partner of Trident III. SP LLC is the manager of Trident III PF and Trident III. Ms. Hartzband is a member and a chief investment officer of SP LLC, a member and a director of SPGP, and a member of the investment committee and the owner of one of the five general partners of Trident Cap III. Ms. Hartzband disclaims beneficial ownership of the common shares held of record or beneficially by Trident III PF or Trident III, except to the extent of any pecuniary interest therein. Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting restrictions.

(17)

Includes 2,000 common shares issuable upon the exercise of options issued under our incentive plans that are currently exercisable. Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting restrictions.

(18)	Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting restrictions.

(19)

Includes warrants to acquire 50,070 common shares that are currently exercisable. Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting restrictions.

(20)	Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting restrictions.

(21)

Consists of (1) 39,929 common shares held of record or beneficially by Deal Leaders Offshore Fund, L.P. and (2) 3,3736,970 common shares held of record or beneficially by Diamond Castle Partners IV Offshore Fund, L.P. DCP IV GP Offshore Fund, L.P. is a general partner of Deal Leaders Offshore Fund, L.P. and Diamond Castle Partners IV Offshore Fund, L.P. DCP IV GP-GP Offshore Fund, Inc. is a general partner of DCP IV GP Offshore Fund, L.P., and Mr. Rush is a director of DCP IV GP-GP Offshore Fund, Inc. Mr. Rush disclaims beneficial ownership of the common shares held of record or beneficially by Deal Leaders Offshore Fund, L.P. and Diamond Castle Partners IV Offshore Fund, L.P., except to the extent of any pecuniary interest therein. Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting restrictions.

(22)

Includes 6,000 common shares issuable upon the exercise of options issued under our incentive plans that are currently exercisable. Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting provisions.

(23)

Includes (1) 6,000 common shares issuable upon the exercise of options issued under our incentive plans that are currently exercisable and (2) 188,538 common shares held in trust for the benefit of family members. Does not include 9,000 shares of restricted stock issued under our incentive plans that remain subject to vesting provisions.

(24)

Includes (1) 659,996 common shares issuable upon the exercise of options issued under our incentive plans that are currently exercisable, (2) 5,058,419 common shares issuable upon the exercise of warrants that are currently exercisable and (3) 4,398 common shares acquired under our ESPPs that remain subject to transfer restrictions. Does not include (A) 1,108,411 common shares issued under our incentive plans that remain subject to vesting provisions, (B) 26,801 restricted stock units issued under our incentive plans that remain subject to vesting provisions and (C) holdings by Ms. Hartzband pursuant to Instruction 5 of Item 403 of Regulation S-K.

Certain Relationships and Related Transactions

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions

In February 2008, our board of directors first adopted a written policy for the review, approval and ratification of transactions with related persons. The policy covers related party transactions between us and any of our executive officers and directors or their respective affiliates, director nominees, 5% security holders or family members of any of the foregoing. Related party transactions covered by this policy are reviewed by the ARMC to determine whether the transaction is in our best interests and the best interests of our shareholders.

Described below are transactions that we have entered into with parties that are related to us. We believe that each of the transactions described below was on terms no less favorable to us than we could have obtained from unrelated parties.

Transactions and Relationships with Significant Shareholders, Directors, Executive Officers and their Affiliates

Louis Moore Bacon. As of December 31, 2011, we had approximately $11.3 million invested in funds managed directly by Moore Capital Management, L.L.C., an affiliate of Mr. Bacon, one of our shareholders, which we refer to as Moore Capital. For the year ended December 31, 2011, we paid management and incentive fees to Moore Capital in the amount of $0.4 million in respect of these invested assets.

On February 10, 2011, we entered into a privately negotiated share purchase agreement with Moore Holdings LLC, an affiliate of Mr. Bacon, which we refer to as Moore Holdings, and Moore Macro to purchase 2,273,050 of our common shares from Moore Holdings and Moore Macro. We agreed to purchase the common shares at a price of $22.00 per share, which was the closing price of our common shares on February 10, 2011. The transaction closed on February 16, 2011.

Asset Allocation and Management. Asset Allocation and Management Company, L.L.C., which we refer to as AAM, provides asset management services to us pursuant to an agreement dated June 26, 2003. Each of Mr. Carey and Ms. Hartzband, current directors of Alterra Capital, is a member of the investment committee of, and the owner of one of the five general partners of, the sole general partner of Trident IV L.P., a private equity fund managed by Stone Point Capital LLC. Trident IV L.P. owns a majority of the equity of AAM and Mr. Carey is the chairman of the board of directors of AAM. For the year ended December 31, 2011, we paid fees to AAM in the amount of $0.7 million.

Insurance and Reinsurance. As an insurer and reinsurer with clients worldwide, in the ordinary course of business, we may enter into insurance and reinsurance transactions from time to time with entities affiliated with our directors.

Transactions with Grand Central Re. We own 7.5% of Grand Central Re Limited, which we refer to as Grand Central Re, a reinsurance company managed by Alterra Managers. Mr. Minton, our Chief Operating Officer, is a director of Grand Central Re, and Mr. Roberts, our Chief Financial Officer, is President of Grand Central Re. For the year ended December 31, 2011, we received fees in the amount of $0.1 million pursuant to an insurance management agreement dated as of May 10, 2001 between Alterra Managers and Grand Central Re.

Alterra Bermuda entered into a quota share retrocession agreement with Grand Central Re, effective as of January 1, 2002, that required each of Alterra Bermuda and Grand Central Re to retrocede a portion of their respective gross premiums written from certain transactions to the other party in order to participate on a co-insurance basis. Effective January 1, 2004, the quota share arrangement with Grand Central Re was amended to suspend any new business.

Transactions with New Point Re IV Limited. Transactions with Grand Central Re. We own 34.77% of New Point IV Limited, which we refer to as New Point IV, the sole shareholder of New Point Re IV Limited, which we refer to as New Point Re IV. New Point Re IV is a reinsurance company formed in 2011 and managed by Alterra Agency. Mr. Cook, our Executive Vice President-

Business Development, is a director and President of New Point Re IV and New Point IV. Mr. Carey, a member of our board of directors, is a director of New Point IV. For the year ended December 31, 2011, we received fees in the amount of $0.8 million pursuant to an underwriting services agreement dated as of May 1, 2011 between Alterra Agency and New Point Re IV.

Registration Rights Agreement. Upon the consummation of the Amalgamation on May 12, 2010, Alterra Capital entered into a registration rights agreement with certain parties, including each of Moore Holdings, Chubb and the Trident Funds, whereby each such shareholder is entitled to require us to file a registration statement covering the offering and sale of all or any portion of its Alterra Capital common shares subject to the registration rights agreement, which we refer to as the registerable securities, and use commercially reasonable efforts to effect, as expeditiously as possible, the registration of the registerable securities. Each party to the registration rights agreement holding registerable securities will have ten business days from receipt of our notice of any such demand registration to request that we register its registerable securities in such demand registration.

Under the registration rights agreement, we may avoid a demand registration if (1) the aggregate gross proceeds expected to be received from the sale of the registerable securities requested to be included in such demand registration is less than $25 million, (2) more than two demand registrations are made by each of (a) Moore Holdings and its affiliates, (b) The Trident Funds and their affiliates and (c) Chubb and its affiliates or (3) more than one demand registration is made within any four-month period. The registration rights agreement also provides such shareholders certain piggyback rights to include their shares in a registration statement covering common shares to be offered by Alterra Capital, subject to cutbacks as further described in the registration rights agreement. As of December 31, 2011, Moore Holdings was no longer a beneficial owner of any common shares.

Warrant Waivers. In connection with the Amalgamation, on May 12, 2010, we entered into amendments and restatements of each of the warrants held by Moore Holdings, to cause the anti-dilution provisions in such warrants to be amended to conform to the anti-dilution provisions set forth in the warrants held by Harbor Point founders. Among other things, the amended and restated warrants entitled Moore Holdings to receive, in the event of any cash dividends by us, an adjustment to the warrant exercise price and the number of common shares issuable upon exercise of such warrants or, in lieu of such adjustments, cash upon exercise in an amount that Moore Holdings would have been entitled to receive had it exercised its warrants immediately prior to the record date for such cash dividend. On April 12, 2011, Moore Holdings exercised the last of its warrants.

Because of a “most favored nation” provision in the warrants held by certain of our employees (including Mr. Minton, our Chief Operating Officer), such employees were entitled to the same amendments as are made to the Moore Holdings amended and restated warrants. On March 3, 2010, Mr. Minton agreed to waive the right to receive an adjustment to the exercise price and number of common shares issuable upon exercise of his warrants in connection with the payment of cash dividends. Instead, pursuant to the terms of this waiver, in the event of the payment of any cash dividends, Mr. Minton will only be entitled to cash payments at the time of exercise in the amount he would have received had he exercised his warrants immediately prior to the record date for such cash dividends. On November 20, 2011, Mr. Minton exercised the last of his warrants.

Waiver of Equity Vesting. In connection with the Amalgamation, equity awards for Messrs. Becker, Roberts, Minton and Mullan evidencing stock options, restricted stock or restricted stock units (with the exception of those equity awards granted after December 31, 2009) would have vested on May 12, 2010. Notwithstanding this right to accelerated vesting, each of Messrs Becker, Roberts, Minton and Mullan agreed to waive 100% of the accelerated vesting of these equity awards, which we refer to as the affected awards. As a result, the affected awards did not vest in connection with the Amalgamation and will remain subject to their original vesting requirements, except that all affected awards will become fully vested upon the applicable named executive officer’s death or termination of employment without “Cause” or due to “Disability,” or by the named executive officer for “Good Reason” (as those terms are defined in the applicable named executive officer’s employment agreement or in the applicable incentive plan). In the event of the named executive officer’s Retirement (as defined in the applicable incentive plan or the award agreement), the affected awards will continue to vest in accordance with their current terms.

Indemnification Agreements. We have entered into indemnification agreements with certain former directors, our current directors and certain current and former officers, pursuant to which, among other things, we have agreed to provide contractual indemnification that supplements the indemnification contained in our bye-laws and to indemnify and provide advancement of expenses to such directors and officers in respect of all liabilities paid in settlement of or in connection with any claim based on the fact that such director or officer is, or was, a director or officer of Alterra Capital.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our 2011 compensation program for our named executive officers, including our compensation philosophy, program structure, and the reasons for our compensation decisions.

2011 Compensation Decision Highlights

During 2011, in addition to its normal role in managing our compensation program and policies, our Compensation Committee focused its efforts on several key initiatives:

Common Incentive Plan Structure: One of the first initiatives our Compensation Committee undertook was to integrate the incentive programs for our employees that joined Alterra from Harbor Point as part of the Amalgamation. Beginning with the 2011 fiscal year, all Alterra employees, including our named executive officers, participate in the same annual cash bonus plan based on our overall financial results, line of business results, and individual performance. Additionally, in order to incentivize our management to maximize its focus on the key drivers of our success, our Compensation Committee reduced the number of financial metrics that are used to develop the initial cash bonus pool from five to three, and increased the weight of operating income and operating income return on equity from 50% to 75%, reflecting what it believes to be the importance of our operating income as measure of our success.

Reduction in Perquisites: After thorough reviews of our perquisite programs over the course of 2010 and 2011, our Compensation Committee approved a reduction in perquisites provided to senior officers, including the phasing out of existing allowance programs for automobile, home travel and club dues over a three-year period beginning in 2011.

Change from Single Trigger to Double Trigger Vesting: In February 2011, our Compensation Committee modified the terms of our newly issued equity awards to provide for a “double trigger” in the event of a change-in-control before any award vesting can be accelerated. The double trigger requires a qualifying termination of employment in conjunction with a change-in-control to effect a vesting acceleration. Previous equity awards provided for accelerated vesting upon a change-in-control without regard to employment status.

New Employment Agreement with our Chief Executive Officer: One of the most important tasks facing our Compensation Committee in 2011 was addressing the pending expiration of our Chief Executive Officer’s employment agreement, which had a five year term and was scheduled to expire in November 2011. On June 1, 2011, we entered into a new employment agreement with Mr. Becker that provides for his continued service as our Chief Executive Officer until January 1, 2014, unless earlier terminated pursuant to the agreement. Our Compensation Committee and board of directors believed that retaining Mr. Becker’s future services was critical to our business because Mr. Becker’s continued role as President and Chief Executive Officer is imperative to the successful execution of the intended strategies of the Amalgamation, and because of the critical roles his leadership and the extraordinary commitment of key senior management to his leadership play in realizing the benefits of the Amalgamation.

Increased Alignment of Compensation to Performance Results: Another major initiative of our Compensation Committee in 2011 was to better align our senior leadership team’s compensation, including that of our named executive officers, to performance results by increasing the portion of incentive compensation that is determined formulaically based on specified financial results. Our Compensation Committee decided to implement a new long-term incentive plan for senior managers, including our named executive officers, that (1) separates the determination of long-term incentive awards from the annual cash bonus process so that our long-term incentive awards can serve as a mechanism to incentivize our senior managers to focus on forward looking performance goals and (2) provides a mix of performance-based and time-based equity awards to balance our need to focus senior management on specific future financial goals while also providing a measured and direct retention incentive that is independent of performance results. This new long-term incentive design was implemented on March 1, 2012 with our annual stock award grants.

Incorporation of 2011 Shareholder’s Vote on “Say on Pay”: Last year, over 91% of the shares voted by shareholders were in favor of the 2010 compensation paid to our named executive officers as described in our 2011 proxy statement. Our Compensation Committee interpreted these voting results as indicative of shareholder support of our compensation philosophy and utilization of compensation programs that are effective at incentivizing the achievement of positive results, appropriately aligning pay and performance and in enabling us to attract and retain very talented executives within our industry. The compensation decisions made by our Compensation Committee with respect to our named executive officers in 2011, including those decisions noted above, were made in support of these objectives.

2011 Named Executive Officers

For 2011, our named executive officers are listed below and consist of our Chief Executive Officer, our Chief Financial Officer, and our three most highly compensated executive officers for 2011 other than our Chief Executive Officer and our Chief Financial Officer.

Named Executive Officer	Position
W. Marston Becker	Chief Executive Officer
Joseph W. Roberts	Executive Vice President and Chief Financial Officer
Peter A. Minton	Executive Vice President and Chief Operating Officer
Thomas C. Wafer	Chief Executive Officer, Reinsurance
D. Andrew Cook	Executive Vice President, Business Development & President, Alterra Bermuda

Compensation Philosophy and Objectives

To accomplish our primary strategic objective of increasing shareholder wealth over the long term, our Compensation Committee believes that:

•	in striving to do more with fewer people, we should hire above average talent and provide above average compensation for above average productivity and results;

•	our compensation program must be competitive with our peers in order to ensure that we can attract, retain and motivate the key individuals necessary to lead our Company;

•	the most effective compensation program is one that rewards the achievement of both short-term and long-term goals and that aligns the interests of our executives with those of our shareholders;

•	short-term compensation should be comprised of a mix of base salary and an annual bonus opportunity that links pay with performance results; and

•	long-term compensation should be comprised of equity awards to ensure sustained alignment with shareholders’ interests.

These are the guiding principles on which we rely when developing compensation programs in support of our business strategy.

Role of Compensation Committee and Management in Compensation Decisions

Our Compensation Committee works closely with our Chief Executive Officer and other members of our leadership team in managing our compensation programs. Our Compensation Committee is generally responsible for reviewing and approving all compensation decisions with regard to our named executive officers, including:

•	establishing, implementing and monitoring adherence to our compensation philosophy and objectives;

•	approving all incentive program design and incentive goals;

•	approving all incentive plan pools;

•

reviewing all recommendations made with respect to discretionary compensation and approving all discretionary compensation decisions, including base salary, bonus targets, bonus payments and long-term incentive awards;

•	evaluating Company, operating segment and individual performance;

•	evaluating compensation levels in comparison to our peers; and

•	approving all equity compensation awards.

Our Chief Executive Officer and certain members of our leadership team have a role in supporting our Compensation Committee, including responsibility for:

•

providing information with respect to Company, operating segment and individual performance to assist our Compensation Committee in its analysis and evaluation of the compensation of our named executive officers;

•	providing information with respect to compensation levels in comparison to our peers;

•	developing compensation program design recommendations in support of our business strategy, including incentive program design and incentive goals;

•	developing recommendations for discretionary compensation decisions, including base salary, bonus targets, bonus payments and long-term incentive awards; and

•	executing Compensation Committee decisions and other administrative tasks delegated by the Compensation Committee.

Our Chief Executive Officer, together with our senior human resources officer, is responsible for making compensation recommendations to our Compensation Committee, including base salary, bonus and long-term incentive recommendations for our named executive officers other than our Chief Executive Officer. Compensation discussions and recommendations most often occur at the regularly scheduled meetings of our Compensation Committee, but our Chief Executive Officer and senior human resources officer do from time to time hold discussions between meetings with the Chairman of our Compensation Committee. Our Compensation Committee gives considerable weight to our Chief Executive Officer’s recommendations and will frequently approve his recommendations as submitted. However, our Compensation Committee has complete authority to make the final decisions and is ultimately responsible for all compensation decisions concerning our named executive officers, including our Chief Executive Officer.

Role of Compensation Consultants

Our Compensation Committee may from time to time engage independent compensation consultants for special projects. In 2011, no such consultants were hired.

Role of Peer Company Analysis and Compensation Surveys

Competitive compensation practices are one of many factors we may consider when making compensation decisions. When we do consider the competitiveness of our compensation, we evaluate it against other Bermuda and U.S. companies with which we compete for talent, with adjustments where appropriate to reflect other locations. Depending on the position of the named executive officer and the availability of competitive market data for such positions, we may compare our compensation against a selected group of peer companies, third-party compensation surveys for our industry, or both.

Peer Company Analysis: For the competitive reviews conducted in 2011 with respect to the compensation paid to Messrs. Becker, Roberts, and Minton, we used selected peer companies because their compensation data was readily available. We relied on a database provided by Equilar, Inc., which aggregates information from proxy statements and other documents filed with the SEC to analyze compensation data (including base salary, bonus compensation and equity awards). This information assisted our Compensation Committee in analyzing the compensation received in comparison to our peer companies set forth below. In 2011, the peer company group identified by our Compensation Committee consisted of:

2011 Peer Companies

•	Allied World Assurance Company, Ltd.	•	Everest Re Group, Ltd.
•	Arch Capital Group Ltd.	•	Montpelier Re Holdings Ltd.
•	Aspen Insurance Holdings Limited	•	Platinum Underwriters Holdings, Ltd.
•	AXIS Capital Holdings Limited	•	Transatlantic Holdings, Inc.
•	Endurance Specialty Holdings Ltd.	•	Validus Holdings, Ltd.

These companies were selected because of their similarities to us, in the aggregate, with respect to lines of business, organizational size and operational history.

For 2012, after careful review and consideration, our Compensation Committee decided to replace Montpelier Re Holdings Ltd. and Transatlantic Holdings, Inc. with PartnerRe Ltd. and Argo Group International Holdings, Ltd. as peer companies since these companies more closely resemble our Company with respect to insurance and reinsurance business diversification.

Industry Compensation Surveys: For those positions that we can match to comparable positions reported in an industry compensation survey, we often use, as a secondary reference and to substantiate the validity of the survey data provided by Equilar, Inc., the PricewaterhouseCoopers Bermuda International Business Compensation Survey, consisting of insurance companies, reinsurance companies and captive insurers based in Bermuda, and the Towers Watson Property Casualty Reinsurance Compensation Survey, a specialty survey of U.S. reinsurance positions. In 2011, we used the Towers Watson survey in assessing Mr. Wafer’s compensation in connection with his promotion to Chief Executive Officer of Reinsurance. In 2011, we did not conduct a market review of Mr. Cook’s compensation; his compensation is set pursuant to the terms of his employment agreement, which was established prior to the Amalgamation.

Based on our 2011 competitive review, our Compensation Committee determined that, overall, our current compensation structure was competitive and aligned with the interests of our shareholders.

Components of Compensation Program

The principal components used to compensate our named executive officers and their primary purposes are summarized in the table below:

Compensation Component	Purpose
Base Salary	Attract and retain the executive talent we need to lead the Company
Annual Bonus	Link compensation to Company and individual performance results
Long-Term Incentives	Link compensation to performance results and align the long-term interests of management with those of our shareholders
Employee Benefits	Attract and retain the executive talent necessary to lead the Company

We have also entered into employment agreements with certain of our named executive officers in order to set forth the terms and conditions of their employment and to provide certain protections to both parties in the event of a termination of employment or a change-in-control. In addition, based on practices of employers in the particular jurisdiction in which the named executive officer is employed, we provide certain of our named executive officers with additional benefits and perquisites.

More information concerning each of these components is set forth below.

Compensation Component Mix: We generally look at the mix of compensation paid to our executives, including our named executive officers, from two broad perspectives:

•

Base Salary vs. Performance Bonuses: We provide cash compensation in the form of base salary to attract and retain qualified personnel. For experienced executives, including our named executive officers, we target base salary at a competitive level that is at or slightly below market median, and target opportunities for both annual cash bonuses and long-term equity awards at above median levels for above average results. This mix between base salary and performance incentives is intended to create an environment in which our success affects a significant portion of each named executive officer’s compensation, and to focus our named executive officers’ attention on achievement of key business goals.

•

Annual Cash Bonus vs. Long-Term Equity Awards: We provide incentive compensation to focus our named executive officers’ attention on the achievement of annual and long-term business goals and to align the interests of management with those of our shareholders. The mix between cash bonuses and long-term equity awards for our named executive officers is determined by our Compensation Committee and can fluctuate each year based on (1) the results of our cash bonus plan, which takes into account annual financial results and performance relative to our peer companies, and (2) the pool of shares that is approved by our Compensation Committee for our long-term equity awards, which takes into account current market conditions, competitive market data, previously awarded equity, the number of remaining common shares available under our equity plans, our historical burn rate (which is the number of shares used annually under our equity plans divided by our common shares outstanding), the burn rate of our peer companies as calculated by Institutional Shareholder Services, Inc., our price to book value per common share ratio as a factor in assessing potential future gain and our long-term objective of retaining skilled executives.

Additionally, although we include employee benefits as part of our total compensation program and consider them an important element in the competitiveness of our compensation, we do not set a target for the relationship between the total value of our employee benefit plans relative to total compensation. We determine the level and types of benefits based on a separate review of general industry practice for broad-based employee benefits and strive to provide, for each country in which our employees are located, a competitive level of overall benefits approximating the median value of benefits provided by general industry in the aggregate. Currently, our employee benefits include group health insurance, dental insurance, life insurance, disability coverage, vision benefits, employee assistance plans, discount stock purchase plans and defined contribution retirement savings plans.

Base Salary: We use base salary to recognize the experience, skills, knowledge, roles and responsibilities of our employees and executive officers. When establishing the 2011 base salaries of our named executive officers, our Compensation Committee considered the following factors:

•	competitive market data;

•	the scope of the individual’s position and responsibilities;

•	individual experience and qualifications; and

•	our ability to replace the individual based on the number of qualified candidates available in or willing to relocate to the applicable jurisdiction.

Base salaries of our named executive officers, along with other components of total compensation, are reviewed by our Compensation Committee at least annually. We expect the base salaries of our named executive officers to increase when base salaries in the insurance and reinsurance market increase or when a named executive officer assumes a larger role.

In February 2011, our Compensation Committee reviewed the salaries of our named executive officers as part of our annual compensation review. Our Compensation Committee evaluated and discussed the compensation of our leadership team, including our named executive officers (other than Mr. Cook), relative to our peer companies (as listed above under Role of Peer Company Analysis). Based on this review, our Compensation Committee approved the following salary increases in 2011:

Named Executive Officer	Salary at End of 2010		Salary Increase 1/1/2011	Other Salary Increase		Salary at End of 2011	% Change from 2010
W. Marston Becker	1,065,800		84,200	—		1,150,000	7.9%
Joseph W. Roberts	500,000		25,000	—		525,000	5.0%
Peter A. Minton	718,300		21,700	—		740,000	3.0%
Thomas C. Wafer	420,000		40,000	40,000	(1)	500,000	19.0%
D. Andrew Cook	585,000	(2)	—	—		585,000	0.0%

(1)	Reflects increase on August 1, 2011 in connection with Mr. Wafer’s promotion to Chief Executive Officer, Reinsurance.

(2)	Mr. Cook’s salary is set pursuant to his employment agreement.

The increases for Messrs. Becker and Minton were intended to maintain their salaries at competitive levels relative to our peer companies. The increase for Mr. Roberts was part of a series of incremental salary adjustments that started in 2009 that are intended, over time, to bring his salary level closer to the median salary represented by the peer company analysis. The salary for Mr. Wafer was adjusted twice during 2011: first at the beginning of the year in conjunction with our annual review to maintain his salary at a competitive level relative to our peer companies, and again in August to reflect the increased scope of his position in connection with his promotion to Chief Executive Officer of Reinsurance. Mr. Cook’s salary is set pursuant to the terms of his employment agreement, which was established prior to the Amalgamation.

For information regarding 2012 base salary increases, please see the discussion under 2012 Compensation later in this section.

Annual Cash Bonus: We use our annual cash bonus program to link compensation levels to the achievement of financial and individual goals. Each named executive officer’s annual cash bonus is determined each year by our Compensation Committee, taking into account (1) Company performance, (2) operating segment performance, (3) individual performance and (4) Company performance compared to our peer companies.

For the 2011 fiscal year, one of the major changes our Compensation Committee made to our bonus plan structure was to separate the pool that we use for annual cash bonuses from the pool of shares that we use for our long-term incentive awards. Prior to the 2011 fiscal year, a combined pool was determined based on prior-year performance results, and from that combined pool, our Compensation Committee determined which portion would be paid in a cash bonus and which portion would be paid in long-term incentive equity awards. Beginning with the 2011 fiscal year, our Compensation Committee separated the two pools so that the annual cash bonus pool will continue to reward our employees, including our named executive officers, for prior year performance while long-term incentive awards (as discussed below under 2012 Equity Awards) will be used by our Compensation Committee to incentivize our senior managers, including our named executive officers, to focus on forward looking performance and retention goals.

Company Performance Metrics and Weights: In addition to separating the cash bonus and equity incentive pools, our Compensation Committee also modified the performance metrics for the 2011 cash bonus pool. Our Compensation Committee replaced the expense ratio, strategic objective, and stock price performance metrics used in 2010 with operating income for the 2011 fiscal year. The primary reasons for this change were (1) to put greater emphasis on operating income as an internal measure of our success, as our Compensation Committee believes this is one of the most important factors that our leadership team should focus on in creating shareholder value and (2) to simplify the plan so that management can focus on the key drivers of our success.

The chart below shows our performance metrics for determining our 2011 fiscal year cash bonus pool, which includes both absolute financial performance and performance relative to our peer companies, weighted 65% and 35%, respectively. In addition to these determinants, our Compensation Committee applies its business judgment taking into account the current macro-

economic environment, industry-specific trends and any extraordinary events we faced during the year.

Performance Metric	Description	Rationale	Weight
			Absolute Measure	Relative to Peers	Overall
Operating Return on Equity (Operating ROE)	After tax operating income divided by average shareholders’ equity.	Significant barometer of our overall financial performance. It measures the return we produce on shareholder investment and the efficiency of capital deployment.	25%	25%	50%
Combined Ratio	Ratio of losses and expenses to net premiums earned.	Key measure of our underwriting performance and a common benchmark for comparing performance to peer companies.	15%	10%	25%
Operating Income	Net operating income as defined in the Annual report.	Significant barometer of our overall financial performance. It measures our profit from business operations.	25%	—	25%
Total			65%	35%	100%

Absolute Performance Measures (65% Weight): For the absolute performance measures (Operating ROE, Combined Ratio, and Operating Income), we assess actual performance relative to budgeted performance. We use budgeted performance expectations to create a range of potential performance outcomes and denominate performance results within this range on a scale of one (1) to ten (10), with “one” representing the minimum performance level required to create threshold bonus pool funding and “ten” representing the performance required to create maximum bonus pool funding. Results below threshold are assigned a score of “zero” and do not contribute to bonus pool funding.

Relative Performance Measures (35% Weight): For the relative performance measures (Operating ROE and Combined Ratio), we assess performance on a rank basis relative to our peer companies (as discussed above under Role of Peer Company Analysis). For each peer company and for each measure, we determine or estimate results from publicly available sources and then rank our results accordingly. This is a formulaic exercise, with the only discretion or subjective element being the estimation of certain peer results if final results cannot be determined at the time of our Compensation Committee’s review.

2011 Performance Goals and Results: The chart below summarizes our maximum, target and threshold performance goals for 2011 performance measures and the corresponding results using the ten point scale:

Performance Level	Absolute Measures (Results vs. Budget)			Relative Measures (Rank among Peers)
	Operating ROE	Combined Ratio	Operating Income ($million)	Operating ROE		Combined Ratio		Total Score
Weight of each Metric	25%	15%	25%	25%		10%
Maximum Performance(1)	16.7%	77.7%	$481.3	1st		1st		10
Target Performance	8.7%	87.7%	$250.8	5th		5th		6
Threshold Performance(2)	(2.3)%	100.7%	($66.3)	10th		10th		1
	2011 Results

2011 Estimated Result(3)	3.0%	96%	95.0	3rd	(3)	4th	(3)
2011 Raw Score(4)	2.76	2.70	2.85	8.00		7.00
2011 Weighted Score(5)	.69	.40	.71	2.00		.70		4.50

(1)	Performance results above “Maximum” will not increase bonus pool funding.(2)

(2)	Performance results must be at least at “Threshold” levels to contribute funding to the bonus pool.(3)

(3)

Reflects final results used for purposes of the bonus plan. Since bonus pool decisions are made prior to the finalization of year-end results, these results include estimates. We use the most current information available at the time bonus decisions are made to determine estimated results.

(4)	Determined for each measure by referencing the budgeted performance level at each point on the ten point scale and, if applicable, interpolating between such points.

(5)	Equals the Raw Score multiplied by the corresponding weight for each measure.

Determination of 2011 Cash Bonus Pool: Based on our total performance score of 4.50, our initial pool for 2011 cash bonuses to be distributed among our operating segments (including to our named executive officers) was determined to be approximately $37.7 million, before adjustment by our Compensation Committee. This pool was determined formulaically based on our performance score of 4.50 by interpolating between (1) the minimum bonus pool that is payable at a score of 1 (threshold level results), which equals 20% of aggregate target bonuses for all of eligible employees, including our named executive officers, and (2) the maximum bonus pool that is payable based on a score of 10 (maximum level results), which equals 200% of aggregate targeted bonuses for all eligible employees. Our Compensation Committee then applied its discretion in establishing the final cash bonus pool based on their assessment of our performance.

Our Compensation Committee considered the record number of property catastrophe insured loss events during 2011, which resulted in aggregate industry losses in excess of $100 billion. At the time our Compensation Committee established the cash bonus pool, we expected to be one of the few members of our peer group with positive earnings and continued growth in book value for 2011, reflecting our diversified underwriting strategy and measured appetite for catastrophe risks. Despite our strong performance relative to our peers, our earnings and net operating return on average shareholders’ equity for 2011 were significantly less than our budgeted results for 2011 primarily due to the large catastrophe losses. Based on these results, our Compensation Committee determined to give more weight to our absolute performance results than the weight prescribed by our cash bonus pool formula, which reduced the cash bonus pool by approximately $4.2 million from the amount that would have been available based solely on the cash pool formula. This reduction represented a decrease of approximately 32% from the prior year’s cash bonus pool after adjustment for the increase in eligible employees.

Individual Performance Assessment: Individual awards for our named executive officers are determined based on departmental and/or individual performance results. For our Chief Executive Officer, this assessment is made by our Compensation Committee, and for our other named executive officers, this assessment is made by our Chief Executive Officer and presented to the Compensation Committee for approval. This is a subjective process taking into consideration measurable financial results, among other factors.

Individual performance assessments of our named executive officers include identifying and rewarding those personal qualities and characteristics relevant to the individual’s job performance and key corporate goals, including (1) personal contributions to short-term and long-term business results, (2) successful execution of key strategic objectives, (3) demonstrated leadership capability, (4) demonstrated application of relevant technical expertise, (5) ethical conduct and (6) regulatory compliance. These factors, while considered in their totality by our Compensation Committee, are not assigned a particular weight during the evaluation process. Our Compensation Committee meets regularly with management to review the progress and individual contributions of our named executive officers towards these goals and objectives. Final performance evaluations are determined by our Compensation Committee after consideration of the performance assessments and recommendations made by our Chief Executive Officer with respect to our other named executive officers.

For our named executive officers, the following individual performance results were considered by our Compensation Committee in connection with the determination of 2011 bonus payments:

Named Executive Officer		Individual Performance Factors Considered for Determining Final Bonus Amount

W. Marston Becker	•	Outstanding leadership and support and commitment by senior leadership team
	•	Development of senior leadership at our operating companies
	•	Upgrade in our Standard & Poors (S&P) rating
	•	Execution of our diversification strategy; we were one of only few peer companies to achieve positive earnings and growth in book value in 2011

Joseph W. Roberts	•	Oversight of the financial reporting and consolidation of the group
	•	Jointly managed the negotiation and completion of our credit facility renewal
	•	Integration, expansion and development of our jurisdictional financial departments
	•	Contributions toward maintaining our financial strength ratings

Peter A. Minton	•	Contribution and corporate oversight of Solvency II initiatives
	•	Further development of key senior staff
	•	Integration of new RMS and AIR models into our pricing disciplines

Thomas C. Wafer	•	Seamless transition as successor CEO of Reinsurance
	•	Realignment and organization of key staffing resources
	•	Value creation through broker outreach to promote our Company

D. Andrew Cook	•	Successful management and completion of New Point IV
	•	Lead role in the assessment of opportunistic corporate strategic initiatives
	•	Jointly managed the negotiation and completion of our credit facility renewal

Final Allocation of Bonuses to Named Executive Officers: Based on our 2011 performance and the assessment of individual contributions towards such performance, the 2011 cash bonus payments for our named executive officers were as follows:

Named Executive Officer	2011 Cash Bonus
W. Marston Becker	$1,250,000
Joseph W. Roberts	$647,000
Peter A. Minton	$750,000
Thomas C. Wafer	$550,000
D. Andrew Cook	$405,000

Long-Term Incentive Awards: We use long-term incentive awards to link compensation levels with performance results and to ensure sustained alignment with shareholders’ interests. Each of our named executive officers participates in our long-term incentive award program, which provides annual grants of restricted stock awards that generally vest after three years.

2011 Equity Awards: In 2011, we granted restricted stock awards to our named executive officers based on our 2010 incentive plan design. The awards for Messrs. Becker, Roberts and Minton were determined in conjunction with our 2010 bonus plan, which delivered annual bonuses using a mix of cash and restricted stock. Our Compensation Committee considered our actual performance versus targeted performance expectations and the individual’s contribution to performance results, as well as total compensation relative to the compensation paid to similarly situated executives at peer companies. The restricted stock portion of the 2010 bonuses for Messrs. Becker, Roberts and Minton was calculated by dividing the applicable dollar amounts by the closing price of our common shares on the March 1, 2011 grant date. The awards for Messrs. Wafer and Cook were determined based on a separate pool of shares that was approved by our Compensation Committee for former Harbor Point employees pursuant to the terms of the Amalgamation. The amount of their awards was determined at our Compensation Committee’s discretion based on the value of pre-Amalgamation awards previously granted by Harbor Point. These awards were also issued on March 1, 2011.

2011 Long-Term Incentive Awards (excludes promotional and other awards, which are described under Other Equity Awards)
Named Executive Officer	Grant Date	Number of Restricted Shares Granted	Value on Grant Date
W. Marston Becker	March 1, 2011	79,254	$1,699,998
Joseph W. Roberts	March 1, 2011	31,469	$675,010
Peter A. Minton	March 1, 2011	44,289	$949,999
Thomas C. Wafer	March 1, 2011	34,965	$749,999
D. Andrew Cook	March 1, 2011	38,695	$830,008

These awards, with the exception of Mr. Cook’s, are scheduled to vest on the third anniversary of the grant date if the named executive officer is employed on the vesting date. Our Compensation Committee believes a three-year vesting period is an effective performance and retention tool since the named executive officers are in a position to influence longer term results and the restricted stock is generally forfeited if the named executive officer terminates employment. The named executive officer will be entitled to accelerated vesting in the event of the named executive officer’s termination due to death or disability, termination without Cause or termination for Good Reason (as these terms are defined under Employment Agreements below or as defined in the award agreements), or the failure of the Bermuda immigration authorities to renew a Bermuda-based named executive officer’s work permit (through no fault of the executive). If the named executive officer retires (as defined in the award agreement), our Compensation Committee has the discretion to approve continued vesting provided that the retired named executive officer does not compete with us prior to the vesting date. Should a named executive officer voluntarily terminate his or her employment (and, in the case of retirement, continued vesting is not approved), all unvested shares of restricted stock will be forfeited. The vesting of Mr. Cook’s award was accelerated to May 12, 2011, pursuant to the terms of his employment agreement, which was entered into prior to the Amalgamation.

2012 Equity Awards: During 2011, our Compensation Committee redesigned our long-term incentive program in anticipation of the equity awards made on March 1, 2012. Our Compensation Committee’s goal was to improve the alignment of our senior leadership team’s compensation, including that of our named executive officers, to performance results by increasing the weight of incentive compensation that is determined formulaically based on specified financial results. Prior to 2012, the vesting conditions attached to our annual equity awards were based strictly on elapsed service, which we refer to as time-based awards. While our Compensation Committee continues to believe that time-based awards provide an important retention incentive for our senior managers, it also believes that a portion of our senior manager’s incentive opportunity should be determined by specific and direct reference to pre-determined financial goals set by our Compensation Committee, so that our senior management team and shareholders can benefit from the correlation of compensation levels to financial performance results. After a review of a variety of designs, our Compensation Committee decided to implement a new long-term incentive plan that (1) separates the determination of long-term incentive awards from the annual cash bonus process (as discussed above under Annual Cash Bonus) so that our long-term incentive awards provide a mechanism to incentivize our senior managers to focus on forward looking performance goals and (2) provides a mix of performance-based and time-based stock awards to balance our need to focus senior management on specific future financial goals while also providing a measured and direct retention incentive that is independent of performance results.

For the March 1, 2012 awards, our Compensation Committee established a pool of 750,000 restricted shares for allocation to eligible employees, including our named executive officers. This pool was determined by taking into consideration (1) previously awarded equity, (2) employee eligibility guidelines, (3) the number of remaining common shares available under our equity plans, (4) our historical burn rate (which is the number of shares used annually under our equity plans divided by our common shares outstanding), and (5) the burn rate of our peer companies as calculated by Institutional Shareholder Services, Inc., among other factors. The award mix for our named executive officers was set at 25% time-vested restricted stock and 75% performance-based restricted stock for Mr. Becker and Mr. Minton and 50% time-vested restricted stock and 50% performance-based restricted stock for Messrs. Roberts, Wafer and Cook. Our Compensation Committee believes that the officers that have the most influence on our operating results should have significant portions of their long-term incentive awards tied to performance-based restricted stock awards and that for participating officers with less direct influence on results, emphasizing time-based awards is more appropriate for employment retention purposes. Individual award levels for our named executive officers were determined based on (1) market conditions, (2) competitive market data, (3) previously awarded equity, (4) the number of pool shares approved by the Compensation Committee, (5) our long-term objective of retaining skilled executives, and (6) an evaluation of competitive pressures that we are facing, among other factors. For our Chief Executive Officer, this assessment is made by our Compensation Committee, and for our other named executive officers, this assessment is made by our Chief Executive Officer and presented to the Compensation Committee for approval.

The 2012 long-term incentive awards that were granted to our named executive officers were as follows:

2012 Long-Term Incentive Awards
Named Executive Officer	Time-Vested Restricted Stock		Performance-Vested Restricted Stock		Combined 2012 Long- Term Incentive Award
	Award Dollar Value at Grant Date	Number of Shares Issued(1)	Award Dollar Value at Grant Date	Number of Target Shares Issued(1)	Award Dollar Value at Grant Date	Number of Shares Issued(1)
W. Marston Becker	$474,996	20,661	$1,424,989	61,983	$1,899,986	82,644
Joseph W. Roberts	$239,004	10,396	$239,004	10,396	$478,008	20,792
Peter A. Minton	$187,506	8,156	$562,496	24,467	$750,003	32,623
Thomas C. Wafer	$199,990	8,699	$199,990	8,699	$399,980	17,398
D. Andrew Cook	$217,508	9,461	$217,508	9,461	$435,017	18,922

(1)	The number of shares of restricted stock issued from the pool was determined based on the closing price per common share ($22.99) on the March 1, 2012 grant date.

Each time-based restricted stock award is scheduled to vest on the third anniversary of the grant date if the named executive officer is employed on the vesting date. The other vesting terms in connection with qualifying termination of employment events are the same as those described above under 2011 Equity Awards. Each performance-based restricted stock award is scheduled to vest on the third anniversary of the grant date if the named executive officer is employed on the vesting date, provided that specified growth in book value per share goals are achieved over the three year period ending December 31, 2014. Depending on the level of achievement, the number of shares that vest, if any, may be more or less than the target number of restricted shares granted. Growth in book value per share results at the specified threshold level of achievement will result in 50% of the target shares granted being eligible to vest (zero (0) shares will vest for results that are less than the specified threshold level of achievement), results at the target level of achievement will result in 100% of the target shares granted being eligible to vest, and results at or above the maximum level of achievement will result in 200% of the target shares granted being eligible to vest. For results between the threshold and target levels of achievement, or between the target and maximum levels of achievement, the percentage or multiple of the target number of restricted shares granted that will be eligible to vest will be determined by interpolating between the relevant points. The named executive officer will be entitled to accelerated vesting of target shares awarded in the event of the named executive officer’s termination due to death or disability or the failure of the Bermuda immigration authorities to renew a Bermuda-based named executive officer’s work permit

(through no fault of the executive), and continued vesting subject to achievement of the performance goals for termination without Cause or termination for Good Reason (as these terms are defined under Employment Agreements below or as defined in the award agreements). If the named executive officer retires (as defined in the award agreement), our Compensation Committee has the discretion to approve continued vesting subject to achievement of the performance goals provided that the retired named executive officer does not compete with us prior to the vesting date. If the named executive officer’s employment terminates in connection with a change-in-control (as defined in the award agreement), the named executive officer will be entitled to accelerated vesting at the maximum achievement level. Should the named executive officer voluntarily terminate his employment (and, in the case of retirement whereby continued vesting is not approved), all unvested shares of restricted stock will be forfeited.

Other Equity Awards

Stock Option Awards: We may grant stock option awards in cases where our new employees forfeit stock options or other awards of their former employers and seek to be compensated by us. Our Compensation Committee may also grant stock options to existing executives to incentivize the achievement of specified performance goals. In general, however, after commencement of the employment relationship, our Compensation Committee prefers to use restricted stock and restricted stock unit awards as opposed to stock options, in large part due to the accounting treatment for stock options under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R), which has made granting stock options less attractive to us. Furthermore, our Compensation Committee believes that restricted stock and restricted stock units provide an equally motivating form of incentive compensation while serving to better align the interests of our shareholders and management. Additionally, in connection with certain previously granted stock option awards, we grant reload stock option awards to the extent that such prior award is exercised using previously owned shares to pay for the option exercise price. Two of our named executive officers received reload stock options awards in 2011 in connection with stock option exercises: Mr. Roberts received a reload option for 4,255 shares at an exercise price of $22.12 that is scheduled to expire on May 6, 2012, and Mr. Minton received a reload option for 20,342 shares at an exercise price of $19.91 that expired on August 13, 2011. This provision was originally included in our stock option awards in order to preserve the equity ownership opportunity for recipients that used already-owned shares to exercise their options. In 2006, we stopped using reloads in new stock option awards.

Restricted Stock and Performance-Based Stock Awards: We also selectively grant restricted stock and performance equity awards in instances where our Compensation Committee feels we need to mitigate retention exposure or to focus additional attention on achievement of special projects or business initiatives or to recognize promotions or other significant employment achievements. In 2011, we granted a special 100,000 share restricted stock award to Mr. Becker in connection with the execution of his new employment agreement. The award had a grant date value of $2,253,000 and is discussed in more detail under Employment Agreements. In 2011, we also granted a 10,000 share restricted stock award to Mr. Wafer in connection with his promotion to Chief Executive Officer of Reinsurance. The award had a grant date value of $201,100. Mr. Wafer’s award was determined by the Compensation Committee based on the significance of his new role and historical award practice for similar promotions.

Perquisites

We provide certain perquisites to our executives, including our named executive officers, to aid in attracting and retaining executive talent. Most of these benefits are intended to address issues and incremental expenses for those executives that have relocated to Bermuda from another country that would not have otherwise been incurred if relocation to Bermuda were not required. After a comprehensive review of these programs in 2010, our Compensation Committee decided to modify and/or phase out certain programs starting in 2011 to ensure that we are offering cost-effective programs that have a common structure across our organization and to address the overall aggregate costs of these programs. Effective January 1, 2011, our Compensation Committee implemented a lower-cost housing allowance for any new hires that are relocated to the Bermuda office. Furthermore, we have begun the phase out of the existing allowance programs for automobile, home travel and club dues over a three-year period. Accordingly, all participants, including Messrs. Becker, Roberts and Minton, received 100% of their applicable allowances in 2011, and will receive 66.6% in 2012, 33.3% in 2013 and 0% in subsequent years. Our Compensation Committee believes that this tiered approach to eliminating these benefits is an appropriate balance between cost reduction and taking away allowances that participants have been accustomed to receiving for many years. Messrs. Wafer and Cook do not receive the auto, travel or club allowances since the terms of their compensation were determined pursuant to employment agreements that were entered into with Harbor Point prior to the Amalgamation.

The benefits described below were in effect for 2011:

Perquisite	Purpose/Description	2011 Participating Named Executive Officers	Status

Housing Allowance

Due to limitations on property ownership in Bermuda and due to the significant cost of rentals, we provide a housing allowance of up to $15,000 per month in the case of our Chief Executive Officer and up to a range of $10,000–15,000 per month for other named executive officers that reside in Bermuda.

		Mr. Becker Mr. Roberts Mr. Minton Mr. Cook	Continues

Gross-Upon Housing Allowance

To mitigate the additional personal income taxes that are due on the housing allowance, we provide a payment to our executives that reside in Bermuda and pay U.S. taxes in an amount equal to the additional taxes incurred as a result of the housing allowance and corresponding tax gross-up, calculated pursuant to the foreign housing exclusion provisions of the Tax Increase Prevention and Reconciliation Act of 2005 (TIPRA).

		Mr. Becker Mr. Minton	Continues

Automobile Allowance

This is a common benefit provided by our peers in Bermuda and, consequently, we offer a similar benefit in order to keep our compensation packages competitive. For 2011, the annual allowance was $12,000 in the case of our Chief Executive Officer and $8,000 for certain other executives. This benefit is being phased out over 2012 and 2013.

		Mr. Becker Mr. Roberts Mr. Minton	Ceases in 2014

Reimbursement for Financial and Tax Preparation Fees

To mitigate the additional expense of managing complex tax issues and form preparation related to having expatriate status, we provide for the reimbursement of these fees up to $13,000 per year to our executives that reside in Bermuda.

		Mr. Becker Mr. Minton	Continues

Home Travel Allowance

To mitigate the increased travel expense incurred by relocating to Bermuda from the executive’s home country, we provide our expatriates with a personal travel allowance of up to $25,000 per year in the case of our Chief Executive Officer and up to $20,000 per year for certain other named executive officers that have relocated to Bermuda. This benefit is being phased out over 2012 and 2013.

		Mr. Becker Mr. Minton	Ceases in 2014

Reimbursement for Country Club Dues

To facilitate networking with clients and other business executives, we provide for reimbursement of club membership fees up to $12,000 per year in the case of our Chief Executive Officer and up to $8,000 per year for certain other executives. This benefit is being phased out over 2012 and 2013.

		Mr. Becker Mr. Roberts Mr. Minton	Ceases in 2014

In addition to the perquisites listed above, we also reimburse for travel expenses related to family members accompanying our named executive officers to our annual strategic planning meeting and/or other specified business meetings. No such reimbursements were made to our named executive officers in 2011. Also, pursuant to Mr. Becker’s employment agreement, he has access to private air charter for normal commuting to and from the Company’s corporate headquarters in Bermuda.

Employment Agreements

Our general policy is to enter into employment agreements with our named executive officers in order to set forth the terms of their employment and to provide certain protections to both parties in the event of termination of employment or a change-in-control (the named executive officers agreements are discussed in detail following the Grants of Plan Based Awards table and under Potential Payments Upon Termination or Change-in-Control). We currently have agreements with each of our named executive officers.

On June 1, 2011, we entered into a new employment agreement with Mr. Becker. Mr. Becker’s previous employment agreement included provisions for compensation in the event of termination of employment following a change-in-control. Although the Amalgamation constituted a change-in-control pursuant to the terms of the previous employment agreement, the fact that Mr. Becker’s employment was not diminished or terminated resulted in some ambiguity as to what, if any, compensation would be due to Mr. Becker under his prior employment agreement in conjunction with a future termination of employment. Accordingly, in order to secure Mr. Becker’s services following the expiration of his prior employment agreement, our Compensation Committee determined that it would be appropriate to include the following provisions in his new agreement: (1) four installment payments in the amount of $750,000 each, payable on July 1, 2011 and January 1 of 2012, 2013 and 2014, that are intended to compensate Mr. Becker for the cost of purchasing a retirement annuity or for other retirement planning; (2) a restricted stock award for 100,000 shares that is scheduled to vest on January 1, 2014; (3) a limited tax gross-up which could become due in connection with any excise taxes, interest or penalties incurred under Section 4999 of the Internal Revenue Code (which we refer to as the Code) in connection with the Amalgamation (but not in connection with any other change-in-control); and (4) indemnification for any excise, penalty, interest, other taxes or expenses incurred pursuant to or in connection with Sections 409A or 457A of the Code in connection with the original employment agreement or the new employment agreement. For terminations in connection with a change-in-control occurring after June 1, 2011, the excise tax gross-up provision previously included under Mr. Becker’s original employment agreement was eliminated. Our Compensation Committee and board of directors believed that retaining Mr. Becker’s future services was critical to our business because Mr. Becker’s continued role as President and Chief Executive Officer is imperative to the successful execution of the intended strategies of the Amalgamation, and because of the critical role his leadership and the extraordinary commitment of key senior management to his leadership plays in realizing the benefits of the Amalgamation. This assessment was further validated to our Compensation Committee based on the results of a comprehensive Employee Engagement Survey conducted by CLC Genesee, a worldwide leader in talent management consulting and engagement, in which 91% of our employees voluntarily participated. The degree by which our employees responded favorably overall to the leadership and direction of the Company surpassed the normative database of other high performance companies.

Change-in-Control and Severance

Upon termination of employment or a change-in-control, our named executive officers may receive (1) accelerated vesting of awards granted under our equity plans and/or (2) severance payments under the circumstances described below under Potential Payments upon Termination or Change-in-Control.

Payments Upon a Change-in-Control Without Termination of Employment: Generally, for equity awards that were granted prior to 2011, in the event a change-in-control occurs (1) the then-outstanding options become immediately exercisable, (2) the restricted period on restricted stock awards and restricted stock units expires (including a waiver of any applicable performance goals), (3) the performance periods in effect end and our Compensation Committee will (a) determine the extent to which performance goals have been met and (b) cause the named executive officer to receive partial or full payment of awards and (4) any awards previously deferred will be settled in full as soon as practicable.

In February 2011, we modified the terms of our newly issued equity awards to provide a “double trigger” in the event of a change-in-control before any award vesting can be accelerated, which requires a qualifying termination of employment in conjunction with a change-in-control to effect a vesting acceleration. The modifications to these provisions reflect our Compensation Committee’s belief that our named executive officers and other employees who have built our Company into a successful enterprise should be protected in the event of a termination of employment in connection with a change- in-control. Further, we believe that the interests of shareholders will be best served if the interests of our named executive officers are aligned with shareholders, and that providing protection in the event of termination of employment in connection with a change-in-control should reduce or eliminate any potential reluctance of our named executive officers to pursue potential change-in-control transactions that may be in the best interests of shareholders.

Payments Upon Termination of Employment (including Termination in Conjunction with a Change-in-Control): Our Compensation Committee believes that severance benefits are necessary to attract and retain the executive talent that we need to lead our Company and that our named executive officers and other key executives should be protected in the event of a termination of employment without Cause and in certain other terminations. Each of our named executive officers is eligible to receive severance benefits upon a qualifying termination of employment pursuant to their individual employment agreements. These benefits are contingent upon the named executive officer’s continued compliance with non-solicitation, non-competition and non-disparagement restrictive covenants and the execution of a release of claims.

The amount of severance provided to our named executive officers, and the components of its calculation, were designed to be competitive with similar positions at similar companies based on the named executive officer’s position at the time the agreement was entered into. The agreements for Messrs. Wafer and Cook were entered into prior to the Amalgamation based on their positions with Harbor Point at that time. Our Compensation Committee intends to review the possibility of utilizing a common form of employment agreement in the future to increase consistency of employment terms.

In addition to accelerated vesting of equity awards (or partial acceleration, as the case may be) upon (1) death, (2) disability, (3) termination without Cause and (4) termination for Good Reason, our Bermuda-based named executive officers receive accelerated vesting of restricted stock upon the failure of the Bermuda immigration authorities to renew a Bermuda-based named executive officer’s work permit (through no fault of the employee) where we do not offer a comparable position at an affiliate. We believe accelerated vesting under these circumstances is appropriate because we recognize that failure to renew a Bermuda work permit for our Bermuda-based named executive officers could serve as a constructive termination.

Share Ownership Guidelines

In February 2011, our Compensation Committee adopted share ownership guidelines for our non-employee directors and our “Section 16 Officers” (within the meaning of Section 16 of the Exchange Act). The primary goal of the ownership guidelines is to encourage our senior leadership team to maintain a significant ownership stake in Alterra Capital so that they remain focused on the creation of long-term value for our shareholders. For non-employee directors, target ownership is expressed as a multiple of the director’s annual retainer. For executives, target ownership is expressed as a multiple of salary based on job position, as set forth below:

Position	Ownership Requirement
Board of Directors	4.0 x annual retainer
CEO	5.0 x salary
COO/CFO/Division President or Equivalent	3.0 x salary
Other Section 16 Officers	1.0 x salary

Current directors and executives who are subject to the guidelines are expected to attain their target ownership level by January 1, 2016. New directors and executives are expected to attain their target ownership level within five years of becoming subject to the guidelines. Generally, equity counting towards the ownership threshold includes all common shares, restricted stock and restricted stock units subject to time vesting, in each case based on the value of our common shares at the time of measurement, stock options and warrants based on the in-the-money value at the time of measurement, and other equity that is beneficially owned by the director, executive officer or his or her affiliates. Equity that is excluded from the ownership threshold includes stock options and warrants that are underwater at the time of measurement and restricted stock and restricted stock units that are subject to performance vesting.

Ownership status for our named executive officers as of December 31, 2011 was as follows:

Share Ownership Status as of December 31, 2011
Named Executive Officer	Share Ownership Guideline % of Salary	Share Ownership Guideline Value	Share Ownership Policy Status (Met/Unmet)
W. Marston Becker	5.0 x salary	$5,750,000	Met
Joseph W. Roberts	3.0 x Salary	$1,575,000	Met
Peter A. Minton	3.0 x Salary	$2,220,000	Met
Thomas C. Wafer	3.0 x Salary	$1,500,000	Met
D. Andrew Cook	3.0 x Salary	$1,755,000	Met

Anti-Hedging Policy

As part of our Procedures and Policies Governing Securities Trading by Employees, Officers and Directors, all of our employees, officers and directors are prohibited from trading any interest or position relating to the future price of the Company’s securities. These prohibited transactions include trading in put and call options and short sale transactions.

Compensation Recoupment Policy

In February 2011, our Compensation Committee adopted a compensation recoupment policy. The primary goal of this policy is to recover, under certain circumstances, incentive compensation that is paid or awarded to our Section 16 Officers based on incorrect financial results. The policy provides that, in the event of a restatement of financial results due to material noncompliance in connection with misconduct (as determined by our Compensation Committee in its sole discretion) by a Section 16 Officer, our Compensation Committee will review the incentive compensation that was paid or awarded to all officers subject to the policy in connection with financial results for the three-year period ending on the financial restatement period-end date. If any such incentive compensation would have been lower had the level of achievement of applicable financial goals been calculated based on such restated financial results, our Compensation Committee will, if it determines appropriate in its sole discretion, recover from and require such Section 16 Officer(s) to return the incremental portion of the incentive compensation in excess of the incentive compensation that would have otherwise been paid based on the restated financial results.

Tax Deductibility of Executive Compensation

Code Section 162(m) limits the tax deductibility by U.S. companies of certain compensation paid to “covered employees” within the meaning of Code Section 162(m). This provision generally disallows a tax deduction to public corporations for compensation in excess of $1,000,000 per year unless it is considered performance-based compensation under the Code. Of our 2011 named executive officers, only Mr. Wafer was employed by a U.S. subsidiary in 2011. In those cases where Code Section 162(m) is applicable, we believe that the corporate income tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policy or in rewarding executive performance. Accordingly, although we generally intend to avoid the loss of a tax deduction due to Code Section 162(m), we reserve the right to pay amounts that are not deductible in appropriate circumstances.

2012 Compensation

In February 2012, in connection with our Compensation Committee’s annual compensation review, Mr. Wafer’s salary was increased from $500,000 to $550,000 effective January 1, 2012 to (1) compensate Mr. Wafer for reductions to his annual retirement contributions in connection with changes made to our U.S. retirement plans effective January 1, 2012 (estimated annual reduction to Mr. Wafer’s benefit is approximately $26,400) and (2) to align Mr. Wafer’s salary relative to the salary paid for similar positions at peer companies.

Pursuant to the long-term incentive program, restricted stock and performance-based stock awards were granted to our named executive officers on March 1, 2012 as previously described under Long Term Incentive Plans.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K, Item 402(b) with our management. Based on the review and these discussions, our Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference into our Annual Report.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

The Compensation Committee

Willis T. King, Jr. (Chairman)
James D. Carey
Stephan F. Newhouse
Mario P. Torsiello

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by Alterra Capital with the SEC under the Securities Act or the Exchange Act, except to the extent that Alterra Capital specifically incorporates the Report by reference in any such document.

Compensation Tables and Related Disclosures

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation earned by or awarded to our named executive officers in 2011, 2010 and 2009, as applicable.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Share Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
W. Marston Becker,	2011	1,150,000	1,250,000	3,952,998	—	1,033,515	(4)	7,386,513
Chief Executive Officer	2010	1,065,800	1,700,000	4,076,734	—	348,646		7,191,180
	2009	978,300	1,020,000	1,608,336	651,081	362,161		4,619,878
Joseph W. Roberts,	2011	525,000	647,000	675,010	8,808	188,500	(5)	2,044,318
Executive Vice President	2010	500,000	675,000	1,330,139	—	178,000		2,683,139
and Chief Financial Officer	2009	415,000	393,750	649,992	—	211,862		1,670,604
Peter A. Minton,	2011	740,000	750,000	949,999	2,034	245,292	(6)	2,687,325
Executive Vice President	2010	718,300	950,000	2,128,462	—	241,705		4,038,467
and Chief Operating Officer	2009	624,550	570,000	489,994	—	243,604		1,928,148
Thomas C. Wafer	2011	476,667	550,000	951,099	—	27,900	(7)	2,005,666
Chief Executive Officer of Reinsurance
D. Andrew Cook	2011	585,000	405,000	830,008	—	238,500	(8)	2,058,508
Executive Vice President, Business Development & President, Alterra Bermuda

(1)	Reflects the value of the cash bonus paid under our annual incentive plan.

(2)

Reflects the grant date fair value of restricted stock awards in accordance FASB ASC Topic 718 “Stock Compensation.” The assumptions used for determining values for the 2011 fiscal year are reflected in Note 14 of the Annual Report. See Grants of Plan Based Awards in Fiscal Year 2011 for more detail concerning the 2011 fiscal year awards.

(3)

Reflects the grant date fair value of stock option awards in accordance with FASB ASC Topic 718 “Stock Compensation.” The assumptions used for determining values for the 2011 fiscal year are reflected in Note 14 of the Annual Report. The stock option awards granted to Mr. Roberts and Mr. Minton in 2011 were reload options issued in connection with the exercise of previously granted options.

(4)

Includes the first of four installment payments pursuant to Mr. Becker’s employment agreement in the amount of $750,000, a housing allowance of $137,500, a tax gross-up allowance of $77,215, a travel allowance of $25,000, a financial planning allowance of $10,000, a car allowance of $12,000, club dues of $12,000 and contributions made on behalf of Mr. Becker to our defined contribution plans.

(5)	Includes a housing allowance of $120,000, a contribution made on behalf of Mr. Roberts to our defined contribution plans of $52,500, car allowance and club dues.

(6)

Includes a housing allowance of $120,000, a tax gross-up allowance of $67,792, a travel allowance of $20,000, a financial planning allowance of $11,700, a car allowance, club dues and contributions made to our defined contribution plans.

(7)	Reflects the amount that we contributed on behalf of Mr. Wafer to our defined contribution plans.

(8)	Reflects a housing allowance of $180,000 and contributions made on behalf of Mr. Cook to our defined contribution plans of $58,500.

Grants of Plan Based Awards in Fiscal Year 2011

Our Compensation Committee granted restricted stock and stock options to our named executive officers during 2011. Set forth below is information regarding awards granted in 2011.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All other Share Awards: Number of Shares or Units (#)		All other Option Awards: Number of Shares Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Share and Option Awards ($)	Closing Price on the Grant Date ($)
			Threshold (#)	Target (#)	Maximum (#)
W. Marston Becker	3/1/2011	2/7/2011				79,254	(1)				1,699,998	21.45
	6/1/2011	6/1/2011				100,000	(2)				2,253,000	22.53
Joseph W. Roberts	3/1/2011	2/7/2011				31,469	(1)				675,010	21.45
	5/19/2011	5/19/2011						4,255	(3)	22.12	8,808	22.40
Peter A. Minton	3/1/2011	2/7/2011				44,289	(1)				949,999	21.45
	8/12/2011	8/12/2011						20,342	(3)	19.91	2,034	19.41
Thomas C. Wafer	3/1/2011	2/7/2011				34,965	(4)				749,999	21.45
	9/1/2011	8/2/2011				10,000	(5)				201,100	20.11
D. Andrew Cook	3/1/2011	2/7/2011				38,695	(4)				830,008	21.45

(1)	Restricted stock grant made pursuant to our 2008 Incentive Plan. Award vests on March 1, 2014.

(2)	Restricted stock grant made pursuant to our 2008 Incentive Plan in connection with the renewal of Mr. Becker’s employment agreement. Award vests on January 1, 2014.

(3)	Option award was granted in connection with the exercise of a previously issued option award pursuant to a reload provision.

(4)	Restricted stock grant made pursuant to our 2006 Incentive Plan. Award vests on March 1, 2014.

(5)	Restricted stock grant made pursuant to our 2006 Incentive Plan in connection with Mr. Wafer’s promotion to Chief Executive Officer of Reinsurance on August 1, 2011.

Employment Agreements.

The following paragraphs summarize the employment agreements of our named executive officers. The employment agreements also provide for severance upon certain terminations of employment. The severance provisions are described below in the section titled Potential Payments Upon Termination or Change-in-Control below.

W. Marston Becker. On December 8, 2006, we entered into an employment agreement with Mr. Becker under which he served as our Chief Executive Officer for a five-year term that began on November 13, 2006, which we refer to as the Original Agreement. On June 1, 2011, in anticipation of the expiration of the Original Agreement, we entered into a new employment agreement with Mr. Becker under which he serves as our President and Chief Executive Officer for a three-year term that began on January 1, 2011, subject to earlier termination in certain circumstances, which we refer to as the New Agreement.

The Original Agreement, which was revised in December 2008 to comply with Code Section 409A, provided for an annual base salary of $750,000, subject to increase at the discretion of our Compensation Committee, and an annual cash bonus targeted at 100% of base salary with a range of 0% to 250% of base salary. The Original Agreement also provided for an initial 100,000 shares of restricted stock and 325,000 stock options, each divided into three equal tranches. The first tranche vested on January 1, 2007. The second tranche vested on January 1, 2008 upon the successful attainment of performance goals specified in the Original Agreement as certified by our Compensation Committee on February 11, 2008. The remaining tranche was forfeited on December

31, 2008 as a result of performance criteria not being met. Under the terms of the Original Agreement, Mr. Becker also received (1) an automobile allowance of $1,000 per month, (2) payment of country club dues (capped at $1,000 per month), (3) a housing allowance (capped at $15,000 per month) including a gross-up in the manner provided to our other senior executive officers who were subject to U.S. income tax or, if more favorable to Mr. Becker, in the aggregate, the amount otherwise provided to our other senior executive officers, and (4) participation in pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans that were established during the term of his employment. Mr. Becker was also entitled to six weeks of paid vacation each year and access to a private plane in accordance with our policy.

The New Agreement, effective June 1, 2011 for a term that began January 1, 2011, provides for an annual base salary of no less than $1,150,000, subject to increase at the discretion of our Compensation Committee, an annual cash bonus targeted at 160% of base salary with a range of 0% to 300% of base salary, and an annual long-term incentive award targeted at 200% of base salary with a range of 0% to 400% of base salary. The New Agreement also provided for an initial 100,000 shares of restricted stock subject to vesting on January 1, 2014. Under the terms of the New Agreement, Mr. Becker also receives (1) four installments in the amount of $750,000 each for purchasing a retirement annuity or other retirement savings (the first of which was paid on July 1, 2011, the second on January 1, 2012, and the remaining installments to be paid on January 1, 2013 and 2014, respectively), (2) a housing allowance equal to his actual monthly housing expense plus $1,000 (capped at $15,000 per month), including a gross-up in the manner provided to our other senior executive officers who were subject to U.S. income tax, (3) a tax gross-up in connection with any excise taxes, interest or penalties incurred under Code Section 4999 in connection with the Amalgamation (but not in connection with any other change-in-control), (4) indemnification for any excise, penalty, interest, other taxes or expenses incurred pursuant to or in connection with Code Sections 409A or 457A in connection with the Original Agreement or the New Agreement, (5) participation in pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans that may be established during the term of his employment, (6) six weeks of paid vacation each year and (7) access to private air charter for normal commuting to and from the Company’s corporate headquarters in Bermuda and business travel as needed in his reasonable discretion and in accordance with our policy.

Mr. Becker is subject to post-termination non-competition restrictions for a period of 12 months (24 months in the case of retirement) and non-solicitation restrictions for 24 months in addition to perpetual confidentiality and non-disparagement requirements.

For 2011, Mr. Becker was paid a base salary of $1,150,000 and was awarded a cash bonus in the amount of $1,250,000. For 2012, Mr. Becker’s base salary was not changed.

Joseph W. Roberts. Effective April 1, 2007, we entered into an employment agreement with Mr. Roberts pursuant to which Mr. Roberts serves as our Executive Vice President and Chief Financial Officer. Mr. Roberts’ employment agreement had an initial term of three years, with automatic one-year extensions subject to six-month non-renewal notice by either Mr. Roberts or us. The agreement provides for an annual base salary of not less than $325,000 subject to increase at the discretion of our Compensation Committee. Pursuant to the terms of his employment agreement, Mr. Roberts is eligible for an annual bonus determined in accordance with the bonus policy applicable to our senior executive officers located in Bermuda, and a target bonus below 50% of base salary would constitute Good Reason (as defined in his employment agreement) triggering severance payments by us to Mr. Roberts if he elects to terminate his employment.

Under the terms of his employment agreement, Mr. Roberts is also entitled to perquisites commensurate with those provided to other executive vice presidents in Bermuda, including (1) a housing allowance of not less than $10,000 per month, (2) a club dues allowance, (3) an automobile allowance, (4) a travel allowance, (5) tax and financial planning services and (6) a tax gross-up. Mr. Roberts is entitled to participate in our pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans that may be established during the term of his employment. Mr. Roberts is also entitled to no less than four weeks of paid vacation each year.

Mr. Roberts is subject to one-year post-termination non-competition and non-solicitation restrictions in addition to perpetual confidentiality and non-disparagement requirements.

For 2011, Mr. Roberts was paid a base salary of $525,000 and was awarded a cash bonus in the amount of $647,000. For 2012, Mr. Roberts’ base salary was not changed. Pursuant to changes made in 2011 to our perquisite programs, the club, auto and travel allowances are in the process of being phased out, and will be eliminated in their entirety by 2014.

Peter A. Minton. Effective April 1, 2007, we entered into an employment agreement with Mr. Minton pursuant to which Mr. Minton serves as our Executive Vice President and Chief Operating Officer. Mr. Minton’s employment agreement had an initial term of three years, with automatic one-year extensions subject to six-month non-renewal notice by either Mr. Minton or us. Mr. Minton’s employment agreement was revised in December 2008 to comply with Code Section 409A. The agreement provides for an annual base salary of not less than $500,000 subject to increase at the discretion of our Compensation Committee. Pursuant to the terms of the employment agreement, Mr. Minton is eligible for an annual bonus determined in accordance with the bonus policy applicable to our senior executive officers located in Bermuda, and a target bonus below 50% of base salary would constitute Good Reason (as defined in his employment agreement) triggering severance payments by us to Mr. Minton if he elects to terminate his employment. Additionally, on October 18, 2010, we entered into a Stay Agreement with Mr. Minton in order to incentivize him to remain with us until at least April 1, 2012. In addition to providing for certain additional severance payments, the agreement provides for a restricted stock grant with a value of $1,300,000 on June 1, 2013, subject to Mr. Minton’s continued employment with us on that date. Such restricted stock will vest on June 1, 2016, subject to Mr. Minton’s continued employment with us on that date.

Under the terms of his employment agreement, Mr. Minton is also entitled to perquisites commensurate with those provided to other executive vice presidents in Bermuda, including (1) a housing allowance of not less than $10,000 per month, (2) a club dues allowance, (3) an automobile allowance, (4) a travel allowance, (5) tax and financial planning services and (6) a tax gross-up. Mr. Minton is entitled to participate in our pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans that may be established during the term of his employment. Mr. Minton is also entitled to no less than four weeks of paid vacation each year.

Mr. Minton is subject to one-year post-termination non-competition and non-solicitation restrictions in addition to perpetual confidentiality and non-disparagement requirements.

For 2011, Mr. Minton was paid a base salary of $740,000 and was awarded a cash bonus in the amount of $750,000. For 2012, Mr. Minton’s base salary was not changed. Pursuant to changes made in 2011 to our perquisite programs, the club, auto and travel allowances are in the process of being phased out, and will be eliminated in their entirety by 2014.

Thomas C. Wafer. Mr. Wafer is compensated pursuant to an employment agreement originally entered into with Harbor Point, effective as of December 14, 2005, and as amended on December 31, 2008. The employment agreement had an initial term of three years, with automatic one-year extensions subject to 90 days’ non-renewal notice by either Mr. Wafer or us. The agreement provides for an annual base salary of $420,000 and an annual incentive bonus to be determined by our Compensation Committee in its discretion based on performance during the year. The employment agreement also provided for an initial award of 35,000 Harbor Point stock options and 30,000 Harbor Point restricted shares each of which was divided into five equal vesting tranches. The first tranche vested on March 15, 2007 with the remaining four tranches vesting on the applicable anniversary of this date. Pursuant to the Amalgamation, Mr. Wafer’s grant pursuant to his employment agreement was converted to 132,191 options and 113,306 common shares of Alterra Capital.

Under the terms of his employment agreement, Mr. Wafer is entitled to participate in our pension, retirement, savings, medical, disability and in such other welfare plans that were established during the term of his employment. Mr. Wafer is also entitled to four weeks of paid vacation each year.

Mr. Wafer is subject to (1) post termination non-competition and non-solicitation of customers’ covenants that run for 12 months, (2) a post termination non-solicitation covenant with respect to employees that runs for 24 months and (3) a post termination confidentiality covenant that runs for 10 years.

For 2011, Mr. Wafer’s base salary rate was $460,000 through July 31, 2011, and then increased to $500,000 effective August 1, 2011 in conjunction with his promotion to Chief Executive Officer of Reinsurance. Mr. Wafer was also awarded a cash bonus in the amount of $550,000 with respect to his 2011 performance. For 2012, Mr. Wafer’s base salary was increased to $550,000 effective January 1, 2012.

D. Andrew Cook. Mr. Cook is compensated pursuant to an employment agreement originally entered into with Harbor Point, effective as of September 6, 2006, and as amended on March 22, 2010. The employment agreement, as amended, has a current term of two years commencing on May 12, 2010, with automatic one-year extensions subject to 90 days’ non-renewal notice by either Mr. Cook or us. The agreement provides for an annual base salary of no less than $585,000 and an annual incentive bonus to be determined by our Compensation Committee in its discretion based on performance during the year. The employment agreement also provided for an initial award of 30,000 Harbor Point stock options and 20,000 Harbor Point restricted shares each of which was divided into five equal vesting tranches. The first tranche vested on September 1, 2007 with the next three tranches vesting on the applicable anniversary of this date, and the final tranche vesting on May 12, 2010. Pursuant to the Amalgamation, Mr. Cook’s grant pursuant to his employment agreement was converted to 113,307 options and 75,537 common shares of Alterra Capital.

Under the terms of his employment agreement and in conjunction with the Amalgamation, Mr. Cook was also granted a $600,000 retention cash award and an $800,000 retention share award. The retention cash award will be paid on May 12, 2012, provided Mr. Cook remains employed with us through that date. The retention share award is subject to both time-based and performance-based vesting conditions, whereby the time-based vesting requirement will vest on May 12, 2012 and the performance-based vesting conditions are based on the same terms as applicable to other senior officers participating in the award. The employment agreement also provided that all equity awards held by Mr. Cook, excluding the retention share award, would vest on the earlier to occur of (1) May 12, 2011 or (2) termination of employment for any reason.

Under the terms of his employment agreement, Mr. Cook is entitled to participate in our pension, retirement, savings, medical, disability and other welfare plans that were established during the term of his employment. Mr. Cook is also entitled to four weeks of paid vacation each year.

Mr. Cook is subject to (1) post termination non-competition and non-solicitation of customers’ covenants that run for 12 months, (2) a post termination non-solicitation covenant with respect to employees that runs for 24 months and (3) a post termination confidentiality covenant that runs for 10 years.

For 2011, Mr. Cook was paid a base salary of $585,000 and was awarded a cash bonus in the amount of $405,000. For 2012, Mr. Cook’s base salary was not changed.

2008 Incentive Plan

General. The purpose of our 2008 Incentive Plan, which was approved by shareholders at our May 2008 Annual General Meeting, is to allow us to attract and retain key personnel and provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, which may (but need not) be measured by reference to the value of our common shares, thereby strengthening their commitment to our welfare and aligning their interests with those of our shareholders. Our 2008 Incentive Plan has a term of ten years and no further awards may be granted under the 2008 Incentive Plan after that date.

Administration. Our Compensation Committee administers our 2008 Incentive Plan and has the authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2008 Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to our 2008 Incentive Plan.

Awards Available for Grant. Our Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

Number of Shares Authorized. Our 2008 Incentive Plan provides for an aggregate of 4,500,000 common shares to be available for awards. No participant may be granted awards of options or stock appreciation rights with respect to more than 600,000 common shares in any one year. No more than 600,000 common shares (or the equivalent fair market value thereof) may be earned in respect of performance compensation awards granted to any participant for a single calendar year during a performance period. The maximum amount that can be paid to a participant in any calendar year pursuant to a performance compensation award in the form of a cash bonus is $15,000,000. If there is a change in our corporate capitalization or a corporate transaction or event that affects our common shares, our Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance, the number of shares covered by awards then outstanding, the limitations on awards, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate under our 2008 Incentive Plan.

Transferability. In general, awards granted under our 2008 Incentive Plan may only be exercised by the participant, subject to certain permissible transfers by will or laws of descent or in the discretion of our Compensation Committee.

Amendment. Our board of directors may amend, suspend or terminate our 2008 Incentive Plan at any time, subject to any shareholder approval requirements related to the amendment of our 2008 Incentive Plan. No amendment, suspension or termination may impair the rights of any participant or recipient of any award without the consent of the participant or recipient. If our board of directors so delegates, our Compensation Committee may amend the 2008 Incentive Plan, except to the extent the amendment involves increasing the maximum number of common shares available for awards.

Change-in-Control. In the event of a “change-in-control” (as defined below), our Compensation Committee may provide that all or any portion of any outstanding options and equity awards (other than performance compensation awards) issued under our 2008 Incentive Plan will become fully vested and performance compensation awards will vest based on the level of attainment of the specified performance goals or assuming that target levels of performance have been attained, or on some other basis, as determined by our Compensation Committee. Our Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a change-in-control.

For purposes of our 2008 Incentive Plan, “change-in-control” means (1) a sale, lease exchange or other transfer (in one or more related transactions) of all or substantially all of our assets or those of Alterra Bermuda, (2) any person or group of persons becomes the beneficial owner of our outstanding securities that represent 51% or more of the combined voting power of our then-outstanding voting securities, provided, that, certain types of acquisitions (e.g., certain acquisitions directly from us or by us or by an employee benefit plan that we sponsor) will not constitute a change-in-control, (3) during any period of two consecutive years, individuals who at the beginning of that period constituted our board of directors (together with any new directors subsequently elected to our board of directors whose nomination by our shareholders was approved by a vote of our board of directors then still in office who are either directors at the beginning of that period or whose election or nomination for election was so previously approved) cease for any reason to constitute a majority of our board of directors then in office, (4) our board of directors or shareholders approve and consummate a merger, amalgamation or consolidation of us with any other corporation, other than a merger, amalgamation or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by our voting securities immediately after the merger or consolidation and at least a majority of the members of the board of directors of the resultant entity after the transaction were members of our board of directors at the time of the execution of the initial agreement or of the action of our board of directors providing for the transaction or (v) our board of directors or shareholders approve a plan of complete liquidation of us or an agreement for the sale or disposition by us (in one or a series of transactions) of all or substantially all of our assets.

2006 Incentive Plan

General. The purpose of our 2006 Incentive Plan, which was approved by shareholders in November 2006, is to allow us to attract and retain employees, consultants and directors and provide a means whereby such individuals can acquire and maintain an equity interest in us, thereby strengthening their commitment to our welfare and aligning their interests with those of our shareholders. Our 2006 Incentive Plan has a term of ten years and no further awards may be granted under the 2006 Incentive Plan after that date.

Administration. Our Compensation Committee administers our 2006 Incentive Plan and has the authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2006 Incentive Plan and to adopt, amend and rescind rules and regulations relating to our 2006 Incentive Plan.

Awards Available for Grant. Our Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards or any combination of the foregoing.

Number of Shares Authorized. Our 2006 Incentive Plan provides for an aggregate of 6,609,575 common shares to be available for awards, subject to adjustment in connection with certain events (as generally described below). No award may be granted if the number of shares to which such award relates, when added to the number of shares previously issued under our 2006 Incentive Plan, exceeds the aggregate number of shares reserved for issuance under the plan. If there is a change in our corporate capitalization (e.g., dividend in shares, extraordinary dividend, stock split) or a corporate transaction or event (other than an ordinary or regular cash dividend) that affects our common shares, our Compensation Committee (in order to prevent dilution or enlargement of participants’ rights under the plan) will make such equitable changes or adjustments as it deems appropriate to any outstanding awards, subject to compliance with Code Sections 424(a) and 409A, as applicable. In addition, our Compensation Committee may make adjustments in the terms and conditions of, and the criteria and performance objective included in, award letters in recognition of unusual or non-recurring events (including events described in the preceding sentence) or our financial statements, or in response to changes in applicable laws, regulations or accounting principles.

Transferability. In general, awards granted under our 2006 Incentive Plan may only be exercised by the participant, subject to certain permissible transfers by will or laws of descent or in the discretion of our Compensation Committee.

Amendment. Our board of directors may amend, suspend or terminate our 2006 Incentive Plan at any time, subject to any shareholder approval requirements related to the amendment of our 2006 Incentive Plan. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant.

Change-in-Control. In the event of a “change-in-control” (as previously defined above under the 2008 Incentive Plan), unless otherwise determined by our Compensation Committee on the date of grant, all outstanding stock options, stock appreciation rights and restricted stock awards issued under our 2006 Incentive Plan will become fully vested. Unless otherwise determined by our Compensation Committee, all vested stock options will be cancelled in exchange for a payment to each option holder equal to the value of the holder’s options (generally, the excess (if any) of the change-in-control price over the exercise price of an option). All other stock options will be cancelled for no consideration. To the extent that any payments and benefits provided under our 2006 Incentive Plan, an award letter or any other arrangement between us and participant would constitute a “parachute payment” under Code Section 280G, such payments will be payable either (1) in full or (2) in such lesser amount which would result in no portion of such payments being subject to excise tax under Code Section 4999, whichever of these amounts results in the greatest amounts of benefits to the participant on an after-tax basis (even though some or all of such benefits may be taxable under Code Section 4999).

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each named executive officer at December 31, 2011.

Name	Number of Shares Underlying Unexercised Options Exercisable (#)		Option Awards			Share Awards
			Number of Shares Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Stock, Units or other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Stock, Units or Other Rights That Have Not Vested ($)(1)
W. Marston Becker	10,000	(2)			19.45	4/30/14	333,340	(3)	7,876,824	91,124	(4)	2,153,260
	216,667	(5)			21.99	12/8/16
	108,333	(6)			15.75	2/17/19
Joseph W. Roberts	4,255	(7)			22.12	5/6/12	97,594	(8)	2,306,146	32,161	(4)	759,964
	4,590	(9)			22.09	5/6/12
Peter A. Minton							126,624	(10)	2,992,125	42,882	(4)	1,013,302
Thomas C. Wafer	18,077	(11)			26.48	5/15/16	131,834	(12)	3,115,237	37,522	(4)	886,645
	132,191	(13)			26.48	6/9/16
D. Andrew Cook	18,077	(11)			26.48	5/15/16				42,882	(4)	1,013,302
	113,307	(14)			26.48	9/1/16

(1)	Reflects award value based on a share price of $23.63, the closing price of our common shares on December 31, 2011.

(2)	These options vested 34% on May 24, 2005, 33% on May 24, 2006 and 33% on May 24, 2007.

(3)

54,795 shares of restricted stock vested on February 17, 2012. The remaining shares of restricted stock will vest as follows: 99,291 on March 1, 2013, 100,000 on January 1, 2014, and 79,254 on March 1, 2014.

(4)	All or a portion of these shares will vest on August 15, 2015 if specified performance goals and service periods are met.

(5)	108,334 options vested on January 1, 2007 and 108,333 options vested on January 1, 2008.

(6)	54,167 of the performance-based options vested on February 8, 2010 and 54,166 vested on February 8, 2011.

(7)	These options were granted and vested on May 19, 2011 pursuant to a reload provision of a prior option award.

(8)	35,616 shares of restricted stock vested on February 17, 2012. The remaining shares of restricted stock will vest 30,509 on March 1, 2013 and 31,469 on March 1, 2014.

(9)	These options vested on February 27, 2006.

(10)	26,849 shares of restricted stock vested on February 17, 2012. The remaining shares of restricted stock will vest 55,486 on March 1, 2013 and 44,289 on March 1, 2014.

(11)	These warrants vested on May 12, 2010.

(12)	56,654 shares of restricted stock will vest on May 12, 2012, 34,965 on March 1, 2014, 10,000 on September 1, 2014 and 30,215 on March 3, 2015.

(13)	105,752 options vested on May 12, 2010 and 26,439 options vested on March 15, 2011.

(14)	67,984 options vested on May 12, 2010, 22,661 options vested on September 1, 2010 and 22,662 vested on May 12, 2011.

Option Exercises and Shares Vested in Fiscal Year 2011

The following table summarizes information underlying each exercise of stock options or warrants or vesting of restricted stock for each named executive officer in 2011.

Name	Option Awards				Shares Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
W. Marston Becker	—		—		77,489	1,707,632
Joseph W. Roberts	7,500		71,775	(2)	19,857	437,847
Peter A. Minton	124,167	(3)	836,404	(4)	32,200	710,010
Thomas C. Wafer	—		—		22,661	470,442
D. Andrew Cook	—		—		150,114	3,267,982

(1)

Reflects the value of the shares that vested based on the closing price of our common shares on the applicable vesting date(s) (or, if the stock market was closed on a vesting date, the closing price on the preceding trading day).

(2)	Reflects the value of the options exercised based on the difference between the closing price of our common shares on the trading day prior to the exercise date and the applicable exercise price.

(3)	Relates to the exercise of (1) warrants to acquire 44,167 common shares under a cashless exercise provision and (2) options to acquire 80,000 common shares.

(4)

Reflects the value of (1) the exercise of 44,167 warrant shares and 30,000 option shares based on the difference between the closing price of our common shares on the trading day prior to the exercise date and the applicable exercise price, and (2) the exercise of 50,000 option shares based on the difference between the actual sales price of the shares underlying the options exercised and the applicable exercise price.

Pension Benefits

We do not provide defined benefit pension plan benefits to our named executive officers.

Non-Qualified Deferred Compensation as of December 31, 2011

We maintain four nonqualified deferred compensation plans in which certain named executive officers of Alterra Capital who are U.S. taxpayers participate: the Excess Benefit Plan, the Top Hat Plan, the Deferred Compensation Plan for U.S. Citizens and the Harbor Point Limited Deferred Compensation Plan. These plans were originally established to provide employer contributions in excess of the Code limits imposed on our 401(k) plans and/or to permit eligible executives to defer receipt of compensation until a future date. However, as a result of tax law changes, in particular those enacted under Code Section 457A in 2008, on or prior to December 31, 2008 (1) the Excess Benefit Plan, the Top Hat Plan, and the Deferred Compensation Plan were amended such that those named executive officers that would otherwise participate in these plans are no longer eligible to receive employer contributions and/or defer additional compensation under these plans, and (2) the Harbor Point Limited Deferred Compensation Plan was amended to prohibit future employer contributions and compensation deferrals for executives that provide services from our Bermuda office. As a result, since December 31, 2008, the only contributions that have been made to the plans on behalf of our named executive officers were for Mr. Wafer with respect to the portion of his services that were provided from our U.S. subsidiaries. Messrs. Becker and Minton continue to participate in the crediting and debiting of interest earnings on existing balances and Messrs. Roberts and Cook are not eligible to participate in our non-qualified deferred compensation plans since they are not U.S. citizens.

The following table shows information about the participation by each named executive officer in our nonqualified deferred compensation plans in 2011.

Name	Executive Contributions in 2011 ($)	Company Contributions in 2011 ($)		Aggregate Earnings in 2011 ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/11 ($)
W. Marston Becker(1)	—	—		3,027	(2)	—	170,619	(3)
Joseph W. Roberts(4)	—	—		—		—	—
Peter A. Minton(1)	—	—		12,906	(5)	—	3,076,392	(6)
Thomas C. Wafer(7)	—	5,850	(7)	(734)		—	97,340
D. Andrew Cook(4)	—	—		—		—	—

(1)	During 2011, Messrs Becker and Minton did not make contributions to our nonqualified deferred compensation plans.

(2)	Reflects earnings of $2,526 with respect to amounts credited to our Excess Benefit Plan and earnings of $501 with respect to amounts credited to our Top Hat Plan.

(3)	Reflects a balance of $142,217 in our Excess Benefit Plan and $28,401 in our Top Hat Plan.

(4)	Messrs. Roberts and Cook were not eligible to participate in any non-qualified deferred compensation plans during 2011 since they are not U.S. citizens.

(5)

Reflects earnings of $13 with respect to amounts credited to our Excess Benefit Plan, earnings of $90 with respect to amounts credited to our Top Hat Plan and earnings of $12,803 with respect to amounts credited to our Deferred Compensation Plan for U.S. Citizens.

(6)	Reflects a balance of $110,666 in our Excess Benefit Plan, $802,412 in our Top Hat Plan and $2,163,315 in our Deferred Compensation Plan for U.S. Citizens.

(7)	Reflects participation in our Harbor Point Limited Deferred Compensation Plan. This amount is also reflected in the “All Other Compensation” column of the Summary Compensation Table.

Potential Payments Upon Termination or Change-in-Control

W. Marston Becker. Pursuant to the terms of the employment agreement for Mr. Becker, in the event that his employment terminates for any reason, he is generally entitled to receive the following accrued amounts: (1) accrued but unpaid base salary; (2) earned but unpaid bonus; (3) vested benefits under our employee benefit plans; (4) accrued vacation pay; and (5) any earned but unpaid annuity payment (as defined under Employment Agreements).

In the event of a termination for Cause (defined below), all payments, contributions and other benefits to which Mr. Becker is entitled under his employment agreement will cease immediately, with the exception of any accrued amounts, and any time-vesting or performance-vesting awards granted to Mr. Becker will be treated in accordance with their terms.

In the event that Mr. Becker voluntarily terminates his employment, all payments, contributions and other benefits to which he is entitled under his employment agreement will cease immediately, with the exception of any accrued amounts, and any time-vesting or performance-vesting awards granted to Mr. Becker will be treated in accordance with their terms. Mr. Becker may voluntarily terminate his employment without Good Reason (as defined below) and other than due to Retirement (as defined below) or on the expiration date of his employment agreement by giving us 90 days’ advance written notice of such termination.

In the event of Mr. Becker’s termination of employment due to disability or death, in addition to the accrued amounts, Mr. Becker (or Mr. Becker’s estate, beneficiary or beneficiaries, as the case may be) will be entitled to receive the following payments: (1) a cash payment equal to the sum of (a) Mr. Becker’s base salary plus (b) the greater of (i) the annual cash bonus for the immediately preceding calendar year and (ii) the target annual cash bonus for the then current calendar year, payable within 60 days after the termination date; (2) a pro-rata portion of the annual cash bonus for the year of termination, as determined by our board of directors, payable within 60 days after the termination date; (3) payment of all remaining installment payments (as previously described above under Employment Agreements), payable on the scheduled installment payment dates, which we refer to as the Annuity Payments; (4) accelerated vesting of any time-vesting awards; and (5) any time-based vesting restrictions on performance-vesting awards will lapse, but any performance hurdle requirements will continue pursuant to the terms of the grant.

In the event Mr. Becker’s employment is terminated by the Company without Cause other than during the 12-month period following a change-in-control or by Mr. Becker for Good Reason other than during the 12-month period following a change-in-control, in addition to any accrued amounts, Mr. Becker will be entitled to receive: (1) severance pay equal to two times the sum of (a) Mr. Becker’s base salary plus (b) the greater of (i) the annual cash bonus for the immediately preceding calendar year and (ii) the target annual cash bonus for the then current calendar year, paid in 12 equal monthly installments beginning following the 65th day after the termination date; (2) a pro-rata portion of the annual cash bonus for the year of termination, as determined by our board of directors, payable following the 65th day after the termination date; (3) payment of all remaining Annuity Payments, payable following the 65th day after the termination date; (4) accelerated vesting of any time-vesting awards; and (5) any time-based vesting restrictions on performance-vesting awards will lapse, but any performance hurdle requirements will continue pursuant to the terms of the grant.

Mr. Becker’s employment agreement will terminate on the January 1, 2014 expiration date unless we mutually agree otherwise with Mr. Becker. If the employment agreement expires and if Mr. Becker’s employment terminates on the expiration date, in addition to the accrued amounts, Mr. Becker will be entitled to receive: (1) severance pay equal to the sum of (a) Mr. Becker’s base salary plus (b) the greater of (i) the annual cash bonus for the immediately preceding calendar year and (ii) the target annual cash bonus for the then current calendar year, paid in 12 equal monthly installments beginning following the 65th day after the termination date; (2) the annual cash bonus for the preceding calendar year, as determined by our board of directors, payable following the 65th day after the termination date; (3) payment of the cash equivalent value of the annual long-term incentive award that would have been awarded with respect to the preceding calendar year as determined by our board of directors; (4) payment of the remaining Annuity Payment on January 1, 2014; (5) accelerated vesting of time-vesting awards; and (6) any time-based vesting restrictions on performance-vesting awards will lapse, but any performance hurdle requirements will continue pursuant to the terms of the grants.

If we notify Mr. Becker of our wishes to continue to employ Mr. Becker after the expiration date on substantially similar terms but Mr. Becker notifies us that he does not wish to continue to be employed by us, and if Mr. Becker’s employment terminates on the expiration date, in addition to the accrued amounts, Mr. Becker will be entitled to receive: (1) severance pay equal to his base salary, paid in 12 equal monthly installments beginning following the 65th day after the termination date; (2) the annual cash bonus for the preceding calendar year, as determined by our board of directors, payable following the 65th day after the termination date; (3) payment of the cash equivalent value of the annual long-term incentive award that would have been awarded with respect to the preceding calendar year, as determined by our board of directors; (4) payment of the remaining Annuity Payment on January 1, 2014; (5) accelerated vesting of time-vesting awards; and (6) any time-based vesting restrictions on performance-vesting awards will lapse, but any performance hurdle requirements will continue pursuant to the terms of the grants.

In the event Mr. Becker retires upon at least 120 days notice, without Good Reason, on or prior to the January 1, 2014 expiration date, in addition to the accrued amounts, Mr. Becker will be entitled to the following severance benefits: (1) severance pay equal to his base salary, paid in 12 equal monthly installments beginning following the 65th day after the termination date; (2) a pro-rata portion of the annual cash bonus for the year of termination as determined by our board of directors, payable following the 65th day after the termination date; (3) accelerated vesting of time-vesting awards; (4) any time-based vesting restrictions on performance-vesting awards will lapse, but any performance hurdle requirements will continue pursuant to the terms of the grants; and (5) if Mr. Becker’s date of retirement is the expiration date, (a) payment of the remaining Annuity Payment, which will be paid on January 1, 2014; (b) the annual cash bonus for the preceding calendar year, as determined by our board of directors, payable following the 65th day after the termination date; and (c) payment of the cash equivalent value of the annual long-term incentive award that would have been awarded with respect to the preceding calendar year as determined by our board of directors.

In the event that Mr. Becker’s employment is terminated by the Company without Cause during the 12 month period following a change-in-control or by Mr. Becker for Good Reason during the 12 month period following a Change-in-Control, in addition to any accrued amounts, Mr. Becker will be entitled to receive the following severance benefits: (1) severance pay equal to two and one-half times the sum of (a) Mr. Becker’s base salary plus (b) the greater of (i) the annual cash bonus for the immediately preceding calendar year and (ii) the target annual cash bonus for the then current calendar year, paid in 12 equal monthly installments beginning following the 65th day after the termination date; (2) a pro-rata portion of the annual cash bonus for the year of termination, as determined by our board of directors, payable following the 65th day after the termination date; (3) payment of all remaining Annuity Payments, paid following the 65th day after the termination date; (4) accelerated vesting of time-vesting awards; and (5) any time-based vesting restrictions on performance-vesting awards will lapse, any performance hurdle requirements will be deemed achieved at their maximum level under their terms, and such awards will be paid to Mr. Becker on the 65th day following the termination date.

If we had terminated Mr. Becker’s employment without Cause (other than due to disability, as defined below, or death), or Mr. Becker had terminated his employment for Good Reason, in each case on or prior to December 31, 2011, in addition to any accrued amounts, Mr. Becker would have been entitled to receive the following severance benefits: (1) severance pay equal to three times the sum of (a) Mr. Becker’s base salary plus (b) the amount of the annual cash bonus paid to Mr. Becker in 2011 for the 2010 performance year plus (c) the value of the annual restricted stock award granted to Mr. Becker on March 1, 2011 for the 2010 performance year, paid in 12 equal monthly installments beginning following the 65th day after the termination date; (2) a pro-rata portion of the annual cash bonus for the year of termination, as determined by our board of directors, payable following the 65th day after the termination date; and (3) accelerated vesting of time-vesting awards as of the termination date other than the restricted stock award granted on June 1, 2011, which would have been forfeited.

Assuming Mr. Becker’s employment terminated or there was a change-in-control on December 30, 2011, such payments and benefits have an estimated value of:

	Pro-rated Bonus(1)	Total Cash Severance		Annuity Payments		Value of Accelerated Equity(2)		Total
Termination without Cause or for Good Reason	1,250,000	13,650,000	(3)	—		5,513,824	(4)	20,413,824
Termination upon Death or Disability	1,250,000	2,990,000	(5)	2,250,000	(6)	10,030,084	(7)	16,520,084
Termination for Cause or without Good Reason	—	—		—		—		—
Termination without Cause or for Good Reason following a Change-in-Control	1,250,000	7,475,000	(8)	2,250,000	(6)	10,030,084	(7)	$21,005,084
Voluntary Termination	—	—		—		—	(9)	—
Termination upon Retirement	1,250,000	1,150,000	(10)	—		7,876,824	(11)	10,276,824
Change-in-Control Only	—	—		—		3,641,052	(12)	3,641,052

(1)	Assumes that pro-rated bonus equals actual cash bonus for 2011 performance.

(2)	Calculated as the number of shares of restricted stock vesting upon termination of employment multiplied by the closing price of our common shares on December 30, 2011 ($23.63).

(3)

Calculated as three times the sum of (1) Mr. Becker’s base salary in effect under his Original Agreement, (2) the cash bonus paid to Mr. Becker with respect to the fiscal year ended December 31, 2010 and (3) the grant date value of the restricted stock award granted to Mr. Becker on March 1, 2011 with respect to 2010 fiscal year performance.

(4)

Calculated assuming full vesting of all unvested restricted stock awards, excluding performance-based awards and excluding Mr. Becker’s award granted on June 1, 2011. Additionally, restricted stock awards that are subject to the achievement of specified performance goals would continue to vest in accordance with their original vesting schedule (these awards, which are not included in the figures above, would have a value of $2,153,260 based on the closing price of our common shares on December 30, 2011 and assuming performance goals were achieved).

(5)

Calculated as the sum of (1) Mr. Becker’s base salary in effect on December 30, 2011 and (2) the greater of (a) cash bonus paid to Mr. Becker with respect to the fiscal year ended December 31, 2010, and (b) Mr. Becker’s target cash bonus in effect for the 2011 fiscal year.

(6)	Reflects the value of the three remaining annuity payments provided for in Mr. Becker’s employment agreement as of December 30, 2011.

(7)	Calculated assuming full vesting of unvested restricted stock, including performance-based awards.

(8)

Calculated as two and one-half times the sum of (1) Mr. Becker’s base salary in effect on December 30, 2011 and (2) the greater of (a) cash bonus paid to Mr. Becker with respect to the fiscal year ended December 31, 2010, and (b) Mr. Becker’s target cash bonus in effect for the 2011 fiscal year.

(9)

Restricted stock awards continue to vest in accordance with their original vesting schedule as a result of Mr. Becker qualifying for the retirement provisions of such awards, excluding performance-based awards and excluding Mr. Becker’s award granted on June 1, 2011. Calculated using the closing price of our common shares on December 30, 2011 ($23.63), the unvested awards have a value of $5,513,824.

(10)	Calculated as one times Mr. Becker’s base salary in effect on December 30, 2011.

(11)	Calculated assuming full vesting of unvested restricted stock, excluding performance-based awards.

(12)

Mr. Becker is generally entitled to vesting of his equity awards granted prior to 2011 upon a change-in-control, excluding awards that vest subject to achievement of performance goals (since acceleration is subject to our Compensation Committee’s discretion). Calculation assumes that our Compensation Committee does not approve the acceleration of performance-based awards since there is no termination of employment.

Joseph W. Roberts. Pursuant to the terms of the employment agreement for Mr. Roberts, in the event that his employment terminates for any reason, he is generally entitled to receive the following accrued amounts: (1) accrued but unpaid base salary; (2) accrued but unused vacation pay; and (3) reimbursement for previously incurred reasonable business expenses. Mr. Roberts will also be entitled to any other rights, compensation and benefits that may be due to him in accordance with the terms and provisions of any of our agreements, plans or programs.

In the event that Mr. Roberts’ employment is terminated by us without Cause (as defined below) or by Mr. Roberts for Good Reason (as defined below), in addition to the accrued amounts set forth above, Mr. Roberts will receive any accrued but unpaid bonus, a pro-rated bonus (reflecting both the cash and restricted stock bonus components) payable for the year of termination of employment and regular severance in an amount equal to the sum of his then current annual base salary and the bonus (reflecting both the cash and restricted stock bonus components) last paid or payable to him in respect of the last completed fiscal year preceding termination. The regular severance is payable in 12 substantially equal monthly installments and is contingent upon Mr. Roberts’ execution and non-revocation of a general release of claims in our favor. The pro-rated bonus for the year of termination is payable no later than March 15th of the calendar year following the year of Mr. Roberts’ termination.

Notwithstanding the foregoing, in the event that Mr. Roberts’ employment is terminated by us without Cause or by him for Good Reason in connection with, upon the occurrence of, or within 12 months following a change-in-control (as defined below), then in lieu of the above regular severance amount, Mr. Roberts will receive enhanced severance in an amount equal to two times the sum of his then current annual base salary and target bonus (reflecting both the cash and restricted stock bonus components). The enhanced severance is payable in a lump sum. The regular or enhanced severance payments are made (or begin, in the case of installments) upon the expiration of the applicable release revocation period or six months following the date of Mr. Roberts’ termination in the event that we determine that he is a “specified employee” and the severance is “nonqualified deferred compensation” within the meaning of Code Section 409A (with the first payment being a lump sum equal to the aggregate payments that would have been made during the prior six-month period, in the case of installments).

In the event that Mr. Roberts’ employment terminates because we provide him with notice of our intent not to renew the term of his employment agreement, in addition to the accrued amounts set forth above, we will continue to pay Mr. Roberts his then current base salary for six months following his termination, contingent upon his execution and non-revocation of a general release of claims in our favor. Payment of Mr. Roberts’ continued base salary will begin upon the expiration of the applicable release revocation period unless we determine he is a “specified employee” and the severance is “nonqualified deferred compensation” within the meaning of Code Section 409A, in which case the continued base salary will be paid in lump sum six months following Mr. Roberts’ termination.

In the event that Mr. Roberts’ employment terminates due to his death or disability (as defined below), in addition to the accrued amounts set forth above, Mr. Roberts or his beneficiaries will receive any accrued but unpaid bonus and a pro-rata bonus (reflecting both the cash and restricted stock bonus components) for the year in which his employment terminates.

In the event that Mr. Roberts’ employment terminates due to his retirement, in addition to the accrued amounts set forth above, he will receive any accrued but unpaid bonus and a pro-rata bonus (reflecting both the cash and restricted stock bonus components) for the year in which he retires. Payment of the pro-rata bonus is contingent on Mr. Roberts not engaging in employment, consulting, directorships or certain other relationships without the consent of our board of directors.

Assuming Mr. Roberts’ employment terminated or there was a change-in-control under each of the circumstances described above on December 30, 2011, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus		Total Cash Severance		Value of Accelerated Equity(1)		Total
Termination without Cause or for Good Reason	1,125,000	(2)	1,875,000	(3)	2,306,146	(4)	5,306,146
Termination upon Death or Disability	1,125,000	(2)	—		3,066,111	(5)	4,191,111
Termination upon six months notice of Non-renewal of Employment Agreement by Employee	—		—		—		—
Termination upon six months notice of Non-renewal of Employment Agreement by Employer	—		262,500	(6)	—		262,500
Termination for Cause or Without Good Reason	—		—		—		—
Termination without Cause or for Good Reason in connection, upon the occurrence of, or within 12 months following a Change-in-Control	1,125,000	(2)	3,675,000	(7)	3,066,111	(8)	7,866,111
Termination upon Retirement (not eligible as of December 30, 2011)	—		—		—		—
Change-in-Control Only	—		—		1,562,534	(9)	1,562,534

(1)	Calculated as the number of shares of restricted stock vesting upon termination of employment multiplied by the closing price of our common shares on December 30, 2011 ($23.63).

(2)	Assumes that the pro-rated bonus equals actual bonus for 2011 performance.

(3)	Calculated as the sum of (1) Mr. Roberts’ base salary in effect on December 30, 2011 and (2) the bonus paid to Mr. Roberts with respect to the fiscal year ended December 31, 2010.

(4)	Calculated assuming full vesting of all unvested restricted stock awards excluding performance-based awards. Additionally, restricted stock awards that are subject to the achievement of specified performance goals would continue to vest in accordance with their original vesting schedule (these awards, which are not included in the figures above, would have a value of $759,964 based on the closing price of our common shares on December 30, 2011 and assuming performance goals were achieved).

(5)	Calculated assuming full vesting of unvested shares of restricted stock, including performance-based awards.

(6)	Calculated as six months of Mr. Roberts’ then-current base salary.

(7)	Calculated as two times the aggregate of (1) Mr. Roberts’ then-current base salary and (2) Mr. Roberts’ then-current target bonus. Assumes target bonus equals 250% of current base salary.

(8)

Calculated assuming that all unvested restricted stock awards fully vest. Calculation assumes that our Compensation Committee approves the acceleration of performance-based awards since there is a termination of employment, which would otherwise continue to vest in accordance with their original vesting schedule subject to the achievement of specified performance goals.

(9)

Mr. Roberts is generally entitled to vesting of his equity awards granted prior to 2011 upon a change-in-control, excluding awards that vest subject to achievement of performance goals (since acceleration is subject to our Compensation Committee’s discretion). Calculation assumes that our Compensation Committee does not approve the acceleration of performance-based awards since there is no termination of employment.

Peter A. Minton. Pursuant to the terms of Mr. Minton’s stay agreement and his employment agreement, in the event that his employment terminates for any reason, he is generally entitled to receive the following accrued amounts: (1) accrued but unpaid base salary; (2) accrued but unused vacation pay; and (3) reimbursement for previously incurred reasonable business expenses. Mr. Minton will also be entitled to any other rights, compensation and benefits that may be due to him in accordance with the terms and provisions of any of our agreements, plans or programs.

In the event of a non-renewal of the employment agreement by us prior to April 1, 2013 or the termination of Mr. Minton’s employment by us without Cause (as defined below) prior to April 1, 2013 or by Mr. Minton for Good Reason (as defined below) prior to April 1, 2013, in each case where such termination is not in connection with, or upon the occurrence of, or within 12 months following a change-in-control, Mr. Minton shall be entitled to regular severance in an amount equal to the sum of his then current annual base salary and the bonus (reflecting both the cash and restricted stock bonus components) last paid or payable to Mr. Minton in respect of the last completed fiscal year preceding termination, which we refer to as the Regular Severance Amount, plus an additional severance payment, which we refer to as the Additional Severance Payment, equal to the amount by which two times the sum of (1) his then-current base salary and (2) 250% of his then-current base salary exceeds the Regular Severance Amount. The Regular Severance Amount is payable in 12 substantially equal monthly installments commencing upon the expiration of the applicable release revocation period or six months following the date of the executive’s termination in the event that we determine that Mr. Minton is a “specified employee” and the severance is “nonqualified deferred compensation” within the meaning of Code Section 409A (with the first payment being a lump sum equal to the aggregate payments that would have been made during the prior six-month period, in the case of installments). These payments are contingent upon Mr. Minton’s execution and non-revocation of a general release of claims in our favor. The Additional Severance Payment shall be payable in 12 substantially equal monthly installments commencing on the first payroll date following the one-year anniversary of Mr. Minton’s termination of employment. If we deliver a notice of non-renewal of the employment agreement that would be effective on or after April 1, 2013 or Mr. Minton’s employment is terminated by us without Cause on or after April 1, 2013 or by Mr. Minton for Good Reason on or after April 1, 2013, he shall not be entitled to the Additional Severance Payment.

In the event of a non-renewal of the employment agreement by us that would be effective prior to April 1, 2013 or the termination of Mr. Minton’s employment by us without Cause (as defined below) prior to April 1, 2013 or by Mr. Minton for Good Reason (as defined below) prior to April

1, 2013, in each case in connection with, or upon the occurrence of, or within 12 months following, a change-in-control, Mr. Minton shall be entitled to two times the sum of (1) his then-current base salary and (2) 250% of his then-current base salary, which shall be payable in one lump sum payment within ten (10) days of (a) the 60th day following separation from service or (b) the date six months following the date of Mr. Minton’s termination in the event that we determine that he is a “specified employee” and the severance is “nonqualified deferred compensation” within the meaning of Code Section 409A.

Pursuant to the stay agreement, Mr. Minton is not entitled to terminate his employment for Good Reason (as defined below) in connection with the Amalgamation as a result of any (1) material and adverse change to his duties or authority which is inconsistent with his title and position, (2) diminution of his title or position or (3) relocation of his office outside of Bermuda, but he may terminate his employment for Good Reason (as defined below) as a result of a reduction of his base salary, a reduction of his target cash bonus below 50% of salary or a breach of his employment agreement by us. Additionally, any termination of Mr. Minton’s employment for any reason on or after May 12, 2011 shall not be deemed to be “in connection with” the Amalgamation.

In the event that Mr. Minton’s employment is terminated on or after April 13, 2013 by us without Cause (as defined below) or by Mr. Minton for Good Reason (as defined below), in addition to the accrued amounts set forth above, he will receive any accrued but unpaid bonus, a pro-rated bonus (reflecting both the cash and restricted stock bonus components) payable for the year of termination of employment and regular severance in an amount equal to the sum of Mr. Minton’s then current annual base salary and the bonus (reflecting both the cash and restricted stock bonus components) last paid or payable to Mr. Minton in respect of the last completed fiscal year preceding termination. The regular severance is payable in 12 substantially equal monthly installments and is contingent upon Mr. Minton’s execution and non-revocation of a general release of claims in our favor. The pro-rated bonus for the year of termination is payable no later than March 15th of the calendar year following termination.

Notwithstanding the foregoing, in the event that Mr. Minton’s employment is terminated on or after April 13, 2013 by us without Cause (as defined below) or by him for Good Reason (as defined below) in connection with, upon the occurrence of, or within 12 months following a change-in-control (as defined below), then in lieu of the above regular severance amount, Mr. Minton will receive enhanced severance in an amount equal to two times the sum of his then current annual base salary and target bonus (reflecting both the cash and restricted stock bonus components). The enhanced severance is payable in a lump sum, but the portion of the enhanced severance that is equal to the regular severance is only payable in lump sum if Mr. Minton’s employment is terminated within 12 months following a change-in-control that constitutes a “change-in-control event” within the meaning of Code Section 409A. Otherwise, that portion of the enhanced severance is payable in monthly installments as set forth above. The regular or enhanced severance payments are made (or begin, in the case of installments) on the 60th day following Mr. Minton’s termination or six months following the date of Mr. Minton’s termination in the event that we determine that he is a “specified employee” and the severance is “nonqualified deferred compensation” within the meaning of Code Section 409A (with the first payment being a lump sum equal to the aggregate payments that would have been made during the prior six-month period, in the case of installments).

In the event that Mr. Minton’s employment terminates because we provide him with notice of our intent not to renew the term of his employment agreement, in addition to the accrued amounts set forth above, we will continue to pay Mr. Minton his then current base salary for six months following his termination, contingent upon his execution and non-revocation of a general release of claims in our favor. Payment of Mr. Minton’s continued base salary will begin on the 60th day following Mr. Minton’s termination unless we determine he is a “specified employee” and the severance is “nonqualified deferred compensation” within the meaning of Code Section 409A, in which case the continued base salary will be paid in lump sum six months following Mr. Minton’s termination.

In the event that Mr. Minton’s employment terminates due to his death or disability (as defined below), in addition to the accrued amounts set forth above, Mr. Minton or his beneficiaries will receive any accrued but unpaid bonus and a pro-rata bonus (reflecting both the cash and restricted stock bonus components) for the year in which his employment terminates.

In the event that Mr. Minton’s employment terminates due to his retirement, in addition to the accrued amounts set forth above, he will receive any accrued but unpaid bonus and a pro-rata bonus (reflecting both the cash and restricted stock bonus components) for the year in which he retires. Payment of the pro-rata bonus is contingent on Mr. Minton not engaging in employment, consulting, directorships or certain other relationships without the consent of our board of directors.

Assuming Mr. Minton’s employment terminated under each of the circumstances described above on December 30, 2011, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus		Total Cash Severance		Value of Accelerated Equity(1)		Total
Termination without Cause or for Good Reason	—		5,180,000	(3)	2,992,125	(4)	8,172,125
Termination upon Death or Disability	1,500,000	(2)	—		4,005,427	(5)	5,505,427
Termination upon six months notice of Non-renewal of Employment Agreement by Employee	—		—		—		—
Termination upon six months notice of Non-renewal of Employment Agreement by Employer	—		5,180,000	(3)	—		5,180,000
Termination for Cause or without Good Reason	—		—		—		—
Termination without Cause or for Good Reason in connection, upon the occurrence of, or within 12 months following a Change-in-Control	1,500,000	(2)	5,180,000	(3)	4,005,427	(6)	10,685,427
Termination upon Retirement	1,500,000	(2)	—		—	(7)	1,500,000
Change-in-Control Only	—		—		1,945,576	(8)	1,945,576

(1)	Calculated as the number of shares of restricted stock vesting upon termination of employment multiplied by the closing price of our common shares on December 30, 2011 ($23.63).

(2)	Assumes that pro-rated bonus equals actual bonus for 2011 performance.

(3)	Calculated as two times the sum of (1) Mr. Minton’s then current base salary and (2) Mr. Minton’s then current target bonus. Assumes target bonus equals 250% of current base salary.

(4)

Calculated assuming full vesting of all unvested restricted stock awards, excluding performance-based awards. Additionally, restricted stock awards that are subject to the achievement of specified performance goals would continue to vest in accordance with their original vesting schedule (these awards, which are not included in the figures above, would have a value of $1,013,302 based on the closing price of our common shares on December 30, 2011 and assuming performance goals were achieved).

(5)	Calculated assuming full vesting of unvested restricted stock awards, including performance-based awards.

(6)

Calculated assuming that all unvested restricted stock awards fully vest. Calculation assumes that our Compensation Committee approves the acceleration of performance-based awards since there is a termination of employment, which would otherwise continue to vest in accordance with their original vesting schedule subject to achievement of specified performance goals.

(7)

Restricted stock awards continue to vest in accordance with their original vesting schedule, excluding performance-based awards. Calculated using the closing price of our common shares on December 30, 2011 ($23.63), the unvested awards have a value of $2,992,125.

(8)

Mr. Minton is generally entitled to vesting of his equity awards granted prior to 2011 upon a change-in-control, excluding awards that vest subject to achievement of performance goals (since acceleration is subject to our Compensation Committee’s discretion). Calculation assumes that our Compensation Committee does not approve the acceleration of performance-based awards since there is no termination of employment.

Thomas C. Wafer. Pursuant to the terms of the employment agreement for Mr. Wafer, in the event that his employment terminates for any reason, he is generally entitled to receive the following accrued amounts: (1) accrued but unpaid base salary and (2) any other amounts payable and benefits accrued in accordance with the terms and provisions of any of our agreements, plans or programs.

In the event that Mr. Wafer’s employment is terminated by us without Cause (as defined below) or by Mr. Wafer for Good Reason (as defined below), in addition to the accrued amounts set forth above, he will receive any accrued but unpaid bonus and severance in an amount equal to his then current annual base salary for a period of 24 months (or 12 months if such termination occurs in the final year of the employment agreement) and is contingent upon Mr. Wafer’s execution and non-revocation of a general release of claims in our favor.

Assuming that Mr. Wafer’s employment terminated or there was a change-in-control under each of the circumstances set forth in the chart below on December 30, 2011, Mr. Wafer would be entitled to payments and benefits having an estimated value of:

	Pro-Rated Bonus(1)	Total Cash Severance		Value of Accelerated Equity(2)		Total
Termination without Cause or for Good Reason	550,000	500,000	(3)	2,149,125	(4)	3,199,125
Termination upon Death or Disability	550,000	—		4,001,882	(5)	4,551,882
Termination for Cause or without Good Reason	—	—		—		—
Termination without Cause or for Good Reason following a Change-in-Control	550,000	500,000	(3)	4,001,882	(6)	5,051,882
Termination upon Retirement	550,000	—		—	(7)	550,000
Change-in-Control only	—	—		2,878,937	(8)	2,878,937

(1)	Assumes that pro-rated bonus equals actual cash bonus for 2011 performance. Assumes that our Compensation Committee approves payment consistent with our general practice for employees.

(2)	Calculated as the number of shares of restricted stock vesting upon termination of employment multiplied by the closing price of our common shares on December 30, 2011 ($23.63).

(3)	Reflects Mr. Wafer’s base salary in effect on December 30, 2011.

(4)

Calculated assuming pro-rated vesting of all unvested restricted stock awards granted prior to 2011, excluding performance-based awards, and full vesting of awards granted in 2011. Additionally, restricted stock awards that are subject to achievement of specified performance goals would continue to vest in accordance with their original vesting schedule (these awards, which are not included in the figures above, would have a value of $886,645 based on the closing price of our common shares on December 30, 2011 and assuming performance goals were achieved).

(5)	Calculated assuming full vesting of unvested restricted stock awards, including performance-based awards.

(6)

Calculated assuming that all unvested restricted stock awards fully vest. Calculation assumes that our Compensation Committee approves the acceleration of performance-based awards since there is a termination of employment, which would otherwise continue to vest in accordance with their original vesting schedule subject to achievement of specified performance goals.

(7)

Restricted stock awards continue to vest in accordance with their original vesting schedule, excluding performance-based awards. Calculated using the closing price of our common shares on December 30, 2011 ($23.63), the unvested awards have a value of $2,878,937.

(8)

Mr. Wafer is entitled to vesting of his equity awards granted prior to 2011 upon a change-in-control in certain limited circumstances, excluding awards that vest subject to achievement of performance goals (since acceleration is subject to our Compensation Committee’s discretion). Calculation assumes that our Compensation Committee does not approve the acceleration of performance-based awards since there is no termination of employment.

D. Andrew Cook. Pursuant to the terms of the employment agreement for Mr. Cook, in the event that his employment terminates for any reason, he is generally entitled to receive the following accrued amounts: (1) accrued but unpaid base salary, (2) for termination of employment prior to May 12, 2012, a pro-rated bonus with respect to the year of termination based on actual performance results, and (3) any other amounts payable and benefits accrued in accordance with the terms and provisions of any of our agreements, plans or programs.

In the event that Mr. Cook’s employment is terminated by us without Cause (as defined below) or by Mr. Cook for Good Reason (as defined below), in addition to the accrued amounts set forth above, he will receive any accrued but unpaid bonus and severance in an amount equal to his then current annual base salary for a period of 24 months (or 12 months if such termination occurs in the final year of the employment agreement) and is contingent upon Mr. Cook’s execution and non-revocation of a general release of claims in our favor.

Assuming that Mr. Cook’s employment terminated or there was a change-in-control under each of the circumstances set forth in the chart below on December 30, 2011, Mr. Cook would be entitled to payments and benefits having an estimated value of:

	Pro-Rated Bonus(1)	Total Cash Severance		Value of Accelerated Equity(2)		Total
Termination without Cause or for Good Reason	405,000	585,000	(3)	—	(4)	990,000
Termination upon Death or Disability	405,000	—		1,013,302	(5)	1,418,302
Termination for Cause or without Good Reason	—	—		—		—
Termination without Cause or for Good Reason following a Change-in-Control	405,000	585,000	(3)	1,013,302	(6)	2,003,302
Termination upon Retirement	405,000	—		—		405,000
Change-in-Control only	—	—		—	(7)	—

(1)	Assumes that pro-rated bonus equals actual cash bonus for 2011 performance.

(2)	As of December 30, 2011, all of Mr. Cook’s equity awards, excluding his performance-based award, had vested.

(3)	Reflects Mr. Cook’s base salary in effect on December 30, 2011.

(4)

Restricted stock awards that are subject to achievement of specified performance goals would continue to vest in accordance with their original vesting schedule (these awards, which are not included in the figures above, would have a value of $1,013,302 based on the closing price of our common shares on December 30, 2011 and assuming performance goals were achieved).

(5)	Calculated assuming full vesting of performance-based awards.

(6)

Calculation assumes that our Compensation Committee approves the acceleration of performance-based awards since there is a termination of employment, which would otherwise continue to vest in accordance with their original vesting schedule subject to achievement of specified performance goals.

(7)

Mr. Cook is entitled to vesting of his equity awards granted prior to 2011 upon a change-in-control in certain limited circumstances, excluding awards that vest subject to achievement of performance goals (since acceleration is subject to our Compensation Committee’s discretion). Calculation assumes that our Compensation Committee does not approve the acceleration of performance-based awards since there is no termination of employment.

Employment Agreement Definitions

For purposes of the employment agreements described herein, “Cause” generally means the named executive officer’s (1) drug or alcohol use which impairs his ability to perform his duties, (2) conviction by a court, or plea of “no contest” or guilty to a felony or equivalent, (3) engaging in fraud, embezzlement or any other illegal conduct with respect to us, (4) willful violation of the restrictive covenants set forth in the named executive officer’s employment agreement, (5) willful failure or refusal to perform the duties under the named executive officer’s employment agreement, (6) breach of any material provision of the named executive officer’s employment agreement related to conduct which is not cured, if curable, within 10 days after written notice is given by us to the named executive officer (or in the case of Mr. Becker, 30 days written notice) or (7) willful misconduct that is directly related to the employment relationship and that has a material detrimental effect on us or our affiliates (except in the case of Mr. Becker).

For purposes of the employment agreements described herein, “Good Reason” means any of the following events which is not cured, if curable, within 30 days after the named executive officer has given notice to us of (1) any material and adverse change to his duties or authority which is inconsistent with his title and position as applicable, (2) a reduction of the named executive officer’s base salary or (3) a failure by us to comply with any other material provisions or obligations pursuant to the named executive officer’s employment agreement. For Messrs. Becker, Roberts, and Minton, the following events would also constitute Good Reason: (a) a diminution of the named executive officer’s title or position; or (b) the relocation of the named executive officer’s office outside of Bermuda. Good Reason for Mr. Becker may also be triggered upon a material reduction of his annual cash bonus target or corresponding ranges or in the benefits set forth in his employment agreement or for failure to nominate him for re-election to our board of directors. For Messrs. Roberts, and Minton, a target bonus below 50% of base salary may also constitute Good Reason under each respective employment agreement.

For purposes of the employment agreements described herein, “disability” generally means if, as a result of incapacity due to physical or mental illness, the named executive officer is substantially unable to perform his duties for an entire period of at least 120 consecutive days (180 days in the case of Mr. Becker) or 180 non-consecutive days within any 365-day period.

For purposes of Messrs. Becker’s, Roberts’ and Minton’s employment agreements, the term “change-in-control” generally means (1) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of Alterra Capital or those of Alterra Bermuda, (2) any person is or becomes, directly or indirectly, the beneficial owner of our securities representing 51% or more of the combined voting power of our then outstanding voting securities, (3) during any period of two consecutive years, individuals who at the beginning of such period constitute our board of directors and any new director whose election to the board of directors or nomination for election to the board of directors by our shareholders was approved by a vote of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the board of directors then in office or (4) our board of directors or our shareholders approve (and, in the case of Mr. Becker, consummate) a merger or consolidation with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent at least 80% (50% in the case of Mr. Becker’s agreement) of the total voting power represented by our voting securities immediately after such merger or consolidation (or, in the case of Mr. Becker, other than a transaction after which at least a majority of the board of directors of the resulting entity were members of the incumbent board), or our board of directors or our shareholders approve a plan of complete liquidation or an agreement for the sale or disposition (in one or a series of transactions) of all or substantially all of our assets.

Incentive Plans

Generally, our restricted stock awards granted to our named executive officers under our 2008 Incentive Plan on or after February 8, 2010 and our restricted stock awards granted under our 2006 Incentive Plan after the Amalgamation provide that, upon termination of the named executive officer’s employment with us, the named executive officer will receive immediate vesting of his restricted stock awards if the termination of employment resulted from (1) his death, (2) termination by us due to the named executive officer’s disability (as defined below), (3) termination by us without Cause (as defined in the applicable incentive plan) or (4) termination by the named executive officer for Good Reason (as defined under Employment Agreement Definitions). Subject to certain limitations, if employment is terminated as a result of the failure of the Bermuda immigration authorities to renew a Bermuda-based named executive officer’s work permit (through no fault of the executive), the named executive officer is eligible to receive full vesting of the outstanding restricted stock awards. For (1) those stock awards granted prior to 2011 with retirement provisions and (2) stock awards granted in 2011 or later, provided our Compensation Committee specifically approves, upon a qualifying retirement the named executive officer’s award vesting schedule will remain unchanged provided that, during the term of the vesting period, the named executive officer does not enter into to any employment, consulting, service or similar arrangements or accept any directorship that has not been pre-approved by our Compensation Committee. If employment of the named executive officer ends for a reason other than those listed in this paragraph, the restricted stock will be forfeited and the named executive officer will have no rights with respect to the award.

Generally, our restricted stock awards granted to our named executive officers under our 2008 Incentive Plan prior to February 8, 2010 provide that, upon termination of the named executive officer’s employment with us, the named executive officer will receive immediate vesting of a pro-rata portion of his restricted stock awards if the termination of employment resulted from (1) his death, (2) termination by us due to the named executive officer’s disability (as defined below), (3) termination by us without Cause (as defined in our 2008 Incentive Plan) or (4) termination by the named executive officer for Good Reason (as defined in the named executive officer’s employment agreement). Subject to certain limitations, if employment is terminated as a result of the failure of the Bermuda immigration authorities to renew a Bermuda-based named executive officer’s work permit (through no fault of the executive), the named executive officer is eligible to receive full vesting of the outstanding restricted stock awards. Upon retirement, the named executive officer’s award vesting schedule will remain unchanged provided that, during the term of the vesting period, the named executive officer does not enter into to any employment, consulting, service or similar arrangements or accept any directorship that has not been pre-approved by our Compensation Committee. If the employment of the named executive officer ends for a reason other than those listed in this paragraph, the restricted stock will be forfeited and the named executive officer will have no rights with respect to the award.

Generally, the substitute restricted stock awards granted to our named executive officers under our 2006 Incentive Plan pursuant to the Amalgamation that replaced existing Harbor Point awards originally granted between June 4, 2008 and the consummation of the Amalgamation provide that, upon termination of the named executive officer’s employment with us, the named executive officer will receive (1) immediate vesting of his restricted stock awards if the termination of employment resulted from his death or termination by us due to the named executive officer’s disability (as defined in our 2006 Incentive Plan), (2) pro-rata vesting based on a factor, the numerator of which is the number of full months elapsed from the original grant date to the termination date and the denominator of which is the number of months in the original vesting period if the termination of employment resulted from (a) termination by us without Cause (as defined in our 2006 Incentive Plan) or (b) termination by the named executive officer for Good Reason (as defined under Employment Agreement Definitions) and (3) continued vesting of his restricted stock awards if the termination of employment resulted from retirement, provided that, during the term of the continued vesting period, the named executive officer does not enter into to any employment, consulting, service or similar arrangements or accept any directorship that has not been pre-approved by our Compensation Committee. If the employment of with the named executive officer ends for a reason other than those listed in this paragraph, the restricted stock will be forfeited and the named executive officer will have no rights with respect to the award.

Generally, the substitute restricted stock awards granted to our named executive officers under our 2006 Incentive Plan pursuant to the Amalgamation that replaced existing Harbor Point awards originally granted prior to June 4, 2008 provide that, upon termination of the named executive officer’s employment with us, the named executive officer will receive (1) immediate vesting of his restricted stock awards if the termination of employment resulted from his death or termination by us due to the named executive officer’s disability (as defined in our 2006 Incentive Plan), (2) vesting with respect to the portion of shares which would have otherwise vested upon the next anniversary of the grant date if the termination of the employment resulted from (a) termination by us without Cause (as defined in our 2006 Incentive Plan) or (b) termination by the named executive officer for Good Reason (as defined under Employment Agreement Definitions) and (3) continued vesting of his restricted stock awards if the termination of employment resulted from retirement provided that, during the term of the vesting period, the named executive officer does not enter into to any employment, consulting, service or similar arrangements or accept any directorship that has not been pre-approved by our Compensation Committee. If the employment of the named executive officer ends for a reason other than those listed in this paragraph, the restricted stock will be forfeited and the named executive officer will have no rights with respect to the award.

With respect to options granted under our 2000 Incentive Plan, upon the named executive officer’s death or, as determined by our Compensation Committee, disability, or termination by us without Cause (as defined in our 2000 Incentive Plan), all unvested options that would have vested in the one- year period following termination of employment automatically vest and become exercisable within the same one-year period. If the named executive officer’s employment is terminated for any other reason, all unvested options are forfeited and vested options are exercisable for 90 days following the termination of employment.

With respect to options granted under our 2008 Incentive Plan, upon the named executive officer’s death or, as determined by our Compensation Committee, disability, or termination by us without Cause (as defined in our 2008 Incentive Plan) or, subject to limitations, the failure of the Bermuda immigration authorities to renew a Bermuda-based named executive officer’s work permit (through no fault of the employee), if applicable, and our failure to offer a comparable position with an affiliate, a pro-rata portion of the options that would have vested on the next grant anniversary date will vest as of the termination date and all other unvested options will be forfeited. Further, award recipients under our 2008 Incentive Plan are required to comply with restrictive covenants pertaining to safeguarding of our confidential information, non-disparagement and ownership of intellectual property.

With respect to options granted under our 2006 Incentive Plan, upon termination of the named executive officer’s employment with us, the named executive officer will receive vesting with respect to the portion of options which would have otherwise vested upon the next scheduled vesting date if termination of employment resulted from (1) termination by us without Cause (as defined in our 2006 Incentive Plan) or (2) termination by the named executive officer for Good Reason (as defined under Employment Agreement Definitions). If the employment of the named executive officer ends for a reason other than those listed in this paragraph, the unvested options will be forfeited and the named executive officer will have no rights with respect to such options.

Generally, upon a change-in-control, all restrictions, if any, on any stock awards, restricted stock or restricted stock units granted under our incentive plans prior to January 1, 2011 will automatically lapse, except for (1) restricted stock and restricted stock unit awards granted in 2010 that are subject to the achievement of specified performance goals (as the treatment of these awards upon a change-in-control is subject to our Compensation Committee’s discretion) and (2) any other restricted stock or restricted stock unit awards granted in 2010 under our 2008 Incentive Plan or granted after the Amalgamation under our 2006 Incentive Plan to the extent 12 months time has not elapsed between the grant date and the change-in-control date. Additionally, all options will automatically vest and become immediately exercisable in full and all unvested warrants will become immediately vested.

Notwithstanding the termination provisions described above, pursuant to the terms of Mr. Becker’s employment agreement, unvested portions of option and restricted stock awards granted to Mr. Becker (including any awards granted in the future, but excluding performance-based awards and excluding the execution award granted on June 1, 2011) will immediately vest in full upon the occurrence of termination of employment for any reason other than voluntary termination or termination for Cause. Additionally, the execution award granted June 1, 2011 will immediately vest in full upon the occurrence of any termination of employment other than voluntary termination, termination for Cause, and pre-2012 termination without Cause (as defined under Employment Agreement Definitions) or for Good Reason (as defined under Employment Agreement Definitions). Additionally, pursuant to the terms of Mr. Becker’s employment agreement, performance-based restricted stock awards will continue to vest subject to performance results for all termination reasons other than voluntary termination, termination for Cause, and termination in connection with a change-in- control without Cause or for Good Reason. For termination in connection with a change-in-control without Cause or for Good Reason, performance-based awards will accelerate at the maximum vesting level possible.

Compensation Risk Management Disclosure

As discussed in more detail in the Compensation Discussion and Analysis section, our compensation programs are designed to align our employees’ economic interests with our economic interests and those of our shareholders. We consider operating return on equity as the primary financial performance measure for our annual incentive plan, which includes both cash and stock-based long-term incentives. Because operating return on equity is a function of both operating income and shareholders’ equity, it encourages senior executives, as well as other employees with management responsibility, to focus on performance objectives that are essential to creating shareholder value, including the quality and profitability of our underwriting results and investment and capital management strategies.

These metrics are consistent with the measures used by many of our peer companies, and we consider that to be an equally important factor in our need to attract, retain and reward talent for our Company. In addition, our equity ownership guidelines, recoupment policy (each of which is described in the Compensation Discussion and Analysis section) and the fact that a considerable portion of our named executive officers’ compensation is in the form of long-term stock-based incentives, are all designed and calibrated to encourage long-term growth and profitability and to discourage excessive risk taking over the short-term. Moreover, neither our cash bonuses nor our long-term incentive awards are made or determined based on top-line or short-term measures. As a result of this and the mix of short- and long-term performance criteria, our Compensation Committee believes that our executives are not incentivized to employ disproportionately risky growth strategies.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 about our common shares that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our board of directors under all of our existing equity compensation plans, including our incentive plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,240,040	20.68	2,282,534	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	3,240,040	20.68	2,282,534	(1)

(1)

Represents an aggregate of (1) the difference between the number of securities issuable under our 2008 Incentive Plan (4,500,000) and the number of securities issued under our 2008 Incentive Plan, net of forfeitures, as of December 31, 2011 (3,233,967), which consist of 2,704,401 shares of restricted stock, 421,233 restricted stock units and 108,333 options and (2) the difference between the number of securities issuable under our 2006 Incentive Plan (1,722,622) and the number of securities issued under our 2006 Incentive Plan, net of forfeitures, as of December 31, 2011 (706,121), which consist of 818,671 shares of restricted stock and the forfeiture of 112,550 options.

Director Compensation

We currently have 11 directors who are eligible to receive compensation for their services as directors, all of whom are non-employee directors. Mr. Becker does not receive additional compensation for serving as a member of our board of directors.

In accordance with the terms of our 2010 Director Compensation Program, each non-employee director receives a $50,000 annual retainer, the non-executive chairman of the board receives a $100,000 annual retainer, the ARMC chairman receives a $25,000 annual retainer, the Compensation Committee chairman receives a $15,000 annual retainer and each other committee chair receives a $10,000 annual retainer. Non-employee directors are paid board and committee meeting fees of $2,500 per meeting. In addition, to the extent that a director performs specific tasks on behalf of and at the direction of the board, we may compensate such director on a per diem basis in an amount equal to a meeting fee. Each director may elect to receive his or her fees in the form of common shares.

In addition to cash compensation, in accordance with the terms of our 2010 Director Compensation Program, each non-employee director is entitled to an annual grant of either 5,000 shares of restricted stock or 5,000 restricted stock units under our incentive plans. We reimburse directors for usual and customary expenses while on Company business. Our Compensation Committee has the authority, in its discretion, to make grants of restricted stock or restricted stock units to directors upon their election or appointment to our board of directors.

In addition, we reimburse directors for expenses for family members to accompany them to one board meeting per year. The compensation of our directors is reviewed annually and revisions to our non-employee directors’ compensation will be made upon the recommendation of our Compensation Committee.

Director Compensation for Fiscal Year 2011

The following Director Compensation Table summarizes the compensation paid to our non-management directors in 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
James D. Carey	80,000	109,650	—	189,650
K. Bruce Connell	100,000	109,650	—	209,650
W. Thomas Forrester	67,500	109,650	—	177,150
Meryl D. Hartzband	72,500	109,650	5,839	187,989
Willis T. King, Jr.	102,500	109,650	308	212,458
James H. MacNaughton	87,500	109,650	—	197,150
Stephan F. Newhouse	87,500	109,650	423	197,573
Michael O’Reilly	190,000	109,650	5,931	305,581
Andrew H. Rush	80,000	109,650	2,861	192,511
Mario P. Torsiello	112,500	109,650	6,991	229,141
James L. Zech	87,500	109,650	—	197,150

(1)	Fees earned or paid in cash are comprised of the following:

Name	Retainer Fee	Board Meeting Fee	Committee Meeting Fee	Fee for service on a subsidiary board	Additional board fee for work on behalf of the board	Total Fees
James D. Carey	50,000	7,500	17,500	—	5,000	80,000
K. Bruce Connell	50,000	10,000	20,000	20,000	—	100,000
W. Thomas Forrester	50,000	7,500	10,000	—	—	67,500
Meryl D. Hartzband	50,000	7,500	15,000	—	—	72,500
Willis T. King, Jr.	65,000	10,000	22,500	—	5,000	102,500
James H. MacNaughton	50,000	10,000	17,500	10,000	—	87,500
Stephan F. Newhouse	50,000	10,000	22,500	—	5,000	87,500
Michael O’Reilly	170,000	10,000	10,000	—	—	190,000
Andrew H. Rush	50,000	7,500	22,500	—	—	80,000
Mario P. Torsiello	75,000	10,000	22,500	—	5,000	112,500
James L. Zech	60,000	10,000	17,500	—	—	87,500

(2)

Stock awards granted in 2011 were granted under our 2008 Incentive Plan and 2006 Incentive Plan. We account for our incentive plan awards under FASB ASC Topic 718. The value in the “Share Awards” column is the full grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. The grant date fair value was $21.93 per common share. The assumptions used for determining values for the 2011 fiscal year are reflected in Note 14 of the Annual Report.

(3)	The aggregate number of unvested shares of restricted stock held by current non-employee directors on December 31, 2011 was 99,000.

(4)	Includes costs to have family members accompany the director to one board of directors’ meeting per year.

Compensation Committee Interlocks and Insider Participation

In 2011, our Compensation Committee consisted of Messrs. Carey, King, Newhouse and Torsiello, each of whom our board of directors determined was independent in accordance with Nasdaq Global Select Market listing standards. Other than Mr. Carey, no member of our Compensation Committee during 2011 is or was formerly an officer or employee of Alterra Capital or any of its subsidiaries or was a related person in a transaction with Alterra Capital where the amount exceeded $120,000. Please see the disclosure above under Certain Relationships and Related Transactions for additional disclosure related to Mr. Carey.

During 2011, no executive officer of Alterra Capital or any of its subsidiaries served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on our Compensation Committee or board of directors.

Report of the Audit and Risk Management Committee

Management has the primary responsibility for establishing and maintaining adequate internal financial controls, preparing the financial statements and administrating the public reporting process. The ARMC’s primary purpose is to assist our board of directors in fulfilling its responsibilities to oversee the participation of management in the financial reporting process and the role and responsibilities of the independent auditors. For 2011, five directors served on the ARMC. Our board of directors has determined that each member of the ARMC is independent under Nasdaq Global Select Market listing standards and applicable rules promulgated under the Exchange Act and operates under a written charter adopted and approved by our board of directors, and which is available on our website at www.alterracap.com.

The ARMC has reviewed and discussed the December 31, 2011 audited consolidated financial statements with management and with KPMG, our independent auditors. In addition, the ARMC has discussed with KPMG and management, and monitored quarterly compliance with, Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting.

The ARMC has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. This included (1) the auditor’s judgments about the quality, not just the acceptability, of the accounting principles as applied to Alterra Capital’s financial reporting, (2) the methods used to account for significant unusual transactions, (iii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iv) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (v) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and disclosures in the financial statements.

The ARMC has discussed with KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the ARMC concerning independence, and has discussed with KPMG their independence. The ARMC has also discussed with KPMG the rotation of independent auditor partners, compliance procedures and the certification of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as required by the Sarbanes-Oxley Act of 2002.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports and statements presented to the ARMC by management and the independent auditors, the ARMC recommended to our board of directors that the December 31, 2011 audited consolidated financial statements be included in the Annual Report on Form 10-K.

The Audit and Risk Management Committee

Mario P. Torsiello (Chairman)
K. Bruce Connell
W. Thomas Forrester
Andrew H. Rush
James L. Zech

The foregoing Report of the Audit and Risk Management Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by Alterra Capital with the SEC under the Securities Act or the Exchange Act, except to the extent that Alterra Capital specifically incorporates the Report by reference in any such document.

Principal Accountant Fees and Services

Audit Fees

The aggregate amount of fees billed by KPMG for professional services rendered for the audit of our financial statements for the fiscal years ended December 31, 2011 and December 31, 2010 and for the review of the financial statements included in our Quarterly Reports on Form 10-Q in each of fiscal year 2011 and 2010 was $3,319,237 and $3,114,765, respectively. In 2011 and 2010, audit fees also included fees for professional services rendered in connection with the issuance of an opinion on the effectiveness of our internal control over financial reporting based upon the audit for each year. Such fees did not include amounts paid for reimbursement of expenses.

Audit-Related Fees

The aggregate amount of fees billed by KPMG for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements (and are not included in the Audit Fees reported above) for the fiscal years ended December 31, 2011 and December 31, 2010 was $57,328 and $305,308, respectively. Audit-related fees in fiscal years 2011 and 2010 represented fees for due diligence and the review of our registration statements and offering documents.

Tax Fees

The aggregate amount of fees billed by KPMG for professional services rendered for tax compliance and tax advice for the fiscal years ended December 31, 2011 and December 31, 2010 was $490,517 and $298,465, respectively. These fees represented fees for professional services related to the preparation of tax returns and tax compliance.

All Other Fees

The aggregate amount of fees billed by KPMG for services rendered to us in connection with other consulting work for the fiscal years ended December 31, 2011 and December 31, 2010 was $nil and $58,105, respectively.

General

The ARMC has considered whether the provision of non-audit services performed by the independent auditors is compatible with maintaining KPMG’s independence and has concluded that services to be performed by KPMG are generally limited to audit and tax services but may include other services. Any services provided by KPMG are performed subject to our pre-approval policy described below.

Pre-Approval of Audit and Non-Audit Services

In 2003, the ARMC first adopted a policy concerning the approval of audit and non-audit services to be provided to us by KPMG. The policy requires that all services KPMG provides to us, including audit services and permitted audit-related and non-audit services, be pre-approved by the ARMC or ARMC Chairman.

We may, without such pre-approval, spend an amount on non-audit services of not more than 5% of the total amount of fees paid by us to KPMG during the fiscal year in which the non-audit services are performed provided that (1) such services were not recognized as non-audit services at the time of the engagement and (2) such services and fees are promptly brought to the attention of, and approved by, the ARMC or ARMC Chairman prior to the completion of our audit.

The ARMC approved all audit and non-audit services provided by KPMG during the fiscal year ended December 31, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

The U.S. federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of Alterra Capital’s securities or capital stock with the SEC. Specific due dates have been established and we are required to disclose any failure to file by these dates. Based solely on a review of information furnished to us, we believe that during fiscal year 2011, our officers, directors and 10% shareholders satisfied all such filing requirements, with the exception of one Form 3 which was filed one day late for Mr. Worman, our Chief Executive Officer of U.S. Insurance.

PROPOSAL TWO
ALTERRA CAPITAL AUDITORS PROPOSAL

Our board of directors, upon the recommendation of the ARMC, proposes that the shareholders ratify the appointment of KPMG to serve as Alterra Capital’s independent auditors for the 2012 fiscal year until Alterra Capital’s annual general meeting of shareholders in 2013 and authorize the board of directors to fix the independent auditor’s remuneration. KPMG, which has served as Alterra Capital’s independent auditors since inception, will have a representative attend the Meeting who will be available to respond to questions and may make a statement if he or she so desires.

Prior to making its recommendation, the ARMC reviewed and assessed KPMG’s qualifications and suitability to serve as Alterra Capital’s independent auditors for the 2012 fiscal year, including a review and assessment of issues raised in 2011 in a report issued by the Public Company Accounting Oversight Board, which we refer to as the PCAOB Report, and related materials issued by certain proxy advisory services. As part of this review, ARMC members Messrs. Forrester and Zech conducted interviews of each of the other ARMC members, as well as other non-management directors and certain members of senior management, and provided a comprehensive report of those interviews to the ARMC. In addition, the Chairman of the ARMC, Mr. Torsiello, engaged in discussions with the insurance practice leaders at the other large accounting firms in Bermuda to assess their skills and resources and provided a detailed report of those discussions to the ARMC.

Following receipt of these reports, the ARMC considered and discussed, among other things:

•	KPMG’s commitment to Alterra Capital and the quality and integrity of the overall relationship;

•	KPMG’s audit team members’ strengths and weaknesses;

•	The quality, reputation and value of KPMG’s global services;

•	KPMG’s ability to identify, anticipate and respond to issues;

•	The capabilities of other independent auditors;

•	Transitions issues that would likely ensue in connection with changing independent auditors;

•	The KPMG methodology criticized in the PCAOB Report was the methodology generally used by the industry at the time and was also criticized in PCAOB reports on other independent auditors; and

•	KPMG’s response to the issues raised in the PCAOB Report, including enhancing their audit procedures regarding the fair value of our fixed maturity investment portfolios.

Upon motion, duly seconded, the ARMC unanimously determined that KPMG is qualified to serve as Alterra Capital’s independent auditors for the 2012 fiscal year.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ALTERRA CAPITAL AUDITORS PROPOSAL

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis of this Proxy Statement describes our executive compensation program and the compensation decisions made by our Compensation Committee with respect to the fiscal year 2011 compensation of our named executive officers. In accordance with the Dodd- Frank Wall Street Reform and Consumer Protection Act, our board of directors is requesting shareholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the compensation paid to Alterra Capital’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We believe that our executive compensation programs have been effective at incentivizing the achievement of positive results, appropriately aligning pay and performance and in enabling us to attract and retain very talented executives within our industry.

Accordingly, we are requesting our shareholders to indicate their support for our named executive office compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2011 executive compensation policies and procedures for named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement. While the advisory vote we are requesting you to cast is non-binding, our Compensation Committee values the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION

PROPOSAL FOUR
APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLANS

We are asking stockholders to approve an amendment of the Employee Stock Purchase Plan For U.S. Taxpayers, which we refer to as the U.S. Plan, and the Employee Stock Purchase Plan for Non-U.S. Taxpayers, which we refer to as the Non-U.S. Plan, and together with the U.S. Plan, the ESPPs, to increase the number of shares authorized for issuance under the ESPPs by 500,000 shares in the aggregate (from 300,000 shares to 800,000 shares).

Background

Our board of directors adopted the ESPPs on July 27, 2007 and they became effective on July 1, 2008 and were amended on August 2, 2011. On February 8, 2012, our Compensation Committee approved an amendment to the ESPPs, subject to shareholder approval, to increase the number of common shares authorized for issuance under the ESPPs by 500,000 in the aggregate (from 300,000 shares to 800,000 shares). We are asking shareholders to approve the addition of 500,000 shares in this proposal.

As of December 31, 2011, there were 94,062 common shares available for future awards, not including the 500,000 shares for which we are seeking shareholder approval. The closing price of Alterra Capital’s common shares on NASDAQ on December 31, 2011 was $23.63 per share.

The following is a summary of the key provisions of the ESPPs, assuming that shareholders approve this proposal number 4. This summary does not purport to be a complete description of all the provisions of the ESPPs. Copies of the Non-U.S. Plan and the U.S. Plan have been filed with this proxy statement as Appendix B and Appendix C, respectively, and the following description of the ESPPs is qualified in its entirety by reference to those Appendices.

General Purpose

The general purpose of the ESPPs is to encourage and enable employees of the Company and its participating subsidiaries to acquire proprietary interests in the Company through the ownership of our common shares. This form of compensation is designed to establish a closer identification of participants’ interests with those of the Company by providing them with a more direct means of participating in our growth and earnings which, in turn, will provide an incentive for participants to remain with and to give greater effort on behalf of the Company.

Administration

The ESPPs are administered by our Compensation Committee.

Eligibility

Each ESPP is open to any person regularly employed by the Company or one of its participating subsidiaries other than (1) an employee who was not employed by the Company or one of its participating subsidiaries on the last day of the month that is prior to the month immediately preceding the start of the applicable offering period or (2) an employee who either owns shares and/or holds options to purchase shares representing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any of its subsidiaries or, as a result of being granted an option under the ESPP with respect to such offering period, would own shares and/or options to purchase shares possessing five percent (5%) or more of the total, combined voting power or value of all classes of shares of the Company or any of its subsidiaries. Our board of directors or our Compensation Committee may also exclude any (a) “highly compensated employee” within the meaning of Code Section 414(q) or (b) employee of a participating subsidiary if it determines that participation by employees of the participating subsidiary would not be permitted under applicable local laws or would be unduly burdensome as a result of constraints imposed by local law. As of December 31, 2011, approximately 490 employees were eligible to participate in the ESPPs.

Securities Subject to the Plan

A total of 300,000 common shares were previously reserved as authorized and unissued for the ESPPs. On February 8, 2012, our Compensation Committee approved an amendment to the ESPPs to increase the number of common shares authorized for issuance under the ESPPs by 500,000 in the aggregate (from 300,000 to 800,000 shares). The common shares will be purchased from the Company pursuant to the terms and conditions of the ESPPs. We will not receive any fees, commissions or other payments pursuant to the sale of common shares to the ESPPs. No more than 2,500 common shares may be purchased by any one employee during any offering period and no employee may, during any calendar year, purchase common shares that have an aggregate fair market value in excess of U.S. $25,000.

In the event of a subdivision or combination of our common shares, (1) the maximum number of our common shares which may thereafter be sold under the ESPPs and the number of our common shares subject to elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, (2) the terms relating to the price at which our common shares subject to elections to purchase will be sold will be appropriately adjusted, and (3) our board of directors or our Compensation Committee will take other actions it finds appropriate under the circumstances. In the case of reclassification or other changes in our common shares, our board of directors or our Compensation Committee will make appropriate adjustments.

Plan Benefits

The future benefits to be received under the ESPPs by particular individuals and groups are not determinable in advance because they will vary depending on the extent to which individuals choose to participate and the purchase price of shares of our common stock under the ESPPs.

The table below shows, as to each Named Executive Officer and the indicated groups, the aggregate number of common shares purchased under the ESPPs since inception through December 31, 2011. Non-employee directors are not eligible to participate in the ESPPs.

Named Executive Officers:	Aggregate Number of Purchased Shares
W. Marston Becker	4,808
Joseph W. Roberts	2,273
Peter A. Minton	—
Thomas C. Wafer	—
D. Andrew Cook	—
All Current Executive Officers as a Group	13,979
Non-Executive Officer Employee Group	191,959

Offering Period

An offering period consists of one of two six-month periods during the calendar year. The two offering periods are January 1 through June 30 and July 1 through December 31. The offering periods continue until the board of directors or our Compensation Committee has otherwise changed or terminated the ESPPs or there are no common shares available for issuance under the ESPPs.

Participation

Each eligible employee will be granted an option to purchase our common shares at a discount under the ESPPs. Amounts accumulated for each participant, through participant elected payroll deductions of not less than 1% of eligible compensation, will be credited toward the purchase of our common shares on the last trading day of each offering period.

Purchase Price

The purchase price for such shares is equal to the lesser of 90% of the fair market value of the common shares on the first trading day of the offering period or 90% of the fair market value of the common shares on the date of purchase.

Holding Period for Purchased Common Shares

Once common shares are purchased at the end of an offering period, the ESPPs require that the participants hold the common shares in a restricted account for a period of twelve (12) months (or a shorter or longer period of time as may be established by our Compensation Committee or its delegate). The common shares may not be sold or otherwise disposed of while held in the restricted account without our Compensation Committee’s prior written consent. However, in the event of a change in control (as defined in the ESPPs), the twelve month holding period will no longer apply and the participant may sell the common shares at any time.

Amendment or Termination

Either of the ESPPs may be amended by our board of directors or by our Compensation Committee at any time; however, no amendment will be effective unless shareholder approval is obtained, to the extent necessary under Section 423 of the Code. Our board of directors or our Compensation Committee may terminate either of the ESPPs at any time.

Federal Income Tax Consequences for U.S. Taxpayers Participating in the U.S. Plan

The following discussion is for general information only and is based on U.S. federal income tax laws now in effect and does not purport to be complete or applicable to every specific situation. This summary does not address specific state, local or foreign tax consequences.

A participant in the U.S. Plan will not have recognizable taxable income either at the time that his or her participation begins or at the time that the participant purchases common shares.

Generally, a participant in the U.S. Plan will recognize income in the year in which he or she disposes of the common shares or in which he or she dies. The participant’s federal tax liability will depend on whether the participant makes a qualifying or disqualifying disposition of the purchased common shares. A qualifying disposition generally will occur if the sale or other disposition of those common shares occurs after the participant has held the common shares for (1) more than two (2) years after the start of the offering period and (2) more than one (1) year after the last trading day of the offering period.

A participant who makes a qualifying disposition will recognize ordinary income in the year of the qualifying disposition equal to the lesser of (1) the excess of the fair market value of the common shares being sold or otherwise transferred on the first trading day of the offering period during which the common shares were purchased over the aggregate purchase price for such common shares and (2) the excess of the amount realized for such common shares on the date of the qualifying disposition over the aggregate purchase price paid for such common shares. Any additional gain recognized upon a qualifying disposition will be a long-term capital gain. If the fair market value of the common shares being sold or otherwise transferred on the date of the qualifying disposition is less than the aggregate purchase price paid for such common shares, there will be no ordinary income, and any loss recognized will be a long term capital loss.

A participant who makes a disqualifying disposition will recognize ordinary income in the year of the disqualifying disposition equal to the excess of (1) the fair market value of the common shares on the last trading day of the offering period over (2) the purchase price. Any additional gain or loss recognized upon a disqualifying disposition will be capital gain, which will be long-term if the common shares are held for more than twelve (12) months.

A participating subsidiary may be entitled to take a deduction if the purchased common shares are the subject of a disqualifying disposition.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLANS

ADDITIONAL INFORMATION

Other Action at the Meeting

A copy of our Annual Report, including financial statements for the year ended December 31, 2011 and the independent auditors’ report thereon, has been sent or made available to all shareholders. The Annual Report of Alterra Capital and the Statutory Financial Statements of Alterra Bermuda will be presented and discussed at the Meeting, and shareholders will be asked to receive such Annual Report, as well as the financial statements contained therein, and the Statutory Financial Statements of Alterra Bermuda. Shareholders will also be asked to approve the minutes of our May 2011 Annual General Meeting of Shareholders.

As of the date of this Proxy Statement, we have no knowledge of any business, other than described herein, and customary procedural matters that will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the accompanying proxy card will have authority to vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for Annual General Meeting of Shareholders in 2013

Shareholder proposals must be received in writing by the Secretary of Alterra Capital and must comply with Rule 14a-8 of the Exchange Act, the requirements of Bermuda corporate law and Alterra Capital’s bye-laws in order to be considered for inclusion in our Proxy Statement and form of proxy card relating to such meeting. We believe that shareholder proposals received by November 22, 2012 would be considered timely for inclusion in the 2013 proxy statement. Such proposals should be directed to the attention of the Secretary, Alterra Capital Holdings Limited, Alterra House, 2 Front Street, Hamilton HM 11 Bermuda.

Shareholders who intend to nominate persons for election as directors at general meetings of Alterra Capital must comply with the advance notice procedures and other provisions set forth in our bye-laws in order for such nominations to be properly brought before such general meeting. Our Nominating and Corporate Governance Committee considers nominees to the board of directors recommended by shareholders. Pursuant to our bye-laws currently in effect, any such recommendation must be sent to the Secretary of Alterra Capital not less than 120 days prior to the scheduled date of our annual general meeting of shareholders and must be accompanied by (1) written notice signed by shareholders holding at least 70% of the issued and outstanding shares entitled to vote at the meeting for which such notice is given of their intention to propose such person for election and (2) written notice signed by the person to be proposed of his or her willingness to be elected. Any such recommendation shall also include: (a) the names and addresses of the shareholders who intend to make the nomination and of the person or persons to be nominated; (b) a representation that such shareholders are holders of record of shares entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the recommendation; (c) the class and number of shares which are beneficially owned by such shareholders; (d) a description of all arrangements or understandings between such shareholders and each nominee and any other person or persons nominations are to be made by; and (e) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act. Our Nominating and Corporate Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure, including, as applicable, any subsequent changes to our bye-laws.

Any shareholder proposal for the 2013 annual general meeting, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 of the Exchange Act shall be considered untimely unless received by the Secretary in writing no later than February 12, 2013, provided that if the 2013 annual general meeting is held more than 30 days from May 8, 2013, the deadline for such proposal is a reasonable time before we print our proxy materials for the 2013 annual general meeting. If a shareholder proposal is introduced at the 2013 annual general meeting of shareholders without any discussion of the proposal in the 2013 Proxy Statement and the shareholder does not notify Alterra Capital of the intent to raise such proposal at the annual general meeting of shareholders, then proxies received by Alterra Capital for the 2013 annual general meeting of shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal.

Costs of Solicitation

The cost of this proxy solicitation will be borne by Alterra Capital. In addition to solicitation by mail and the internet, officers, directors and employees of Alterra Capital may solicit proxies by telephone, facsimile or in person, although no compensation will be paid for such solicitation. Alterra Capital may also request banks and brokers to solicit their customers who have a beneficial interest in our common shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

By Order of the Board of Directors

Carol S. Rivers
Secretary
Dated: March 26, 2012

APPENDIX A

GLOSSARY OF NAMES

Entity’s legal name	Reference
Alterra Agency Limited	Alterra Agency
Alterra at Lloyd’s Limited	Alterra at Lloyd’s
Alterra Bermuda Limited	Alterra Bermuda
Alterra Capital Holdings Limited	Alterra Capital
Alterra Capital Holdings Limited and its consolidated subsidiaries	The Company
Alterra Holdings Limited	Alterra Holdings
Alterra Managers Limited	Alterra Managers
Grand Central Re Limited	Grand Central Re
Harbor Point Limited	Harbor Point
Asset Allocation & Management Company	AAM
New Point IV Limited	New Point IV
New Point Re IV Limited	New Point Re IV

A-1

Appendix B

ALTERRA CAPITAL HOLDINGS LIMITED
EMPLOYEE STOCK PURCHASE PLAN
FOR NON-U.S. TAXPAYERS
Effective July 1, 2008
Amended and Restated Effective May 8, 2012

1.  Purpose of the Plan. The purpose of this Employee Stock Purchase Plan for Non-U.S. Taxpayers (the “Plan”) is to encourage and enable Employees of Alterra Capital Holdings Limited (“Alterra Capital” or the “Company”) and its Participating Subsidiaries who are not U.S. taxpayers to acquire proprietary interests in Alterra Capital through the ownership of Common Shares. This form of compensation is designed to establish a closer identification of Participants’ interests with those of Alterra Capital by providing them with a more direct means of participating in Alterra Capital’s growth and earnings which, in turn, will provide an incentive for Participants to remain with and to give greater effort on behalf of Alterra Capital.

2.  Definitions. The following words or terms, when used herein, shall have the following respective meanings:

(a)  “Account” shall mean an account maintained by the Transfer Agent into which Common Shares purchased with accumulated payroll deductions at the end of the Offering Period are held on behalf of a Participant. A Participant’s Account is comprised of a Restricted Subaccount and an Unrestricted Subaccount.

(b)  “Active Service” shall mean and refer to the state of being paid for services performed or paid while absent for sickness, vacation, holidays or paid leave of absence, but shall not include termination or severance payments.

(c)  “Affiliate” shall mean any person or entity which, directly or indirectly, through any one or more intermediaries owns or controls, is owned or controlled by, or is under common ownership or control with the Company.

(d)  “Alterra Capital” shall mean and refer to Alterra Capital Holdings Limited.

(e)  “Board” shall mean the Board of Directors of Alterra Capital.

(f)  “Change in Control” shall mean:

(i)  Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company or Alterra Insurance Limited;

(ii)  Any “person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent 51% or more of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(f)(iv)(A) and 2(f)(iv)(B), (V) any acquisition involving beneficial ownership of less than 50% of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii)  During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board together with any individuals subsequently elected to the Board whose nomination by the shareholders of the Company was approved by a vote of the then incumbent Board (i.e. those members of the Board who either have been directors from the beginning of such two-year period or whose election or nomination for election was previously approved by the Board as provided in this Section 2(f)(iii)) cease for any reason to constitute a majority of the Board;

(iv)  The Board or the shareholders of the Company approve and consummate a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(v)  The Board or shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one or a series of transactions) of all or substantially all of the Company’s assets.

(g)  “Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(h)  “Committee” shall mean and refer to the committee appointed by the Board to administer this Plan or, if no such Committee is appointed, shall mean the Board.

(i)  “Common Shares” shall mean and refer to common shares, $1.00 par value, of Alterra Capital.

(j)  “Data Recipients” shall have the meaning set forth in Section 24 hereof.

(k)  “Eligible Compensation” shall mean and refer to an Employee’s annual rate of base pay as determined by the Committee. Base pay includes gross straight time, sick pay, vacation pay or holiday pay, as the case may be, after any other payroll deductions, but excludes overtime, commissions, bonuses and other forms of variable compensation.

(l)  “Employee” shall mean and refer to a person regularly employed by Alterra Capital or one of its Participating Subsidiaries; provided, that (a) such employee is employed by Alterra Capital or one of its Participating Subsidiaries on the last day of the month that is prior to the month immediately preceding the start of the applicable Offering Period (i.e., November 30 if the start of the applicable Offering Period is January 1) and (b) such employee, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code (i) does not own shares and/or hold Options to purchase shares representing five percent (5%) or more of the total combined voting power or value of all classes of shares of Alterra Capital or any of its Subsidiaries and (ii) would not, as a result of being granted an Option under this Plan with respect to such Offering Period, own shares and/or Options to purchase shares possessing five percent (5%) or more of the total, combined voting power or value of all classes of shares of Alterra Capital or any of its Subsidiaries.

(m)  “Enrollment/Change Form” means an agreement substantially in the form attached hereto as Exhibit A (as it may be updated or replaced from time to time) pursuant to which an Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

(n)  “Enrollment Period” shall mean and refer to the period of time prescribed in any offering of Common Shares made under this Plan beginning on the first day Employees may elect to participate in the Offering Period to purchase Common Shares and ending on the last day such elections to participate are authorized to be received and accepted.

(o)  “ESPP Balance” shall mean and refer to the funds accumulated during the Offering Period with respect to an individual Participant as a result of deductions from such Participant’s paycheck during the Offering Period for the purpose of purchasing Common Shares under this Plan.

(p)  “Fair Market Value” shall mean and refer to the closing sales price for Common Shares traded on the Nasdaq Global Select Market.

(q)  “Holding Period” shall mean a period of twelve (12) months following the end of an Offering Period, or such longer or shorter period of time as may be established by the Committee or its appropriate delegate, during which the Common Shares purchased during such Offering Period are held in a Restricted Subaccount and may not be sold or otherwise disposed of without the Committee’s prior written consent.

(r)  “Offering Date” shall mean the first Trading Day of each Offering Period as designated by the Committee.

(s)  “Offering Period” shall mean a period of six months commencing on each of January 1 and July 1 of each year, or such other period of time established in advance by the Committee or its appropriate delegate, during which installment payments shall be credited to each Participant’s ESPP Balance for the purchase of Common Shares pursuant to an offering made under this Plan. The Committee shall have the discretion to terminate an Offering Period at any time and either refund amounts in each Participant’s ESPP Balance or require Participants to purchase Common Shares on such earlier Trading Date as may be designated by the Committee in connection with such termination. In no event shall an Offering Period extend for more than 27 months.

(t)  “Option” or “Options” shall mean and refer to the right or rights granted to Employees to purchase Common Shares pursuant to an offering made under this Plan.

(u)  “Outstanding Election” shall mean the then current election to purchase Common Shares in an offering under this Plan, or that part of such an election, which has not been cancelled (including voluntary cancellation by the Participant under Section 9 hereof and deemed cancellations under Section 15 hereof) prior to the close of business on the last Trading Day of the Offering Period.

(v)  “Participant” shall mean an Employee who (a) has become a participant in the Plan pursuant to Section 6 and (b) has not ceased to be a participant pursuant to Section 9 or Section 15.

(w)  “Participating Subsidiary” shall mean any Subsidiary which has been authorized by the Board or the Committee to participate in the Plan.

(x)  “Purchase Price Per Common Share” shall be the lesser of (i) ninety percent (90%) of the Fair Market Value on the Offering Date or (ii) ninety percent (90%) of the Fair Market Value on the last Trading Day of the Offering Period; provided, however, the Purchase Price Per Common Share will in no event be less than the par value of the Common Shares.

(y)  “Restricted Subaccount” shall mean a subaccount of the Account maintained by the Transfer Agent into which the Common Shares purchased with accumulated payroll deductions at the end of an Offering Period shall be deposited until the expiration of the Holding Period.

(z)  “Subsidiary” shall mean any corporation (other than Alterra Capital) in an unbroken chain of corporations beginning with Alterra Capital if, at the Offering Date of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(aa)  “Trading Day” shall mean a day on which the Nasdaq Global Select Market is open for trading.

(bb)  “Transfer Agent” shall mean a transfer agent (or its designee) selected by the Committee to maintain Accounts on behalf of Participants who have purchased Common Shares pursuant to the Plan.

(cc)  “Unrestricted Subaccount” shall mean a subaccount of the Account maintained by a Transfer Agent into which the Common Shares purchased at the end of an Offering Period shall be transferred following the expiration of the Holding Period.

3.  Shares Reserved for Plan. On July 27, 2007, a total of 300,000 Common Shares of Alterra Capital were reserved as authorized and unissued for this Plan and the Alterra Capital Holdings Limited Employee Stock Purchase Plan for U.S. Taxpayers (the “Qualified Plan”). Effective May 8, 2012, an additional 500,000 Common Shares were authorized for issuance under this Plan and the Qualified Plan, for a total of 800,000 Common Shares, subject to shareholder approval. The Common Shares so reserved may be issued and sold pursuant to one or more offerings under this Plan and the Qualified Plan.

In the event of a subdivision or combination of the Common Shares, (i) the maximum number of Common Shares which may thereafter be issued and sold under the Plan and the Qualified Plan and the number of Common Shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, (ii) the terms relating to the price at which Common Shares under elections to purchase will be sold will be appropriately adjusted, and (iii) such other action will be taken as in the opinion of the Committee is appropriate under the circumstances. In the case of reclassification or other changes in the Common Shares, the Committee will make appropriate adjustments.

The number of Common Shares which a Participant may purchase in an offering under the Plan may be reduced in the event the offering is over-subscribed. No Option granted to an Employee in an offering under the Plan shall permit a Participant to purchase Common Shares which, if added together with the total number of Common Shares purchased by all other Participants in such offering, would exceed the total number of Common Shares remaining available under the Plan on the Offering Date of such offering. As of the close of business on the last Trading Day of the Offering Period in an offering, the number of Common Shares which all Participants have elected to purchase under Outstanding Elections shall be counted. If the total number of Common Shares which all Participants in the Plan and participants in the Qualified Plan have elected to purchase under Outstanding Elections in the offering exceeds the number of Common Shares remaining available under the Plan and the Qualified Plan, the number of Common Shares for which each such Outstanding Election is effective shall be reduced on a pro rata basis, and the total number of Common Shares which may be purchased pursuant to all such Outstanding Elections shall not exceed the total number of Common Shares remaining available under the Plan and the Qualified Plan.

All Common Shares available to be sold in any offering under this Plan in excess of the total number of Common Shares purchased by Participants in any such offering shall continue to be reserved for this Plan and the Qualified Plan and shall be available for inclusion in any subsequent offering under this Plan and the Qualified Plan.

4.  Administration of the Plan. This Plan shall be administered by the Board or by a Committee appointed by the Board (consisting of not less than three members of the Board who are not eligible to participate in this Plan and one of whom shall be designated as Chairman of the Committee) or the Committee’s delegates. The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding this Plan, to make amendments to the Plan itself, as it may deem advisable, to delegate its administrative authority, and to implement minimum and maximum contribution rates. The Committee also has the power to exclude otherwise eligible Employees if it determines that employees of a Participating Subsidiary are not eligible to participate because such participation would not be permitted under applicable laws or would be unduly burdensome as a result of constraints imposed by local law. The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive.

The Committee may act by a majority vote at a regular or special meeting or by a decision reduced to writing and signed by all members of the Committee without holding a formal meeting.

Vacancies in the membership of the Committee arising from death, resignation, removal or other inability to serve shall be filled by appointment by the Board.

5.  Grant of Option; Limitations.

(a)  Grant of Option. The Committee may from time to time grant or provide for the grant of an Option in each Offering Period as selected by the Committee. On each Offering Date, this Plan shall be deemed to have granted to the Employee an Option to purchase, at the Purchase Price Per Common Share, as many Common Shares as the Employee will be able to purchase with the payroll deductions credited to the participating Employee’s ESPP Balance during his or her participation in that Offering Period (subject to the limitations set forth herein and such minimum and maximum limits as the Committee may impose). No fractional shares will be issued. Any remaining amount of a Participant’s ESPP Balance that remains after the end of an Offering Period because it was insufficient to purchase a full Common Share shall be automatically credited to the Participant’s ESPP Balance for the next succeeding Offering Period unless the Participant withdraws from the Plan, in which case any cash amount shall be paid to the Participant.

(b)  Limit on Number of Common Shares Purchasable. Notwithstanding the above, the maximum number of Common Shares a Participant may purchase during each Offering Period shall be 2,500 Common Shares (subject to the limitations set forth herein). In addition to the limits on a Participant’s participation in the Plan set forth herein, the Committee in its sole discretion may establish new or change existing limits on the number of Common Shares a Participant may elect to purchase with respect to any Offering Period if such limit is announced prior to the beginning of the first Offering Period to be affected.

(c)  Limit on Value of Shares Purchased. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option to purchase Common Shares under this Plan which permits his or her rights to purchase Common Shares under all such plans of Alterra Capital and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (U.S.

$25,000) of the Fair Market Value of such Common Shares (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

(d)  Highly Compensated Employees May Be Excluded. The Committee may determine, as to any offering of Common Shares made under this Plan, that the offer will not be extended to highly compensated Employees (highly compensated Employees to be determined by the Committee in accordance with Section 414(q) of the Code).

(e)  Prohibition Against Providing Financial Assistance Under Certain Circumstances. Notwithstanding any other provision herein, no Common Shares shall be purchased during an Offering Period if on or prior to the last Trading Date of such Offering Period, the Committee, in its reasonable discretion, determines that if such purchase were to be permitted, the Company would not be able to pay its liabilities as they become due.

6.  Participation in the Plan. Participation in the Plan is voluntary with respect to each offering. An Employee may become a Participant by completing the prescribed Enrollment/Change Form and submitting such form to the Company, or to such other entity designated by the Company for this purpose, pursuant to the enrollment procedures established by the Company prior to the Offering Date to which it relates. The Enrollment/Change Form may be completed at any time after the Employee becomes eligible to participate in the Plan, and will be effective as of the Offering Date next following the receipt of a properly completed Enrollment/Change Form by the Company (or the Company’s designee).

7.  Automatic Re-Enrollment. At the termination of each offering, each Participant who continues to be eligible to participate in the Plan shall be automatically re-enrolled in the next offering, unless the Participant has withdrawn from the Plan in accordance with Section 9 hereof or is otherwise ineligible to participate in the next offering. Upon a termination of the Plan as a whole, any amount remaining in a Participant’s ESPP Balance shall be refunded to him or her as soon as practicable thereafter.

The Company may require Employees to complete and submit a new Enrollment/Change Form at any time it deems necessary or desirable to facilitate Plan administration (including during the Offering Period to which the Enrollment/Change Form relates) or for any other reason.

8.  Payroll Deductions and Adjustments to Deductions. At the time an Employee submits his or her authorization for a payroll deduction (by completing an Enrollment/Change Form), he or she shall elect to have a designated percentage (not less than one percent (1%)) of Eligible Compensation deducted on each payday during the time the Employee is a participant in an offering. The Employee may withdraw his or her initial Enrollment/Change Form before the Offering Period commences by completing the “Notice of Withdrawal” section of the Enrollment/Change Form and submitting it to the Company (or the Company’s designee) prior to the Offering Date for such Offering Period.

Payroll deductions for Participants shall commence on the Offering Date (or as soon as administratively practicable thereafter) and shall continue through subsequent offerings pursuant to Section 7. All payroll deductions authorized by a Participant shall be credited to the Participant’s ESPP Balance under the Plan. A Participant may not make any separate cash payment into such ESPP Balance.

A Participant may elect to increase or decrease his or her rate of payroll deductions with respect to future Offering Periods by completing the “Payroll Deduction Change” section of the Enrollment/Change Form and submitting it to the Company (or the Company’s designee) at any time prior to the Offering Date for such Offering Period. Such adjustment to the Participant’s payroll deduction will remain in effect for successive offerings unless participation is earlier withdrawn by the Participant as provided in Section 9 hereof or until the Participant’s termination of employment or the Participant is otherwise ineligible to participate in the Plan. A Participant may not elect to decrease his or her rate of payroll deductions to less than one percent (1%) of Eligible Compensation other than in connection with a withdrawal pursuant to Section 9 hereof.

Notwithstanding the foregoing, the Company may adjust the Participant’s payroll deductions at any time during an Offering Period to the extent necessary to comply with the limitations of Section 5 hereof. Beginning with the next calendar year’s first offering, payroll deductions will recommence and be made in accordance with the Outstanding Election prior to such Company adjustment, unless the Participant withdraws in accordance with Section 9 or is otherwise ineligible to participate in such offering.

9.  Withdrawal from Offering Period After Offering Date. A Participant may withdraw from an offering after the applicable Offering Date, in whole but not in part, at any time prior to the first day of the last calendar month of such Offering Period by completing the “Notice of Withdrawal” section of the Enrollment/Change Form and submitting it to the Company (or the Company’s designee). If a Participant withdraws from an offering, the Participant’s Option for such offering will automatically be terminated, and the Company will refund in cash the Participant’s ESPP Balance for such offering as soon as practicable thereafter.

The Participant’s withdrawal from a particular offering shall be irrevocable. If an Employee wishes to participate in a subsequent offering, he or she will be required to re-enroll in the Plan by completing a new Enrollment/Change Form in accordance with Section 6.

10.  Method of Payment. Each Employee electing to purchase Common Shares shall authorize the withholding of a certain percentage of Eligible Compensation from his or her pay each payroll period during the Offering Period. Such deductions shall be in uniform periodic amounts in conformity with his or her employer’s payroll deduction schedule (subject to adjustments made in accordance with this Plan). The amount of each Participant’s payroll deductions shall be credited to such Participant’s ESPP Balance and used to purchase Common Shares on the last Trading Day of the Offering Period.

If in any payroll period a Participant has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her installment payment, then (i) the installment payment for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the dollar amount of Eligible Compensation shall be deemed to have been reduced by the amount of the reduction in the installment payment for such payroll period. Deductions of the full amount originally elected by the Participant will recommence when his or her pay is sufficient to permit such deductible amount; provided, however, no additional amounts will be deducted to satisfy the Outstanding Election.

11.  Holding Period. Promptly following the end of each Offering Period, the Common Shares purchased by each Participant pursuant to the Plan shall be deposited into the Participant’s Restricted Subaccount. A Participant will not be permitted to sell or otherwise dispose of the Common Shares while they are held in the Restricted Subaccount. Once the Holding Period has been satisfied, the Common Shares will be automatically transferred into the Unrestricted Subaccount and the Participant will be free to sell or otherwise dispose of the Common Shares, subject to any applicable transaction fees (although the Participant will not be permitted to transfer the Common Shares from his or her Unrestricted Account to another broker for a period of six (6) months following the end of the Holding Period (or such shorter or longer period as may be established by the Committee)). Notwithstanding the foregoing, in the event of a Change in Control, the Holding Period shall no longer apply and all Common Shares in such Participant’s Restricted Subaccount shall be automatically transferred to the Participant’s Unrestricted Subaccount (and the six (6)-month (or other applicable period) restriction described above shall not apply).

12.  Interest on Payments. No interest shall be paid on sums withheld from a Participant’s pay for the purchase of Common Shares under this Plan.

13.  Rights as Shareholder. A Participant will become a shareholder with respect to Common Shares that are purchased pursuant to Options granted under the Plan when such Common Shares are transferred to the Participant on the books and records of Alterra Capital. In no event may Common Shares be purchased pursuant to an Option more than 27 months after the Offering Date. Ownership of Common Shares purchased under the Plan will be entered on the books and records of Alterra Capital as soon as administratively practicable after payment for the Common Shares has been received in full by Alterra Capital. Common Shares purchased by a Participant under the Plan will be issued to such Participant’s Account as soon as practicable after such Participant becomes a shareholder. A Participant will have no rights as a shareholder with respect to Common Shares for which an election to purchase has been made under the Plan until such Participant becomes a shareholder as provided above.

14.  Rights to Purchase Common Shares Not Transferable. A Participant’s rights under his or her election to purchase Common Shares under this Plan may not be sold, pledged, assigned, or transferred in any manner. If a Participant’s rights are sold, pledged, assigned, or transferred in violation of this Section 14, the right to purchase Common Shares of the Participant guilty of such violation shall terminate, and the only right remaining under such Participant’s election to purchase will be to receive a refund of the amount then credited to the Participant’s ESPP Balance.

15.  Deemed Cancellations.

(a)  Events Constituting a Deemed Cancellation.

(i)  Leave of Absence, Layoff or Temporarily Out of Active Service. A Participant who is granted an unpaid leave of absence, is laid off, or otherwise temporarily out of Active Service during the Offering Period without terminating employment shall be eligible to remain a Participant during such absence, for a period of no longer than 90 days or, if longer, so long as the Participant’s right to reemployment with his or her employer is guaranteed either by statute or contract (but not beyond the last day of the Offering Period). The provisions of Section 10 hereof shall apply if the Participant has no pay or his or her pay is insufficient (after other authorized deductions) to cover the required installment payments during such absence. If a Participant does not return to Active Service upon the expiration of his or her leave of absence or lay-off or, in any event, within 90 days from the date of his or her leaving Active Service (unless the Participant’s right to reemployment with his or her employer is guaranteed either by statute or contract), his or her election to purchase Common Shares shall be deemed to have been cancelled on the 91st day after such Participant’s leaving Active Service.

(ii)  Termination of Employment. If, before Common Shares have been purchased on behalf of a Participant under the Plan, he or she resigns, is dismissed or transferred to a company other than Alterra Capital or a Participating Subsidiary, or if the entity by which he or she is employed should cease to be a Participating Subsidiary, his or her election to purchase Common Shares shall be deemed to have been cancelled at that time; provided, however, that the Committee in its sole discretion may in lieu thereof specify that there shall be a “substitution or assumption” (and not a deemed cancellation) of an election to purchase Common Shares if the Committee determines that a company or entity and Alterra Capital have made satisfactory arrangements for such company or entity to substitute a new option for the Option under such election to purchase, or to assume such Option under such election to purchase Common Shares, by reason of a transaction: (A) that is a corporate merger, amalgamation, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, as defined in Section 424(a) of the Code and regulations thereunder (including a spin-off, split-up or similar transaction); (B) pursuant to which the excess of the aggregate fair market value of the Common Shares subject to the new option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all Common Shares subject to the Option immediately before the substitution or assumption over the aggregate option price of such

Common Shares; and (C) pursuant to which the new option or the assumption of the Option does not give the Participant additional benefits which he or she did not have under the Option.

(iii)  Death of a Participant. If a Participant dies before Common Shares have been purchased on his or her behalf under the Plan, his or her election to purchase Common Shares shall be deemed to have been cancelled on the date of death. As soon as administratively practicable after the death of a Participant, the amount then credited to the Participant’s ESPP Balance shall be paid in cash to the beneficiary or beneficiaries designated by the Participant on a beneficiary designation form filed with Alterra Capital before such Participant’s death or, in the absence of an effective beneficiary designation, to the executor, administrator or other legal representative of the Participant’s estate.

(b)  Terms and Conditions of a Deemed Cancellation. In the event that a Participant’s election to purchase Common Shares is deemed to be cancelled as defined above in this Section 15, the Participant shall be withdrawn from Plan participation and cease to be a Participant, and the Company will refund in cash the Participant’s entire ESPP Balance for such offering as soon as administratively practicable thereafter.

(c)  Terms and Conditions of a Substitution or Assumption. If the Committee determines under Section 15(a)(ii) of the Plan to provide a substitution or assumption of Options granted hereunder, the Participant shall have no further rights under this Plan and the Participant’s rights, if any, to his or her ESPP Balance or to purchase any property in lieu of Common Shares shall be governed exclusively by the arrangements effecting such substitution or assumption including any stock purchase plan of the company or entity substituting a new option for an Option or assuming an existing Option.

16.  Application of Funds/Funding. All funds received by Alterra Capital in payment for Common Shares purchased under this Plan and held by Alterra Capital at any time may be used for any valid corporate purpose. Participants shall have no interest in the Common Shares purchasable under the Plan until payment has been completed on the last Trading Day of the applicable Offering Period. The Plan provides only an unfunded, unsecured promise by the Company to pay money or property in the future. Except with respect to Common Shares purchased on the last Trading Day of an Offering Period, a Participant shall have no greater rights than an unsecured creditor of the Company.

17.  No Employment/Service Rights. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the employ of the Company or a Participating Subsidiary for any period of specific duration, and does not affect any right the Company or a Participating Subsidiary may have to terminate such person’s employment at any time, with or without cause (provided this is in accordance with applicable laws). Under no circumstances will any Employee ceasing to be an employee or executive director be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he or she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise. By enrolling in the Plan, each Participant acknowledges and agrees that the Option such Participant has been awarded under the Plan, and any other Options the Company may grant in the future, even if such Options are made repeatedly or regularly, and regardless of their amount, (a) are wholly discretionary, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between the Participant and the Company, (b) do not create any contractual entitlement to receive future Options or to continued employment, and (c) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including, without limitation, termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by applicable law.

18.  Commencement of Plan. This Plan shall commence on July 1, 2008.

19.  Government Approvals or Consents. This Plan and any offering and sales of Common Shares to Employees under it are subject to any governmental or regulatory approvals or consents that may be or become applicable in connection therewith.

20.  Amendment of the Plan. The Committee may amend the Plan at any time, including, without limitation, to make such changes as may be necessary or desirable, in the opinion of counsel for Alterra Capital, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state.

21.  Termination of the Plan. The Committee may terminate the Plan at any time. If the Plan terminates at the end of an Offering Period, the amount remaining in each Participant’s ESPP Balance shall be used to purchase Common Shares on the last Trading Day of the Offering Period and cash, if any, remaining in a Participant’s ESPP Balance shall be refunded to him or her. If the Plan terminates prior to the end of an Offering Period, the Participant’s entire ESPP Balance shall be distributed to such Participant in cash as soon as practicable after such termination.

22.  Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the conflict of laws rules).

23.  Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.

24.  Data Privacy (Participants in Ireland).

(a)  In order to facilitate the administration of the Plan, it will be necessary for the Company (or its payroll administrators) to collect, hold, and process certain personal information about Participants (including, without limitation, name, home address, telephone number, date of birth, nationality and job detail and details of the Participant’s Option). By enrolling in the Plan, Participants in Ireland consent to the Company (or its payroll administrators) collecting, holding and processing personal data and transferring such data to third parties (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Participant’s participation in the Plan.

(b)  The Data Recipients will treat the Participants’ personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Participants’ participation in the Plan and will take reasonable measures to keep such personal data private, confidential, accurate and current.

(c)  Where the transfer is to a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that such personal data continues to be adequately protected and securely held. Nonetheless, by enrolling in the Plan, each Participant in Ireland acknowledges that personal information about such Participant may be transferred to a country that does not offer the same level of data protection as Ireland.

(d)  Participants may, at any time, view their personal data, require any necessary corrections to it or withdraw the consents referenced in this Section 24 in writing by contacting the Company.

Appendix C

ALTERRA CAPITAL HOLDINGS LIMITED
EMPLOYEE STOCK PURCHASE PLAN
FOR U.S. TAXPAYERS
Effective July 1, 2008
Amended and Restated Effective May 8, 2012

1.  Purpose of the Plan. The purpose of this Employee Stock Purchase Plan for U.S. Taxpayers (the “Plan”) is to encourage and enable Employees of Alterra Capital Holdings Limited (“Alterra Capital” or the “Company”) and its Participating Subsidiaries who are U.S. taxpayers to acquire proprietary interests in Alterra Capital through the ownership of Common Shares. This form of compensation is designed to establish a closer identification of Participants’ interests with those of Alterra Capital by providing them with a more direct means of participating in Alterra Capital’s growth and earnings which, in turn, will provide an incentive for Participants to remain with and to give greater effort on behalf of Alterra Capital.

2.  Definitions. The following words or terms, when used herein, shall have the following respective meanings:

(a)  “Account” shall mean an account maintained by the Transfer Agent into which Common Shares purchased with accumulated payroll deductions at the end of the Offering Period are held on behalf of a Participant. A Participant’s Account is comprised of a Restricted Subaccount and an Unrestricted Subaccount.

(b)  “Active Service” shall mean and refer to the state of being paid for services performed or paid while absent for sickness, vacation, holidays or paid leave of absence, but shall not include termination or severance payments.

(c)  “Affiliate” shall mean any person or entity which, directly or indirectly, through any one or more intermediaries owns or controls, is owned or controlled by, or is under common ownership or control with the Company.

(d)  “Alterra Capital” shall mean and refer to Alterra Capital Holdings Limited.

(e)  “Board” shall mean the Board of Directors of Alterra Capital.

(f)  “Change in Control” shall mean:

(i)  Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company or Alterra Insurance Limited;

(ii)  Any “person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent 51% or more of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(f)(iv)(A) and 2(f)(iv)(B), (V) any acquisition involving beneficial ownership of less than 50% of the then outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii)  During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board together with any individuals subsequently elected to the Board whose nomination by the shareholders of the Company was approved by a vote of the then incumbent Board (i.e. those members of the Board who either have been directors from the beginning of such two-year period or whose election or nomination for election was previously approved by the Board as provided in this Section 2(f)(iii)) cease for any reason to constitute a majority of the Board;

(iv)  The Board or the shareholders of the Company approve and consummate a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(v)  The Board or shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one or a series of transactions) of all or substantially all of the Company’s assets.

(g)  “Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(h)  “Committee” shall mean and refer to the committee appointed by the Board to administer this Plan or, if no such Committee is appointed, shall mean the Board.

(i)  “Common Shares” shall mean and refer to common shares, $1.00 par value, of Alterra Capital.

(j)  “Eligible Compensation” shall mean and refer to an Employee’s annual rate of base pay as determined by the Committee. Base pay includes gross straight time, sick pay, vacation pay or holiday pay, as the case may be, after any other payroll deductions, but excludes overtime, commissions, bonuses and other forms of variable compensation.

(k)  “Employee” shall mean and refer to a person regularly employed by Alterra Capital or one of its Participating Subsidiaries; provided, that (a) such employee is employed by Alterra Capital or one of its Participating Subsidiaries on the last day of the month that is prior to the month immediately preceding the start of the applicable Offering Period (i.e., November 30 if the start of the applicable Offering Period is January 1) and (b) such employee, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code (i) does not own shares and/or hold Options to purchase shares representing five percent (5%) or more of the total combined voting power or value of all classes of shares of Alterra Capital or any of its Subsidiaries and (ii) would not, as a result of being granted an Option under this Plan with respect to such Offering Period, own shares and/or Options to purchase shares possessing five percent (5%) or more of the total, combined voting power or value of all classes of shares of Alterra Capital or any of its Subsidiaries.

(l)  “Enrollment/Change Form” means an agreement substantially in the form attached hereto as Exhibit A (as it may be updated or replaced from time to time) pursuant to which an Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

(m)  “Enrollment Period” shall mean and refer to the period of time prescribed in any offering of Common Shares made under this Plan beginning on the first day Employees may elect to participate in the Offering Period to purchase Common Shares and ending on the last day such elections to participate are authorized to be received and accepted.

(n)  “ESPP Balance” shall mean and refer to the funds accumulated during the Offering Period with respect to an individual Participant as a result of deductions from such Participant’s paycheck during the Offering Period for the purpose of purchasing Common Shares under this Plan.

(o)  “Fair Market Value” shall mean and refer to the closing sales price for Common Shares traded on the Nasdaq Global Select Market.

(p)  “Holding Period” shall mean a period of twelve (12) months following the end of an Offering Period, or such longer or shorter period of time as may be established by the Committee or its appropriate delegate, during which the Common Shares purchased during such Offering Period are held in a Restricted Subaccount and may not be sold or otherwise disposed of without the Committee’s prior written consent.

(q)  “Offering Date” shall mean the first Trading Day of each Offering Period as designated by the Committee.

(r)  “Offering Period” shall mean a period of six months commencing on each of January 1 and July 1 of each year, or such other period of time established in advance by the Committee or its appropriate delegate, during which installment payments shall be credited to each Participant’s ESPP Balance for the purchase of Common Shares pursuant to an offering made under this Plan. The Committee shall have the discretion to terminate an Offering Period at any time and either refund amounts in each Participant’s ESPP Balance or require Participants to purchase Common Shares on such earlier Trading Date as may be designated by the Committee in connection with such termination. In no event shall an Offering Period extend for more than 27 months.

(s)  “Option” or “Options” shall mean and refer to the right or rights granted to Employees to purchase Common Shares pursuant to an offering made under this Plan.

(t)  “Outstanding Election” shall mean the then current election to purchase Common Shares in an offering under this Plan, or that part of such an election, which has not been cancelled (including voluntary cancellation by the Participant under Section 9 hereof and deemed cancellations under Section 15 hereof) prior to the close of business on the last Trading Day of the Offering Period.

(u)  “Participant” shall mean an Employee who (a) has become a participant in the Plan pursuant to Section 6 and (b) has not ceased to be a participant pursuant to Section 9 or Section 15.

(v)  “Participating Subsidiary” shall mean any Subsidiary which has been authorized by the Board or the Committee to participate in the Plan.

(w)  “Purchase Price Per Common Share” shall be the lesser of (i) ninety percent (90%) of the Fair Market Value on the Offering Date or (ii) ninety percent (90%) of the Fair Market Value on the last Trading Day of the Offering Period; provided, however, the Purchase Price Per Common Share will in no event be less than the par value of the Common Shares.

(x)  “Restricted Subaccount” shall mean a subaccount of the Account maintained by the Transfer Agent into which the Common Shares purchased with accumulated payroll deductions at the end of an Offering Period shall be deposited until the expiration of the Holding Period.

(y)  “Subsidiary” shall mean any corporation (other than Alterra Capital) in an unbroken chain of corporations beginning with Alterra Capital if, at the Offering Date of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(z)  “Trading Day” shall mean a day on which the Nasdaq Global Select Market is open for trading.

(aa)  “Transfer Agent” shall mean a transfer agent (or its designee) selected by the Committee to maintain Accounts on behalf of Participants who have purchased Common Shares pursuant to the Plan.

(bb)  “Unrestricted Subaccount” shall mean a subaccount of the Account maintained by a Transfer Agent into which the Common Shares purchased at the end of an Offering Period shall be transferred following the expiration of the Holding Period.

3.  Shares Reserved for Plan. On July 27, 2007, a total of 300,000 Common Shares of Alterra Capital were reserved as authorized and unissued for this Plan and the Alterra Capital Holdings Limited Employee Stock Purchase Plan for Non-U.S. Taxpayers (the “Nonqualified Plan”). Effective May 8, 2012, an additional 500,000 Common Shares were authorized for issuance under this Plan and the Nonqualified Plan, for a total of 800,000 Common Shares, subject to shareholder approval. The Common Shares so reserved may be issued and sold pursuant to one or more offerings under this Plan and the Nonqualified Plan.

In the event of a subdivision or combination of the Common Shares, (i) the maximum number of Common Shares which may thereafter be issued and sold under the Plan and the Nonqualified Plan and the number of Common Shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, (ii) the terms relating to the price at which Common Shares under elections to purchase will be sold will be appropriately adjusted, and (iii) such other action will be taken as in the opinion of the Committee is appropriate under the circumstances. In the case of reclassification or other changes in the Common Shares, the Committee will make appropriate adjustments.

The number of Common Shares which a Participant may purchase in an offering under the Plan may be reduced in the event the offering is over-subscribed. No Option granted to an Employee in an offering under the Plan shall permit a Participant to purchase Common Shares which, if added together with the total number of Common Shares purchased by all other Participants in such offering, would exceed the total number of Common Shares remaining available under the Plan on the Offering Date of such offering. As of the close of business on the last Trading Day of the Offering Period in an offering, the number of Common Shares which all Participants have elected to purchase under Outstanding Elections shall be counted. If the total number of Common Shares which all Participants in the Plan and participants in the Nonqualified Plan have elected to purchase under Outstanding Elections in the offering exceeds the number of Common Shares remaining available under the Plan and the Nonqualified Plan, the number of Common Shares for which each such Outstanding Election is effective shall be reduced on a pro rata basis, and the total number of Common Shares which may be purchased pursuant to all such Outstanding Elections shall not exceed the total number of Common Shares remaining available under the Plan and the Nonqualified Plan.

All Common Shares available to be sold in any offering under this Plan in excess of the total number of Common Shares purchased by Participants in any such offering shall continue to be reserved for this Plan and the Nonqualified Plan and shall be available for inclusion in any subsequent offering under this Plan and the Nonqualified Plan.

4.  Administration of the Plan. This Plan shall be administered by the Board or by a Committee appointed by the Board (consisting of not less than three members of the Board who are not eligible to participate in this Plan and one of whom shall be designated as Chairman of the Committee) or the Committee’s delegates. The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding this Plan, to make amendments to the Plan itself, as it may deem advisable, to delegate its administrative authority, and to implement minimum and maximum contribution rates. The Committee also has the power to exclude otherwise eligible Employees if it determines that employees of a Participating Subsidiary are not eligible to participate because such participation would not be permitted under applicable laws or would be unduly burdensome as a result of constraints imposed by local law. The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive.

The Committee may act by a majority vote at a regular or special meeting or by a decision reduced to writing and signed by all members of the Committee without holding a formal meeting.

Vacancies in the membership of the Committee arising from death, resignation, removal or other inability to serve shall be filled by appointment by the Board.

5. Grant of Option; Limitations.

(a)  Grant of Option. The Committee may from time to time grant or provide for the grant of an Option in each Offering Period as selected by the Committee. On each Offering Date, this Plan shall be deemed to have granted to the Employee an Option to purchase, at the Purchase Price Per Common Share, as many Common Shares as the Employee will be able to purchase with the payroll deductions credited to the participating Employee’s ESPP Balance during his or her participation in that Offering Period (subject to the limitations set forth herein and such minimum and maximum limits as the Committee may impose). No fractional shares will be issued. Any remaining amount of a Participant’s ESPP Balance that remains after the end of an Offering Period because it was insufficient to purchase a full Common Share shall be automatically credited to the Participant’s ESPP Balance for the next succeeding Offering Period unless the Participant withdraws from the Plan, in which case any cash amount shall be paid to the Participant.

(b)  Limit on Number of Common Shares Purchasable. Notwithstanding the above, the maximum number of Common Shares a Participant may purchase during each Offering Period shall be 2,500 Common Shares (subject to the limitations set forth herein). In addition to the limits on a Participant’s participation in the Plan set forth herein, the Committee in its sole discretion may establish new or change existing limits on the number of Common Shares a Participant may elect to purchase with respect to any Offering Period if such limit is announced prior to the beginning of the first Offering Period to be affected.

(c)  Limit on Value of Shares Purchased. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option to purchase Common Shares under this Plan which permits his or her rights to purchase Common Shares under all such plans of Alterra Capital and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (U.S.

$25,000) of the Fair Market Value of such Common Shares (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

(d)  Highly Compensated Employees May Be Excluded. The Committee may determine, as to any offering of Common Shares made under this Plan, that the offer will not be extended to highly compensated Employees within the meaning of Section 414(q) of the Code.

(e)  Prohibition Against Providing Financial Assistance Under Certain Circumstances. Notwithstanding any other provision herein, no Common Shares shall be purchased during an Offering Period if on or prior to the last Trading Date of such Offering Period, the Committee, in its reasonable discretion, determines that if such purchase were to be permitted, the Company would not be able to pay its liabilities as they become due.

6.  Participation in the Plan. Participation in the Plan is voluntary with respect to each offering. An Employee may become a Participant by completing the prescribed Enrollment/Change Form and submitting such form to the Company, or to such other entity designated by the Company for this purpose, pursuant to the enrollment procedures established by the Company prior to the Offering Date to which it relates. The Enrollment/Change Form may be completed at any time after the Employee becomes eligible to participate in the Plan, and will be effective as of the Offering Date next following the receipt of a properly completed Enrollment/Change Form by the Company (or the Company’s designee).

7.  Automatic Re-Enrollment. At the termination of each offering, each Participant who continues to be eligible to participate in the Plan shall be automatically re-enrolled in the next offering, unless the Participant has withdrawn from the Plan in accordance with Section 9 hereof or is otherwise ineligible to participate in the next offering. Upon a termination of the Plan as a whole, any amount remaining in a Participant’s ESPP Balance shall be refunded to him or her as soon as practicable thereafter.

The Company may require Employees to complete and submit a new Enrollment/Change Form at any time it deems necessary or desirable to facilitate Plan administration (including during the Offering Period to which the Enrollment/Change Form relates) or for any other reason.

8.  Payroll Deductions and Adjustments to Deductions. At the time an Employee submits his or her authorization for a payroll deduction (by completing an Enrollment/Change Form), he or she shall elect to have a designated percentage (not less than one percent (1%)) of Eligible Compensation deducted on each payday during the time the Employee is a participant in an offering. The Employee may withdraw his or her initial Enrollment/Change Form before the Offering Period commences by completing the “Notice of Withdrawal” section of the Enrollment/Change Form and submitting it to the Company (or the Company’s designee) prior to the Offering Date for such Offering Period.

Payroll deductions for Participants shall commence on the Offering Date (or as soon as administratively practicable thereafter) and shall continue through subsequent offerings pursuant to Section 7. All payroll deductions authorized by a Participant shall be credited to the Participant’s ESPP Balance under the Plan. A Participant may not make any separate cash payment into such ESPP Balance.

A Participant may elect to increase or decrease his or her rate of payroll deductions with respect to future Offering Periods by completing the “Payroll Deduction Change” section of the Enrollment/Change Form and submitting it to the Company (or the Company’s designee) at any time prior to the Offering Date for such Offering Period. Such adjustment to the Participant’s payroll deduction will remain in effect for successive offerings unless participation is earlier withdrawn by the Participant as provided in Section 9 hereof or until the Participant’s termination of employment or the Participant is otherwise ineligible to participate in the Plan. A Participant may not elect to decrease his or her rate of payroll deductions to less than one percent (1%) of Eligible Compensation other than in connection with a withdrawal pursuant to Section 9 hereof.

Notwithstanding the foregoing, the Company may adjust the Participant’s payroll deductions at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code and the limitations of Section 5 hereof. Beginning with the next calendar year’s first offering, payroll deductions will recommence and be made in accordance with the Outstanding Election prior to such Company adjustment, unless the Participant withdraws in accordance with Section 9 or is otherwise ineligible to participate in such offering.

9.  Withdrawal from Offering Period After Offering Date. A Participant may withdraw from an offering after the applicable Offering Date, in whole but not in part, at any time prior to the first day of the last calendar month of such Offering Period by completing the “Notice of Withdrawal” section of the Enrollment/Change Form and submitting it to the Company (or the Company’s designee). If a Participant withdraws from an offering, the Participant’s Option for such offering will automatically be terminated, and the Company will refund in cash the Participant’s ESPP Balance for such offering as soon as practicable thereafter.

The Participant’s withdrawal from a particular offering shall be irrevocable. If an Employee wishes to participate in a subsequent offering, he or she will be required to re-enroll in the Plan by completing a new Enrollment/Change Form in accordance with Section 6.

10.  Method of Payment. Each Employee electing to purchase Common Shares shall authorize the withholding of a certain percentage of Eligible Compensation from his or her pay each payroll period during the Offering Period. Such deductions shall be in uniform periodic amounts in conformity with his or her employer’s payroll deduction schedule (subject to adjustments made in accordance with this Plan). The amount of each Participant’s payroll deductions shall be credited to such Participant’s ESPP Balance and used to purchase Common Shares on the last Trading Day of the Offering Period.

If in any payroll period a Participant has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her installment payment, then (i) the installment payment for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the dollar amount of Eligible Compensation shall be deemed to have been reduced by the amount of the reduction in the installment payment for such payroll period. Deductions of the full amount originally elected by the Participant will recommence when his or her pay is sufficient to permit such deductible amount; provided, however, no additional amounts will be deducted to satisfy the Outstanding Election.

11.  Holding Period. Promptly following the end of each Offering Period, the Common Shares purchased by each Participant pursuant to the Plan shall be deposited into the Participant’s Restricted Subaccount. A Participant will not be permitted to sell or otherwise dispose of the Common Shares while they are held in the Restricted Subaccount. Once the Holding Period has been satisfied, the Common Shares will be automatically transferred into the Unrestricted Subaccount and the Participant will be free to sell or otherwise dispose of the Common Shares, subject to any applicable transaction fees (although the Participant will not be permitted to transfer the Common Shares from his or her Unrestricted Account to another broker for a period of six (6) months following the end of the Holding Period (or such shorter or longer period as may be established by the Committee)). Notwithstanding the foregoing, in the event of a Change in Control, the Holding Period shall no longer apply and all Common Shares in such Participant’s Restricted Subaccount shall be automatically transferred to the Participant’s Unrestricted Subaccount (and the six (6)-month (or other applicable period) restriction described above shall not apply).

12.  Interest on Payments. No interest shall be paid on sums withheld from a Participant’s pay for the purchase of Common Shares under this Plan.

13.  Rights as Shareholder. A Participant will become a shareholder with respect to Common Shares that are purchased pursuant to Options granted under the Plan when such Common Shares are transferred to the Participant on the books and records of Alterra Capital. In no event may Common Shares be purchased pursuant to an Option more than 27 months after the Offering Date. Ownership of Common Shares purchased under the Plan will be entered on the books and records of Alterra Capital as soon as administratively practicable after payment for the Common Shares has been received in full by Alterra Capital. Common Shares purchased by a Participant under the Plan will be issued to such Participant’s Account as soon as practicable after such Participant becomes a shareholder. A Participant will have no rights as a shareholder with respect to Common Shares for which an election to purchase has been made under the Plan until such Participant becomes a shareholder as provided above.

14.  Rights to Purchase Common Shares Not Transferable. A Participant’s rights under his or her election to purchase Common Shares under this Plan may not be sold, pledged, assigned, or transferred in any manner. If a Participant’s rights are sold, pledged, assigned, or transferred in violation of this Section 14, the right to purchase Common Shares of the Participant guilty of such violation shall terminate, and the only right remaining under such Participant’s election to purchase will be to receive a refund of the amount then credited to the Participant’s ESPP Balance.

15.  Deemed Cancellations.

(a)  Events Constituting a Deemed Cancellation.

(i)  Leave of Absence, Layoff or Temporarily Out of Active Service. A Participant who is granted an unpaid leave of absence, is laid off, or otherwise temporarily out of Active Service during the Offering Period without terminating employment shall be eligible to remain a Participant during such absence, for a period of no longer than 90 days or, if longer, so long as the Participant’s right to reemployment with his or her employer is guaranteed either by statute or contract (but not beyond the last day of the Offering Period). The provisions of Section 10 hereof shall apply if the Participant has no pay or his or her pay is insufficient (after other authorized deductions) to cover the required installment payments during such absence. If a Participant does not return to Active Service upon the expiration of his or her leave of absence or lay-off or, in any event, within 90 days from the date of his or her leaving Active Service (unless the Participant’s right to reemployment with his or her employer is guaranteed either by statute or contract), his or her election to purchase Common Shares shall be deemed to have been cancelled on the 91st day after such Participant’s leaving Active Service.

(ii)  Termination of Employment. If, before Common Shares have been purchased on behalf of a Participant under the Plan, he or she resigns, is dismissed or transferred to a company other than Alterra Capital or a Participating Subsidiary, or if the entity by which he or she is employed should cease to be a Participating Subsidiary, his or her election to purchase Common Shares shall be deemed to have been cancelled at that time; provided, however, that the Committee in its sole discretion may in lieu thereof specify that there shall be a “substitution or assumption” (and not a deemed cancellation) of an election to purchase Common Shares if the Committee determines that a company or entity and Alterra Capital have made satisfactory arrangements for such company or entity to substitute a new option for the Option under such election to purchase, or to assume such Option under such election to purchase Common Shares, by reason of a transaction: (A) that is a corporate merger, amalgamation, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, as defined in Section 424(a) of the Code and regulations thereunder (including a spin-off, split-up or similar transaction); (B) pursuant to which the excess of the aggregate fair market value of the Common Shares subject to the new option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all Common Shares subject to the Option immediately before the substitution or assumption over the aggregate option price of such

Common Shares; and (C) pursuant to which the new option or the assumption of the Option does not give the Participant additional benefits which he or she did not have under the Option.

(iii)  Death of a Participant. If a Participant dies before Common Shares have been purchased on his or her behalf under the Plan, his or her election to purchase Common Shares shall be deemed to have been cancelled on the date of death. As soon as administratively practicable after the death of a Participant, the amount then credited to the Participant’s ESPP Balance shall be paid in cash to the beneficiary or beneficiaries designated by the Participant on a beneficiary designation form filed with Alterra Capital before such Participant’s death or, in the absence of an effective beneficiary designation, to the executor, administrator or other legal representative of the Participant’s estate.

(b)  Terms and Conditions of a Deemed Cancellation. In the event that a Participant’s election to purchase Common Shares is deemed to be cancelled as defined above in this Section 15, the Participant shall be withdrawn from Plan participation and cease to be a Participant, and the Company will refund in cash the Participant’s entire ESPP Balance for such offering as soon as administratively practicable thereafter.

(c)  Terms and Conditions of a Substitution or Assumption. If the Committee determines under Section 15(a)(ii) of the Plan to provide a substitution or assumption of Options granted hereunder, the Participant shall have no further rights under this Plan and the Participant’s rights, if any, to his or her ESPP Balance or to purchase any property in lieu of Common Shares shall be governed exclusively by the arrangements effecting such substitution or assumption including any stock purchase plan of the company or entity substituting a new option for an Option or assuming an existing Option.

16.  Application of Funds/Funding. All funds received by Alterra Capital in payment for Common Shares purchased under this Plan and held by Alterra Capital at any time may be used for any valid corporate purpose. Participants shall have no interest in the Common Shares purchasable under the Plan until payment has been completed on the last Trading Day of the applicable Offering Period. The Plan provides only an unfunded, unsecured promise by the Company to pay money or property in the future. Except with respect to Common Shares purchased on the last Trading Day of an Offering Period, a Participant shall have no greater rights than an unsecured creditor of the Company.

17.  No Employment/Service Rights. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the employ of the Company or a Participating Subsidiary for any period of specific duration, and does not affect any right the Company or a Participating Subsidiary may have to terminate such person’s employment at any time, with or without cause (provided this is in accordance with applicable laws). Under no circumstances will any Employee ceasing to be an employee or executive director be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he or she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

18.  Commencement of Plan. This Plan shall commence on July 1, 2008.

19.  Government Approvals or Consents. This Plan and any offering and sales of Common Shares to Employees under it are subject to any governmental or regulatory approvals or consents that may be or become applicable in connection therewith.

20.  Amendment of the Plan. The Committee may amend the Plan at any time, including, without limitation, to make such changes as may be necessary or desirable, in the opinion of counsel for Alterra Capital, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state; provided, however, once the Plan has been approved by the Company’s shareholders, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 423 of the Code.

21.  Termination of the Plan. The Committee may terminate the Plan at any time. If the Plan terminates at the end of an Offering Period, the amount remaining in each Participant’s ESPP Balance shall be used to purchase Common Shares on the last Trading Day of the Offering Period and cash, if any, remaining in a Participant’s ESPP Balance shall be refunded to him or her. If the Plan terminates prior to the end of an Offering Period, the Participant’s entire ESPP Balance shall be distributed to such Participant in cash as soon as practicable after such termination.

22.  Section 423 of the Code. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

23.  Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the conflict of laws rules).

24.  Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.

PLEASE FOLD TO FIT INTO RETURN ENVELOPE

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Please Mark Here for Address
		Change or Comments		☐
SEE REVERSE SIDE

1a.	To elect W. Marston Becker to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1b.	To elect James D. Carey to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1c.	To elect K. Bruce Connell to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1d.	To elect W. Thomas Forrester to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1e.	To elect Meryl D. Hartzband to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1f.	To elect Willis T. King, Jr. to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1g.	To elect James H. MacNaughton to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1h.	To elect Stephen F. Newhouse to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1i.	To elect Michael O’Reilly to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1j.	To elect Andrew H. Rush to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1k.	To elect Mario P. Torsiello to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
1l.	To elect James L. Zech to the Board of Alterra Capital Holdings Limited to serve until the annual meeting of the shareholders in 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.

To ratify the appointment of KPMG as the independent auditors of Alterra Capital Holdings Limited for 2012 and authorize the Board of Alterra Capital Holdings Limited to set the remuneration of the independent auditors.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To cast a non binding advisory vote on Alterra Capital Holdings Limited’s executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To approve an amendment to the Employee Stock Purchase Plans that would increase the number of shares authorized for issuance by 500,000 in aggregate.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN WITNESS WHEREOF, the undersigned has executed this Proxy on this ___day of _____ 2012.

Business Entity:

(Print name of corporation, partnership or other business entity)

By:

Name:
Title:

Individual:

(Print name of individual)

(Signature)

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title.

PLEASE FOLD TO FIT INTO RETURN ENVELOPE

Vote by Internet or Mail
24 Hours a Day, 7 Days a Week
Internet voting is available through 1:00 PM Atlantic Time
on the business day prior to the annual meeting.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		MAIL
http://www.proxyvoting.com/alte		Mark, sign and date your
Use the Internet to vote your proxy. Have your	OR	proxy card and return it
proxy card in hand when you access the website.		in the enclosed postage-paid envelope.

If you vote your proxy by Internet,
you do NOT need to mail back your proxy card.

You can view the Proxy Statement and Annual Report
on the Internet at http://www.ourmaterials.com/alterra

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

PROXY

Alterra Capital Holdings Limited
ANNUAL GENERAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carol S. Rivers and Bernard K. Asirifi, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the Common Shares of Alterra Capital Holdings Limited held in the name of the undersigned at the close of business on February 29, 2012, at the Annual Meeting of Shareholders to be held on May 8, 2012, at 1:00 PM (Atlantic Time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

Address Change/Comments (Mark the corresponding box on the reverse side)